Filed Pursuant to Rule 424(b)(5)
Registration No. 333-214579

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 18, 2018

PROSPECTUS SUPPLEMENT
(To prospectus dated November 10, 2016)

Maximum of      Series B Units consisting of      Shares of Series B Preferred Stock

We are offering on a best-efforts basis up to      shares of our Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). Each share of Series B Preferred Stock will have an initial liquidation preference (the “Series B Liquidation Preference”) of      Israeli new shekels (“ILS”) per share, which will be converted, for all purposes of computations based on the Series B Liquidation Preference to U.S. dollars (“USD”), at the Initial Exchange Rate (as defined herein). Our Series B Preferred Stock will be sold in units (the “Series B Units”), with each Series B Unit consisting of ten shares of our Series B Preferred Stock.

Our Series B Preferred Stock will rank, with respect to distributions, senior to our common stock, par value $0.01 per share (“common stock”), except with respect to, and only to the extent of, the Initial Dividend (as defined herein), with respect to which it will rank junior, and junior to our 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”). Holders of our Series B Preferred Stock will have extremely limited voting rights.

Following the results of the Early Bidding Process (as defined herein), which are set forth in “Plan of Distribution” in this prospectus supplement, we are offering the Series B Units to the public at a price no less than ILS      (approximately $     USD as of     , 2018) (the “Minimum Price”). The offering price will be determined in a tender process conducted pursuant to the Israeli Securities Law of 1968 and regulations promulgated under such law as well as the rules of the Tel Aviv Stock Exchange Ltd. (the “TASE”). Unless the offering is fully subscribed at a price higher than the Minimum Price, the offering will be priced at the Minimum Price. For further details, see “Plan of Distribution” in this prospectus supplement. We have appointed a member of the TASE to act as our offering coordinator to administrate the offering.

There is no established trading market for our Series B Preferred Stock. Although we have applied for the listing of our Series B Preferred Stock on the TASE, and for the listing of our common stock on the TASE, the development of a trading market in Israel cannot be assured. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “GNL,” and the last reported sale price of our common stock on the NYSE on, 2018 was $     per share.

The proceeds of the offering will be held in escrow for the benefit of potential investors until the closing of the offering or termination. For further details, see “Plan of Distribution” in this prospectus supplement.

Our capital stock, including the Series B Preferred Stock, is subject to certain restrictions on ownership and transfer that are necessary for us to preserve our status as a real estate investment trust for U.S. federal income tax purposes (“REIT”). See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus for more information about these restrictions.

Investing in our securities involves risks, including those that are described in the “Risk Factors” section beginning on page S-15 of this prospectus supplement as well as the risk factors contained in the accompanying prospectus and the reports and information we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein and therein.

Neither the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Series B Unit(1)	Estimated Maximum Offering(1)
Public offering price(2)	$	$
Distribution commissions(3)	$	$
Proceeds, before expenses, to us	$	$

(1)	As converted from ILS to USD at the representative exchange rate of ILS per USD, as published by the Bank of Israel on its website on , 2018.
(2)	Initial gross proceeds from the sale of the Series B Preferred Stock are estimated based upon the Minimum Price assuming the maximum number of Series B Units offered in the offering are sold.
(3)	The distribution commissions are expected to be % of gross proceeds, as described in “Plan of Distribution” in this prospectus supplement.

We have engaged Value Base Underwriting and Securities Distribution Ltd. (“Value Base”) to act as the distributor for the offering in Israel. Value Base is under no obligation to sell any of the Series B Preferred Stock and will not be obligated to purchase any of the Series B Preferred Stock.

The date of this prospectus supplement is            , 2018

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in the Series B Units and Series B Preferred Stock. These documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of the offering of Series B Units and Series B Preferred Stock. The accompanying prospectus contains information about our securities generally, some of which does not apply to the Series B Units and Series B Preferred Stock covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

You should read and consider all information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus of ours required to be filed with the SEC. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not making an offer to sell the Series B Units or Series B Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement and the accompanying prospectus, all references to “we,” “us,” “our,” and the “Company” mean Global Net Lease, Inc., its consolidated subsidiaries, including Global Net Lease Operating Partnership, L.P., a Delaware limited partnership, our “operating partnership” and other entities controlled by Global Net Lease, Inc. Our “Advisor” means Global Net Lease Advisors, LLC, a Delaware limited liability company, our external advisor. Our “Property Manager” means Global Net Lease Properties, LLC, a Delaware limited liability company, our property manager.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2017 contain forward-looking statements. We intend for these forward looking statements to be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions or factors, new information, the occurrence of unanticipated or future events, changes to future operating results over time or other changes, except as required by law.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	All of our executive officers are also officers, managers, employees or holders of a direct or indirect controlling interest in our Advisor and other entities affiliated with AR Global Investments, LLC (“AR Global”), the successor business to AR Capital, LLC. As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investment programs advised by affiliates of AR Global and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.
•	Because investment opportunities that are suitable for us may also be suitable for other investment programs advised by affiliates of AR Global, our Advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and these conflicts may not be resolved in our favor.
•	We are obligated to pay fees which may be substantial to our Advisor and its affiliates.
•	We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants.
•	Increases in interest rates could increase the amount of our debt payments.
•	We may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due.
•	Adverse changes in exchange rates may reduce the value of our properties located outside of the United States (“U.S.”).
•	Our Advisor may not be able to identify a sufficient number of property acquisitions satisfying our investment objectives on acceptable terms and prices, or at all.
•	We may be unable to continue to raise additional debt or equity financing on attractive terms, or at all, and there can be no assurance we will be able to fund the acquisitions contemplated by our investment objectives.

•	Provisions in our revolving credit facility and the related term loan facility, which together comprise our senior unsecured multi-currency credit facility (our “credit facility”), may limit our ability to pay dividends to holders of our common stock and preferred stock, including distributions to holders of Series B Preferred Stock.
•	We may be unable to pay or maintain cash dividends on our common stock and preferred stock, or increase dividends over time.
•	We may not generate cash flows sufficient to pay dividends to our stockholders or fund our operations, as such, we may be forced to borrow at unfavorable rates to pay dividends to our stockholders or fund our operations.
•	Any dividends that we pay on our common stock or preferred stock may exceed cash flow from operations, reducing the amount of capital available to invest in properties and other permitted investments.
•	We are subject to risks associated with our international investments, including risks associated with complying with and changes in foreign laws, fluctuations in foreign currency exchange rates and inflation.
•	We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the U.S. and Europe from time to time.
•	We may fail to continue to qualify as a REIT which would result in higher taxes, may adversely affect operations and would reduce the trading price of our common stock and preferred stock, and our cash available for dividends.
•	We may be exposed to risks due to a lack of tenant diversity, investment types and geographic diversity.
•	The revenue derived from, and the market value of, properties located in the United Kingdom and continental Europe may decline as a result of the United Kingdom’s discussions with respect to exiting the European Union (the “Brexit Process”).
•	We may be exposed to changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of U.S. or international lending, capital and financing markets, including as a result of the Brexit Process.
•	We may be adversely affected by the factors included in our Annual Report on Form 10-K for the year ended December 31, 2017 and under the heading “Risk Factors” on page S-15 of this prospectus supplement.

SUMMARY

This summary highlights selected information about us. The summary is not complete and may not contain all the information that may be important to you in deciding to invest in the Series B Units and Series B Preferred Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated herein and therein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2018 before making an investment decision.

The Company

We are a publicly-traded REIT that owns and operates commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net-leased commercial properties. We may also originate or acquire first mortgage loans, mezzanine loans, preferred equity or securitized loans secured by real estate. We have elected and qualified to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2013. On June 2, 2015, we listed shares of our common stock on the NYSE under the symbol “GNL.”

As of March 31, 2018, we owned 327 properties consisting of 23.7 million rentable square feet, which were 99.5% leased, with a weighted-average remaining lease term of 8.6 years. Based on the percentage of annualized straight-line rent as of March 31, 2018, 49.1% of our properties are located in the U.S. and 50.9% of our properties are located in Europe. As of March 31, 2018, we did not own any first mortgage loans, mezzanine loans, preferred equity or securitized loans.

Our goal is to acquire $500.0 million of properties during the year ending December 31, 2018. During the three months ended March 31, 2018, we acquired six properties for a purchase price of $64.3 million. On May 16, 2018, we acquired five properties for an aggregate purchase price of $83.0 million. To fund this amount and closing costs, we borrowed approximately $85.0 million under our revolving credit facility and added the acquired properties to the pool of eligible unencumbered real estate assets owned by us in order to increase the availability of borrowings under our revolving credit facility which is based on, among other things, the value of this pool of assets. As of March 31, 2018 and based on prevailing exchange rates on that date, approximately $342.0 million was outstanding and approximately $60.4 million was available for future borrowings under our revolving credit facility. Following our borrowings on May 16, 2018 and based on prevailing exchange rates on that date, approximately $423.5 million was outstanding under our revolving credit facility. While we generally only calculate the availability for future borrowings under our revolving credit facility on a quarterly basis, we expect that the amount available for future borrowings thereunder was significantly reduced following the transactions that occurred on May 16, 2018. In addition, we have signed definitive agreements to acquire four net lease industrial and distribution properties, all located in the United States, for an aggregate purchase price of $160.9 million (the “Pending Acquisitions”). The Pending Acquisitions are expected to close in stages by October 2018. The Pending Acquisitions are subject to conditions, and there can be no assurance they will be completed on their current terms, or at all. See “Estimated Use of Proceeds'' for further information regarding the Pending Acquisitions.

Substantially all of our business is conducted through our operating partnership. We have retained our Advisor to manage our affairs on a day-to-day basis. Our properties are managed and leased by our Property Manager. On August 8, 2015, we entered into a service provider agreement with the Advisor and Moor Park Capital Partners LLP (the “Service Provider”), pursuant to which the Service Provider agreed to provide, subject to the Advisor’s oversight, certain real estate related services, as well as sourcing and structuring of investment opportunities, performing due diligence, and arranging debt financing and equity investment syndicates, solely with respect to investments in Europe. On January 16, 2018, we notified the Service Provider that it was being terminated, and this termination became effective as of March 17, 2018. Additionally, as a result of our termination of the Service Provider, the property management and leasing agreement among an affiliate of the Advisor and the Service Provider terminated by its own terms. As required under its existing advisory agreement with us, the Advisor and its affiliates will continue to manage our affairs on a day-to-day basis (including management and leasing of our properties) and will remain responsible for managing and providing other services with respect to our European investments. The Advisor, together with its service providers, assumed full management responsibility of our European real estate portfolio effective when the termination of the Service Provider became effective. Since then, the Advisor has built a European-focused management team and engaged third-party service providers to assume certain duties previously performed by the Service Provider.

We maintain our principal executive office at the office of our Advisor located at 405 Park Avenue, 4th Floor, New York, New York 10022. Our Investor Relations telephone number is (917) 475-2153. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

The Offering

Issuer
Global Net Lease, Inc., a Maryland corporation
Preferred Stock Offered by Us
Up to shares of Series B Preferred Stock as part of the up to Series B Units that will be offered in the offering.
Ranking
The Series B Preferred Stock will rank, relative to our existing capital stock, with respect to rights to the payment of dividends and other distributions:
• senior to our common stock, except with respect to, and only to the extent of, the Initial Dividend (as defined herein); and
• junior to our Series A Preferred Stock, in all respects, and junior to our common stock, with respect to, and only to the extent of, the Initial Dividend.
The Series B Preferred Stock will rank, relative to our existing capital stock, with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•

senior to our common stock, both (i) to the extent of the Series B Liquidation Preference, and (ii) following payment to holders of our common stock of an amount equal to any unpaid Initial Dividend, to the extent of any accrued and unpaid Series B Preferred Distributions (as defined herein);

• on parity with our Series A Preferred Stock, to the extent of the Series B Liquidation Preference; and

•

junior to our Series A Preferred Stock and junior to our common stock, only to the extent of, the Initial Dividend (in each case with respect to any accrued and unpaid Series B Preferred Distributions).

Liquidation Preference
Each share of Series B Preferred Stock will have an initial Series B Liquidation Preference of 100 ILS per share, which will be converted, for all purposes of computations based on liquidation preference (e.g., amounts of distributions, redemption price, etc.) to USD, at an exchange rate (the “Initial Exchange Rate”), equal to the weighted average of the ILS/USD exchange rates of all the transactions as determined and completed by the Bank(s) (as defined herein) through which the proceeds from the offering that are not used to pay expenses denominated in ILS are converted to USD on a date (the “Conversion Date”) that is no later than 11:59 p.m. Israel Time on the first TASE Trading Day (as defined herein) on which the NYSE is also open for trading following the Date of Issuance (as defined herein).
“TASE Trading Day” means any day on which the TASE is open for trading.
For purposes of all exchange rate applications, the “Bank” means, at our selection for a given transaction, one of the commercial banks (including their subsidiaries) or foreign bank branches as published from time to time by the Bank of Israel on its website.
We will publish (i) the Initial Exchange Rate, (ii) the initial Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate), and (iii) the 2018 Initial Dividend (as defined herein) in our Current Report on Form 8-K filed with the SEC and with the Israel Securities Authority (the “ISA”) after consummation of the offering. Thereafter, the Series B Liquidation Preference will be subject to appropriate adjustment in relation to certain events that occur within ten TASE Trading Days prior to a redemption of the Series B Preferred Stock, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as set forth in the Articles Supplementary reflecting the classification and designation of Series B Preferred Stock, the form of which is attached as Annex A to this prospectus supplement (the “Series B Articles Supplementary”).
Distributions
Subject to the exceptions described herein, the holders of our Series B Preferred Stock are entitled to receive, if, as and when authorized by our board of directors and declared by us out of legally available funds, cumulative cash distributions in ILS on each share of Series B Preferred Stock (the “Series B Preferred Distribution”) in an annual amount based on an annual rate of % of the Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate), which rate is subject to increase as described below. We will be permitted to pay a portion or all of the Series B Preferred Distribution out of legally available funds in respect of a given fiscal year only if the following conditions (the “Series B Distribution Conditions”), are satisfied:
• we must have declared the entire Initial Dividend (as defined herein), if any, with respect to our common stock for such fiscal year;

•

we must have declared and paid (or declared and set apart for payment) full cumulative dividends equal to the amount of all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods; and

•

we must have paid in such fiscal year dividends on our common stock in an amount equal to or greater than the product of (i) the Initial Dividend multiplied by (ii) a fraction, the numerator of which is the number of quarters that have passed since the beginning of that fiscal year (including the current quarter) and the denominator of which is four.

The “Initial Dividend” for a given fiscal year is a minimum annual amount, in USD, that is announced by us prior to the end of the prior fiscal year; provided, that the Initial Dividend for the 2018 fiscal year (the “2018 Initial Dividend”) will be announced by us after consummation of the offering. While there are no limitations on the maximum amount of the Initial Dividend that can be paid in a particular fiscal year, it is our intention that we would not announce an Initial Dividend for any given fiscal year that, based on the information then reasonably available to us at the time of announcement, we believe would cause us to be unable to make a future distribution on our Series B Preferred Stock or on any other outstanding share of preferred stock. In certain circumstances, the Initial Dividend will be $0, as described in “Description of the Series B Preferred Stock — Series B Preferred Stock — Distributions” in this prospectus supplement.
Subject to the discussion above, the Series B Preferred Distribution, if declared for any given fiscal year, will be paid annually on the Series B Preferred Distribution Payment Date (as defined herein) to holders of record of the Series B Preferred Stock as of the close of business on the applicable record date. At the time we declare the Series B Preferred Distribution for a given year, we will announce a record date for such Series B Preferred Distribution that is no earlier than five TASE Trading Days following the date of such declaration and no later than December 31 of such year (the “Series B Distribution Record Date”). The “Series B Preferred Distribution Payment Date” will be, at our selection, a date no earlier than December 1 of the year for which such distribution was declared and no later than January 31 of the year following the year for which such distribution was declared. Accordingly, the first Series B Preferred Distribution will represent accrual of dividends for less than one year, covering the period from, and including, the Date of Issuance to December 31, 2018.
If we fail to pay or declare the Series B Preferred Distribution for a given year (in full), the annual rate of the Series B Preferred Distribution will increase by % each year, effective beginning January 1 of the year following the year for which such Series B Preferred Distribution was not paid or declared (in full), up to a maximum annual rate of %. This increased annual rate will remain in effect until the next year in which the accrued and unpaid Series B Preferred Distributions for all past periods has been paid in full as of January 31, in which case the annual rate of the Series B Preferred Distribution will revert to % effective as of January 1 of that year. We, in our sole discretion, may at any time set a record date and/or a payment date for any part of or all Series B Preferred Distributions in arrears that differs from the Series B Distribution Record Date or the Series B Preferred Distribution Payment Date, respectively.
We will not declare and pay any Series B Preferred Distribution to the extent prohibited by applicable law or our charter or if our results of operations, our general financing conditions, general economic conditions or other factors make it imprudent to do so.

On the Series B Preferred Distribution Payment Date, holders will receive payment, in ILS, at an exchange rate (the “Current Exchange Rate”) equal to the weighted average of the USD/ILS exchange rates of all the transactions (which shall be one or more) completed by the Bank(s) through which the payment is converted to ILS on the third TASE Trading Day preceding the Series B Preferred Distribution Payment Date.
Redemption at the Option of a Holder
From and after the fifth anniversary of the Date of Issuance (or at any time after we have failed to declare or pay (in full) the Series B Preferred Distribution when required to do so and any accrued and unpaid amounts required to have been declared and paid remain undeclared and unpaid), each holder will have the right to require us to redeem all or any of the shares of Series B Preferred Stock held by such holder at a redemption price equal to 100% of the Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate) plus, provided the Series B Distribution Conditions are satisfied at the effective time of redemption and we are otherwise permitted to pay Series B Preferred Distributions, any accrued and unpaid Series B Preferred Distributions through and including the last day of the quarter in which the redemption notice is validly submitted, which date is the effective date of the redemption. Any declared Series B Preferred Distribution for which a Series B Distribution Record Date occurs prior to the effective date of any redemption will not constitute a portion of the redemption price and will instead be paid on the applicable Series B Preferred Distribution Payment Date to the holder of record on the close of business on such Series B Distribution Record Date. Following the effective date of the redemption, such shares of Series B Preferred Stock so redeemed will no longer be deemed outstanding and the sole right of a holder with respect to such shares of Series B Preferred Stock will be the right to receive the redemption payment for such shares on the Holder Redemption Payment Date (as defined herein). A holder that requests us to redeem its shares of Series B Preferred Stock at a time when the Series B Distribution Conditions are not satisfied will forfeit any accrued and unpaid Series B Preferred Distributions as of the effective date of redemption.
If a holder of shares of Series B Preferred Stock exercises its redemption right, we will pay the redemption price, at our option and in our sole discretion, subject to TASE regulations, in cash, shares of our common stock or a combination thereof, valued as follows:
• in cash in ILS, based on the Current Exchange Rate on the third TASE Trading Day preceding the Holder Redemption Payment Date; and
• in shares of common stock with such value of common stock to be determined based on the Aggregate VWAP (as defined herein).

The “Holder Redemption Payment Date” for a given quarter is, (i) with respect to each of the first three quarters of the year, the 18th day of the month following the end of such quarter (April 18, July 18, or October 18, as applicable, or, if not a TASE Trading Day, the next succeeding TASE Trading Day) and (ii) with respect to the fourth quarter of the year, the Series B Preferred Distribution Payment Date occurring in the following January or, if none, another date in the following January announced by us. Regardless of the timing of the Holder Redemption Payment Date, the last day for any accrual on such redeemed shares will be the last day of the quarter preceding the Holder Redemption Payment Date. For more information on the payment of the redemption price by us in the event of redemption at the option of a holder, see “Description of the Series B Preferred Stock — Series B Preferred Stock — Redemption at the Option of a Holder” in this prospectus supplement.
However, if at the time of redemption by the holder any amount of dividends on our shares of Series A Preferred Stock is in arrears, or we are otherwise restricted by our charter, contractual obligations (including our credit facility) or applicable law from paying the redemption price in cash, we will pay the redemption price in shares of our common stock (unless the issuance of such shares of common stock would violate the restrictions on ownership and transfer of our capital stock or TASE regulations, in which case we will not be required to redeem such shares of Series B Preferred Stock). We will not pay any portion of the redemption price related to accrued and unpaid distributions if the Series B Distribution Conditions are not satisfied or we are otherwise not permitted to pay the Series B Preferred Distribution, in such case as of the effective date of the redemption, and such holder will forfeit any such accrued and unpaid Series B Preferred Distributions in connection with the redemption therewith.
Optional Redemption by the Company
We will have the right to redeem any or all shares of our Series B Preferred Stock from and after the fifth anniversary of the Date of Issuance. We may redeem such shares at a redemption price equal to the higher of (i) 100% of the Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate) plus an amount equal to any accrued and unpaid Series B Preferred Distributions through and including the last day of the quarter in which the Company Redemption Notice Date (as defined herein) for such redemption occurs (the “Distribution Cutoff Date”) and (ii) the Series B Market Price (as defined herein). Any declared Series B Preferred Distribution for which a Series B Distribution Record Date occurs before the Distribution Cutoff Date will not constitute a portion of the redemption price and will instead be paid on the applicable Series B Preferred Distribution Payment Date to the holder of record at the close of business on such Series B Distribution Record Date. The redemption shall be effective as of the Company Redemption Record Date (as defined herein).

Following the Company Redemption Record Date, such shares of Series B Preferred Stock so redeemed will no longer be deemed outstanding and the sole right of a holder with respect to such shares of Series B Preferred Stock will be the right to receive the redemption payment (which will not include any distributions that accrue after the Distribution Cutoff Date) for such shares on the Company Redemption Payment Date.
The “Company Redemption Payment Date” is the sixth day following the Company Redemption Record Date (or, if such date is not a TASE Trading Day, the following TASE Trading Day).
The “Company Redemption Record Date” for a given quarter is: (a) with respect to each of the first three quarters of the year, the first TASE Trading Day following the Holder Redemption Payment Date occurring in the following quarter, and (b) with respect to the fourth quarter of the year, the first TASE Trading Day following the Series B Preferred Distribution Payment Date occurring in the following January or, if none, such other date in the following January announced by us.
We have the right, at our option and in our sole discretion, subject to TASE requirements, to pay the redemption price in in cash (in ILS), shares of our common stock or a combination thereof, valued as described above in “— Redemption at the Option of a Holder.”
If for any given quarter the Series B Distribution Conditions are not met or the Series B Preferred Distribution is in arrears as of the end of such quarter, we will not be able to exercise our redemption right.
Fixed Charge Coverage Ratio
The terms of the Series B Preferred Stock may restrict our ability to issue additional shares of preferred stock. Prior to the fifth anniversary of the Date of Issuance, we may not issue any additional shares of preferred stock ranking senior to or on parity with the Series B Preferred Stock with respect to the payment of dividends, other distributions, liquidation, and/or dissolution or winding-up unless the Minimum Fixed Charge Coverage Ratio (as defined herein) is equal to or greater than 1.50:1.00 as of the last day of the Calculation Period (as defined herein). Our good faith determination of the applicable Minimum Fixed Charge Coverage Ratio shall be binding absent manifest error for purposes of this restriction.
Liquidation
Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, after payment or provision for our debts and other liabilities, our funds legally available for distribution to our stockholders will be distributed as follows:

•

first, pro rata to (i) holders of our Series B Preferred Stock, in an amount per share equal to the Series B Liquidation Preference, as converted to USD at the Initial Exchange Rate, (ii) holders of our Series A Preferred Stock, in an amount per share equal to the liquidation preference of our Series A Preferred Stock, plus an amount equal to all accrued and unpaid dividends (whether or not declared) on our Series A Preferred Stock, and (iii) holders of any other class or series of capital stock ranking on parity with our Series B Preferred Stock and Series A Preferred Stock with respect to rights upon our liquidation, winding-up or dissolution, to the extent provided by the terms of such class or series of capital stock;
• second, to holders of our common stock in an amount equal to the amount of any unpaid Initial Dividend;
• third, to holders of our Series B Preferred Stock in an amount equal to any accrued and unpaid Series B Preferred Distribution; and

•

fourth, to holders of our common stock and any other class or series of capital stock ranking junior to our Series B Preferred Stock with respect to rights upon our liquidation, winding-up or dissolution.

Any liquidation preference on our Series B Preferred Stock will be paid by us in ILS, based on the Current Exchange Rate on the last TASE Trading Day preceding the date of payment.
Voting Rights
Holders of Series B Preferred Stock have only limited voting rights as described below. We may not amend, alter or repeal our charter (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination) to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter by holders of outstanding shares of Series B Preferred Stock and holders of any other similarly-affected classes and series of preferred stock ranking on parity with the Series B Preferred Stock with respect to dividends and other distributions and the distribution of assets in the event of our voluntary or involuntary liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, voting together as a single class. Holders of Series B Preferred Stock will not have any voting rights in connection with any amendment, alteration or repeal or other change to any provision of our charter, including the Series B Articles Supplementary, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, if the Series B Preferred Stock remains outstanding with the terms thereof unchanged in all material respects or is exchanged for or converted into stock of the successor entity with substantially identical rights, taking into account that, upon the occurrence of an event described in this sentence, we may not be the surviving entity.

Listing
Although we expect that the Series B Preferred Stock will be listed on the TASE under the symbol “ ” by the second TASE Trading Day following the Conversion Date, no assurance can be given that a trading market will develop.
Estimated Use of Proceeds
We estimate that, if we sell the maximum number of Series B Units offered in the offering at the Minimum Price, we will receive net proceeds from the sale of the Series B Units in the offering of approximately $ million after deducting estimated offering expenses, including distribution commissions and expenses payable by us of approximately $ million. We intend to use the net proceeds from the offering to fund a portion of the purchase price for the Pending Acquisitions and other acquisitions, as well as for general corporate purposes. See “Estimated Use of Proceeds” in this prospectus supplement.
Restrictions on Ownership
Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock, including our preferred stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended (the “Code”), more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.
Risk Factors
An investment in the Series B Preferred Stock pursuant to the offering involves various risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement, and in the accompanying prospectus and the documents incorporated by reference herein and therein, before making an investment decision.
Where You Can Find More Information
Please refer to the section captioned “Where You Can Find More Information” in this prospectus supplement.
Tender Process
Concurrently with the filing of this prospectus supplement with the SEC, we are publishing this prospectus supplement and the accompanying prospectus with the ISA. An auction process (the “Tender Process”) will be used to determine the public offering price of our Series B Units offered in the offering (the “Unit Price”).
Customary with public offerings in Israel, the Tender Process is comprised of two steps. Prior to the date of the final prospectus supplement, we will hold an auction for Classified Investors (as defined herein) who submitted written commitments in the Early Bidding Process (as defined herein) to participate in the public tender. After a permit for publication of this prospectus supplement and the accompanying prospectus is received from the ISA, we will hold a public tender process that is open to all investors in Israel who desire to participate (the “Public Tender Process”).
We have appointed , a member of the TASE (the “Offering Coordinator”) to act as our offering coordinator to administer the offering. We will pay the Offering Coordinator a fixed fee of ILS (approximately $ USD as of , 2018) plus value added tax for its services based on a contractual arrangement.
We reserve the right to terminate the offering of our Series B Units at any time prior to our acceptance of any bids cast in the Public Tender Process and there can be no assurances that the Tender Process will be completed or that you will be able to purchase Series B Units as a result.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, you should carefully consider the following risks, the risks described in the accompanying prospectus and the documents incorporated by reference herein and therein, including in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2018, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to pay cash dividends to holders of our common stock and preferred stock, which could cause you to lose all or a significant portion of your investment in the Series B Preferred Stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Information Concerning Forward-Looking Statements” in this prospectus supplement.

Risks Related to the Series B Preferred Stock

The Authorized Entities (as defined herein) will not be bound by suitability for customers purchasing the Series B Units akin to FINRA Rule 2111.

To our knowledge, brokers, bank branches or other members of the TASE through which bids to purchase Series B Units will be submitted (the “Authorized Entities”) are not member firms or registered representatives of FINRA. As such, the Authorized Entities will not be subject to FINRA Rule 2111 (Suitability) which would require the registered representatives to take into account several factors such as the customer’s age, financial situation, and investment objectives, among others, before recommending investments to non-institutional, individual investors. Notwithstanding the foregoing, investment advisors in Israel are subject to the Israeli Regulation of Investment Advice, Investment Marketing and Portfolio Management Law, 5755-1995 that contains, among others, several provisions aimed at protecting the interest of investors, including a requirement to receive the investor approval for any transaction in securities that involves “high risk” (as defined therein).

Preferred stock investments are relatively new to Israel and there can be no assurance as to their acceptance and pricing by the Israeli market.

Until recently, Israeli legislation and the ISA’s guidance prohibited the issuance of preferred stock by public companies in Israel. There is no assurance that the offering will be accepted by the Israeli market or the price at which the Series B Preferred Stock will trade in the secondary market.

Listing on the TASE does not guarantee an active and liquid market for the Series B Preferred Stock will develop, and the market price and trading volume of the Series B Preferred Stock may fluctuate significantly.

There is no existing public market for our Series B Preferred Stock and there is no existing public market for our common stock in Israel. We do not intend to distribute and market our Series B Preferred Stock in the United States. Although we have applied for the listing of our Series B Preferred Stock on the TASE and for the listing of our common stock on the TASE, no assurance can be given as to the following:

•	the likelihood that, after approval for listing, an active trading market for these securities in those markets will develop or be sustained;
•	the liquidity of any such market;
•	the ability of holders of these securities to sell their securities; or
•	the prices that holders of these securities may obtain upon their sale.

If an active trading market does not develop, the market price and liquidity of the Series B Preferred Stock may be adversely affected. Even if an active public market is maintained, we cannot guarantee that the market price for the Series B Preferred Stock will equal or exceed the price you pay for your shares.

The market will determine the trading price for the Series B Preferred Stock and may be influenced by many factors, including:

•	actual or anticipated variations in our quarterly operating results;
•	changes in our funds from operations or earnings estimates, if any;
•	prevailing interest rates;
•	the market for similar securities;
•	our history of paying dividends on the Series B Preferred Stock, Series A Preferred Stock, common stock and other series or classes of stock;
•	additional issuances of the Series B Preferred Stock, Series A Preferred Stock, common stock or other classes or series of stock;
•	our financial condition, results of operations and prospects;
•	our underlying asset value;
•	investors’ perception of us and investor interest in our securities;
•	changes in market valuations of similar companies;
•	market reaction to any additional debt or preferred equity securities we incur or issue in the future;
•	future common stock issuances;
•	failure to maintain our REIT status;
•	additions or departures of key management personnel;
•	actions by institutional stockholders;
•	publication of research reports about us or the real estate industry;
•	the general reputation of REITs and the attractiveness of the Series B Preferred Stock in comparison to other equity securities, including securities issued by other REITs;
•	general economic and market conditions;
•	changes in tax laws; and
•	the occurrence of any of the other risk factors presented in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

The listing of our common stock on more than one stock exchange may result in price variations that could adversely affect liquidity of the market for our securities.

Our common stock is listed on the NYSE. We have applied for a listing of our common stock on the TASE. The dual-listing of our common stock may result in price variations of our common stock between the two exchanges due to a number of factors. First, trading in our common stock on these markets takes place in different currencies (USD on the NYSE and ILS on the TASE). In addition, the exchanges are open for trade at different times of the day and on different days. For example, the NYSE opens generally during U.S. business hours, Monday through Friday, while the TASE opens generally during Israeli business hours, Sunday through Thursday. The two exchanges also observe different public holidays. Differences in the trading schedules, as well as volatility in the exchange rate of the two currencies, among other factors, may result in different trading prices for our common stock on the two exchanges. Any decrease in the trading price of our common stock in one market could cause a decrease in the trading price of our common stock on the other market.

Although we believe the dual-listing of our common stock will be beneficial for us and holders of our securities, it may adversely affect liquidity and trading prices for our common stock on one or both of the exchanges as a result of circumstances that may be outside of our control. For example, transfers by investors of our common stock from trading on one exchange to the other could result in increases or decreases in liquidity and/or trading prices on either or both of the exchanges. In addition, investors could seek to sell or buy our common stock to take advantage of any price differences between the two markets through a practice referred to as arbitrage. Any arbitrage activity could create unexpected volatility in both the prices of and volumes of our common stock available for trading on either exchange.

The existing mechanism for the dual-listing of securities on the NYSE and the TASE may be eliminated or otherwise altered such that we may be subject to additional regulatory burden and additional costs.

Changes in the existing Israeli regulatory regime governing the dual-listing of securities traded on the NYSE and the TASE may impose significant regulatory burden or costs on us. If this dual-listing regime is eliminated or otherwise altered such that we are unable or unwilling to comply with the regulatory requirements, we may incur additional costs and we may consider delisting of our securities from the TASE.

We also expect to pay regulatory fees and additional reporting costs associated with having securities listed on the TASE, which will reduce the amount of cash available to pay dividends and other distributions, including the Series B Preferred Distribution.

In the event our common stock is delisted from the TASE, we are likely to delist our Series B Preferred Stock from the TASE.

In the event our common stock is delisted from the TASE for any reason, we are likely to delist our Series B Preferred Stock from the TASE and cease any reporting requirements in Israel. In such event, the holders of the Series B Preferred Stock will not be able to trade their Series B Preferred Stock on any exchange with an active market.

Our Series B Preferred Stock ranks, with respect to right to the payment of dividends and other distributions, junior to our Series A Preferred Stock, in all respects, and junior to our common stock, with respect to, and only to the extent of, the Initial Dividend.

The rights of the holders of shares of our Series A Preferred Stock and, with respect to, and only to the extent of the Initial Dividend, our common stock, will rank senior to the rights of the holders of shares of the Series B Preferred Stock as to dividends and other distributions. We will be permitted to declare and pay a portion or all of the Series B Preferred Distribution with respect to a given year only if the Series B Distribution Conditions are met. The Series B Distribution Conditions include requirements that we have declared and paid all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods and that we declare and pay the Initial Dividend, which for a given year is a minimum annual amount of common stock dividends for a fiscal year that will be announced by us at the end of the prior fiscal year. We are permitted to pay dividends on our common stock so long as we are current in the payment of the Series B Preferred Distribution and dividends on shares of our Series A Preferred Stock. If any amount of the Series B Preferred Distribution is in arrears and such amount has not been declared as of the last day of the preceding year, the Initial Dividend will be $0 USD and, for so long as such Series B Preferred Distribution is in arrears, we will not be permitted to pay any dividends on our common stock; however, we will not be prohibited from continuing to pay dividends on our Series A Preferred Stock.

While there are no limitations on the maximum amount of the Initial Dividend that can be paid in a particular year, it is our intention that we would not announce an Initial Dividend for any given year that, based on the information then reasonably available to us at the time of announcement, we believe would cause us to be unable to make a future distribution on our Series B Preferred Stock or on any other outstanding share of preferred stock.

The cash distributions received by holders of the Series B Preferred Stock may be less frequent or lower in amount than expected by such holders.

Our board of directors will determine the amount and timing of distributions on the Series B Preferred Stock. In making this determination, our board of directors will consider all relevant factors, including the amount of cash resources available for distributions, capital spending plans, cash flow, financial position, applicable requirements of the Maryland General Corporation Law (the “MGCL”) and any applicable contractual restrictions. We cannot assure that we will be able to consistently generate sufficient available cash flow to fund distributions on the Series B Preferred Stock, nor can we assure that sufficient cash will be available to make distributions on the Series B Preferred Stock. While the holders are entitled to receive, if, as and when authorized by our board of directors and declared by us out of legally available funds, the Series B Preferred Distribution, we cannot predict with certainty the amount of distributions holders of the Series B Preferred Stock may receive and we may be unable to pay any or all of the Series B Preferred Distribution from time to time. Our ability to pay the Series B Preferred Distribution is limited by the conditions discussed in “Description of the Series B Preferred Stock — Series B Preferred Stock — Distributions.”

Distributions made on the Series B Preferred Stock may be subject to U.S. withholding.

We do not expect to treat distributions with respect to our Series B Preferred Stock as being paid out of our earnings and profits if the sum of the dividends on the Series A Preferred Stock and the Initial Dividend exceeds our earnings and profits for each year. However, earnings and profits may be substantially higher than anticipated. This could occur, for example, if we engage in sales of assets that are not currently contemplated or our earnings and profits otherwise prove to be in excess of what we anticipated. In addition, it is possible distributions on the Series B Preferred Stock could be considered paid out of our earnings and profits if the Internal Revenue Service (the “IRS”) were to disagree with either the manner in which we intend to allocate earnings and profits, or we are not able to treat the entire amount of such Series B Preferred Distribution as paid on December 31 even though the Series B Preferred Distribution is paid in January of the following year and the amount of such Series B Preferred Distribution is in excess of such Series B Preferred Distribution’s allocable share of our earnings and profits in the year it is declared. Moreover, if the Initial Dividend is set to zero for a year due to, among other reasons as described in “Description of the Series B Preferred Stock — Series B Preferred Stock — Distributions” in this prospectus supplement, our failure to pay the Series B Preferred Distribution for the prior year, we expect that distributions made on our Series B Preferred Stock for such year will be paid out of our earnings and profits. Any distributions with respect to the Series B Preferred Stock that are paid out of earnings and profits will be subject to withholding. For a further discussion, see “Material U.S. Federal Income Tax Consequences” in this prospectus supplement.

In addition, if the portion of the Unit Price allocated to each share of Series B Preferred Stock is lower than the price at which our Series B Preferred Stock may be redeemed under certain circumstances (or if a non-U.S. stockholder is considered to have subscribed for its Series B Preferred Stock for less than such allocated portion of the Unit Price), this difference in price (the “redemption premium”) may be treated as a constructive distribution under Section 305(c) of the Code, unless the redemption premium is less than a statutory de minimis amount. The allocation of our earnings and profits to any constructive distribution described above is unclear. We believe it would be reasonable to take the position that any such constructive distribution should be allocated earnings and profits after earnings and profits are allocated first to dividends on our Series A Preferred Stock, the Initial Dividend and our Series B Preferred Distributions. Accordingly, unless our earnings and profits exceed the sum of the dividends on the Series A Preferred Stock, the Initial Dividend and the dividends on our Series B Preferred Stock paid during such year, we do not expect to treat any such constructive distributions as having been paid out of earnings and profits, and therefore do not expect to withhold on any such distributions in such year.

However, it is possible that any constructive distributions on our Series B Preferred Stock could be considered paid out of our earnings and profits if the IRS were to disagree with the manner in which we intend to allocate earnings and profits.

Any changes in Israeli taxation legislation or the position of the Israeli tax authorities with respect to the taxation of the Series B Preferred Stock may have material implications on the tax liability for Israeli investors holding our Series B Preferred Stock.

Israeli tax legislation currently does not regulate the taxation, including the withholding tax aspects, of preferred stock issued by non-Israeli REITs held by Israeli investors. The material Israeli tax consequences discussed in this prospectus supplement are based on a direct tax ruling that we expect to receive from the Israeli Tax Authority (the “ITA”), with respect to the offering of our Series B Preferred Stock. Changes in the ITA’s position described in the tax ruling or in applicable Israeli tax legislation may have material implications on the tax liability for Israeli investors holding our Series B Preferred Stock.

Certain Israeli investors in our Series B Preferred Stock may be subject to double withholding tax for payments which are not classified as a return of capital.

According to the tax ruling expected to be received for the offering from the ITA, no TASE member withholding any applicable Israeli withholding taxes will grant an Israeli tax credit to offset any tax withheld in the United States with respect to distributions on our Series B Preferred Stock. Therefore, in the event that any distribution on our Series B Preferred Stock is not classified as a return of capital for U.S. tax purposes (and, as a result, is subject to United States withholding tax), certain investors in our Series B Preferred Stock may be subject to withholding tax both in the United States and in Israel at a combined maximum rate for individuals of 50% of the payment. Nevertheless, such Israeli investors may receive a tax credit for such excess withholding tax by filing a tax return with the ITA at the end of any calendar year in which such double taxation occurs. For a further discussion, see “Material Israeli Tax Consequences” in this prospectus supplement.

Any payment of distributions, the redemption price or the liquidation preference of the Series B Preferred Stock will be subject to currency risk, which will be borne entirely by holders of the Series B Preferred Stock.

We operate within the United States and Europe, and our financial results are reported in USD, our functional currency. However, distributions on and payments related to our Series B Preferred Stock, although calculated and declared by us in USD, will be paid in ILS. As a result, holders of our Series B Preferred Stock will bear the currency risk associated with any distributions, redemption price or liquidation preference paid on shares of our Series B Preferred Stock. We will not adjust the terms of our Series B Preferred Stock to compensate for any changes in foreign currency exchange rates or policies.

The Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate) could be less than the initial Series B Liquidation Preference (as converted to USD at a then prevailing exchange rate), depending on fluctuations in exchange rates between USD and ILS. The Series B Liquidation Preference will also be subject to adjustment in relation to certain events as described in “Description of the Series B Preferred Stock — Series B Preferred Stock — Liquidation Preference.”

We will declare the amount of the Series B Preferred Distribution, if any, in USD no later than December 25 of any year for which our board of directors has authorized a Series B Preferred Distribution. Holders will receive payment, in ILS, at an exchange rate equal to the weighted average of the USD/ILS exchange rates of all the transactions (which shall be one or more) completed by the Bank(s) through which the payment is converted to ILS (the “Current Exchange Rate”) on the third TASE Trading Day preceding the Series B Preferred Distribution Payment Date, which will be, at our selection, a date no earlier than December 1 of the year for which such distribution was declared and no later than January 31 of the year following the year for which such Series B Preferred Distribution was declared. As a result, holders of our Series B Preferred Stock may be exposed to fluctuations in the USD/ILS exchange rate between the date on which the Series B Preferred Distribution is converted from USD to ILS and the Series B Preferred Distribution Payment Date. This currency risk may affect the value of our Series B Preferred Stock. Specifically, as the value of USD relative to ILS declines, the ILS equivalent of our distributions on Series B Preferred Stock declared in USD will also decline. Therefore, distributions received by holders of our Series B Preferred Stock will likely fluctuate each year, even if we pay the full Series B Preferred Distribution due and payable each year.

From and after the fifth anniversary of the Date of Issuance (or at any time after we have failed to declare or pay (in full) the Series B Preferred Distribution when required to do so and any accrued and unpaid amounts required to have been declared and paid remain undeclared and unpaid), each holder will have the right to require us to redeem, and we will also have the option to redeem, subject to conditions discussed in “Description of the Series B Preferred Stock — Series B Preferred Stock” in this prospectus supplement, on a quarterly basis, all or any of the shares of our Series B Preferred Stock. Whether we choose to pay the redemption price in cash, shares of our common stock or a combination thereof, the redemption price paid by us will be based on the Current Exchange Rate on the third TASE Trading Day preceding the date on which the redemption payment is due. As a result, holders of our Series B Preferred Stock will be exposed to fluctuations in the USD to ILS exchange rate for a period of up to three TASE Trading Days. Likewise, any amounts payable to a holder of our Series B Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs will be paid in ILS and will present the same currency risks.

We will not pay any portion of the redemption price related to accrued and unpaid Series B Preferred Distributions if the Series B Distribution Conditions are not satisfied.

From and after the fifth anniversary of the Date of Issuance (or at any time after we have failed to declare or pay (in full) the Series B Preferred Distribution when required to do so and any accrued and unpaid amounts required to have been declared and paid remain undeclared and unpaid), each holder will have the right to require us to redeem all or any of the shares of Series B Preferred Stock held by such holder at a redemption price equal to 100% of the Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate) plus, provided the Series B Distribution Conditions are satisfied and we are otherwise permitted to pay Series B Preferred Distributions as of the effective date of the redemption, any accrued and unpaid Series B Preferred Distributions through and including the effective date of the redemption. A holder that requires us to redeem Series B Preferred Stock at a time when the Series B Distribution Conditions are not satisfied will forfeit any accrued and unpaid Series B Preferred Distributions as of the effective date of redemption. If we will not be able to satisfy the Series B Distribution Conditions for a given quarter, we will announce such inability to satisfy of the conditions prior to the period of holder redemption as described in “Description of the Series B Preferred Stock — Series B Preferred Stock — Redemption at the Option of a Holder” in this prospectus supplement.

Your right to receive accrued and unpaid Series B Preferred Distributions will similarly be subject to the satisfaction of the Series B Distribution Conditions in connection with a Final Company Redemption (as defined herein) at our option (as described in “Description of the Series B Preferred Stock— Series B Preferred Stock — Redemption at the Option of a Holder”) and in connection with certain mergers, conversions, consolidations, transfers or conveyance of all or substantially all of our assets or other business combinations (as described in “Description of the Series B Preferred Stock— Series B Preferred Stock — Voting Rights”).

The Series B Preferred Distribution will cease to accrue on any shares of our Series B Preferred Stock that are redeemed, whether at our option or at the option of a holder, in advance of the date of payment for such redemption.

The effective date of redemption for any shares of our Series B Preferred Stock that are redeemed at the option of a holder in a given quarter will be the last day of the quarter in which the holder delivers a notice of redemption. Following such date, such shares of Series B Preferred Stock so redeemed will no longer be deemed outstanding, the Series B Preferred Distribution will cease to accrue on such shares of Series B Preferred Stock and the sole right of a holder with respect to such shares of Series B Preferred Stock will be the right to receive the redemption payment for such shares on the applicable redemption payment date.

The effective date of redemption for any shares of our Series B Preferred Stock that are redeemed at the option of the Company in a given quarter will be the Company Redemption Record Date, which for a given quarter is, (i) with respect to each of the first three quarters of the year, the first TASE Trading Day following the Holder Redemption Payment Date occurring in the following quarter and (ii) with respect to the fourth quarter of the year, the first TASE Trading Day following the Series B Preferred Distribution Payment Date occurring in the following January or, if none, such other date in the following January announced by us. However, the holders of shares so redeemed will no longer have a right to receive Series B Preferred Distributions with respect to such shares following the end of the quarter in which the Company Redemption Notice Date (as defined herein) occurs.

For further information regarding the timing of the notices of redemption and redemption payments, please refer to “Description of the Series B Preferred Stock — Series B Preferred Stock — Redemption at the Option of a Holder” and “Description of Our Capital Stock and Securities Offered — Series B Preferred Stock — Redemption at the option of the Company” in this prospectus supplement.

An investment in our Series B Preferred Stock by a holder whose home currency is not ILS entails significant risks.

An investment in securities that are denominated in, and all payment in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities (the “home currency”) entails significant risks not associated with a similar investment in a security denominated in the home currency. These risks include the possibility of significant changes in rates of exchange between the home currency of the holder and ILS, costs of conversion between the home currency of the holder and ILS, and the possibility of the imposition or subsequent modification of foreign exchange controls.

Any distributions on, or cash redemption price related to, our Series B Preferred Stock will be paid in ILS. In the past, rates of exchange between ILS and certain currencies have been highly volatile and volatility may occur in the future. However, past fluctuations in any particular exchange rate are not necessarily indicative of fluctuations in the rate that may occur in the future. As the value of ILS declines in relation to the home currency of a holder of our Series B Preferred Stock, such holder will experience a decrease in the yield associated with our Series B Preferred Stock and may experience a loss.

Provisions in our credit facility may limit our ability to pay distributions on shares of Series B Preferred Stock or redeem them in cash.

Provisions in our credit facility restrict our ability to pay distributions, including cash dividends or other distributions payable with respect to Series A Preferred Stock, Series B Preferred Stock and our common stock, or redeem or otherwise repurchase shares of our capital stock, including any redemption of Series B Preferred Stock, in an aggregate amount exceeding 95% of our Adjusted FFO (as defined in our credit facility) for any period of four consecutive fiscal quarters, except in limited circumstances, including that for one fiscal quarter in each calendar year, we may pay cash dividends or other distributions, make redemptions and make repurchases in an aggregate amount equal to no more than 100% of our Adjusted FFO. If we are not able to increase the amount of cash we have available to pay dividends and distributions in future periods, our ability to pay the Series B Preferred Distribution while complying with the restriction on our ability to pay distributions in our credit facility may be adversely affected. There can be no assurance that the Pending Acquisitions, or any alternative use of proceeds we may identify if the Pending Acquisitions are not completed, will increase the cash available to pay dividends and distribution to our stockholders. See “— We intend to use the net proceeds from the offering to fund a portion of the purchase price for the Pending Acquisitions, but there can be no assurance that the Pending Acquisitions will be completed, and, in those circumstances, management will have broad discretion as to the use of proceeds from the offering.”

Further, our credit facility prohibits us from paying distributions, including cash dividends or other distributions payable with respect to Series A Preferred Stock Series B Preferred Stock and our common stock, or redeeming or otherwise repurchasing shares of our capital stock, including any redemption of Series B Preferred Stock, after the occurrence and during the continuance of a default or an event of default under our credit facility, except in limited circumstances, including as necessary to enable us to maintain our qualification as a REIT. In addition, if we default under our credit facility in any way, we would be unable to borrow additional amounts thereunder, and upon the occurrence of an event of default under our credit facility, any amounts we have borrowed thereunder could become immediately due and payable.

The agreements governing any future borrowings may also include restrictions on our ability to pay dividends or other distributions, or make redemptions or repurchases.

We may not have sufficient cash available from operations to pay dividends or other distributions, and, therefore, dividends or other distributions may be paid from sources other than our cash flows from operations, including borrowings, which will result in us having fewer funds available for the acquisition of properties and other real estate-related investments.

Our ability to pay dividends or other distributions depends on the amount of cash available for paying dividends or other distributions, which depends on items such as current and projected cash requirements and tax considerations. As a result, we may not have sufficient cash available from operations to pay dividends or other distributions on our Series A Preferred Stock, Series B Preferred Stock or our common stock, including as required to maintain our status as a REIT. Therefore, we may need to borrow funds to pay cash dividends or other distributions, including as required to maintain our status as a REIT, which may cause us to incur additional interest expense as a result of an increase in borrowed funds for the purpose of paying dividends.

Historically, we have paid dividends in excess of our cash flow from operations. We cannot guarantee that we will be able to pay dividends or other distributions with respect to Series A Preferred Stock, Series B Preferred Stock or our common stock on a regular basis in the future. Our ability to pay dividends or other distributions in the future is dependent on our ability to operate profitably and to generate cash flows from our operations. If we do not generate sufficient cash flows from our operations to fund dividends or other distributions with respect to Series A Preferred Stock, Series B Preferred Stock or our common stock, we may have to reduce or suspend dividend payments, or pay dividends or other distributions from other sources, such as from borrowings or the sale of additional securities. Moreover, our board of directors may change our dividend policy, in its sole discretion, at any time. Any accrued and unpaid dividends payable with respect to Series A Preferred Stock become part of the liquidation preference thereof. Payment of any accrued and unpaid dividends payable with respect to Series B Preferred Stock upon our liquidation is subordinate to the payment of the full liquidation preference of our Series A Preferred Stock and our common stock, although only to the extent of, the Initial Dividend. See “Description of the Series B Preferred Stock — Distributions” for further details.

Our ability to pay dividends and other distributions is limited by the requirements of Maryland law.

Our ability to pay dividends and other distributions, in general and with respect to the Series B Preferred Stock specifically is limited by the laws of Maryland. Under the MGCL, we generally may not pay dividends or other distributions if, after giving effect to such dividend payment, we would not be able to pay our debts as our debts become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus, unless our charter permits otherwise (which it does with respect to the Series A Preferred Stock), the amount that would be needed, if we were dissolved at the time of the payment, to satisfy the preferential rights upon dissolution of our stockholders whose preferential rights are superior to those receiving the payment.

As a holder of Series B Preferred Stock, you have extremely limited voting rights.

Your voting rights as a holder of Series B Preferred Stock are extremely limited. Voting rights for holders of Series B Preferred Stock exist exclusively with respect to voting on amendments to our charter, including the Series B Articles Supplementary, that materially and adversely affect the rights of the Series B Preferred Stock.

While our Series A Preferred Stock also has voting rights which are limited (although not as limited as the voting rights of the Series B Preferred Stock), our common stock is the only class of our capital stock that has full voting rights. If, at our discretion, a holder of our Series B Preferred Stock is issued shares of our common stock upon redemption, such holder will be entitled to exercise the voting rights of holders of our common stock only as to matters for which the record date occurs on or after the effective date of redemption.

We have the right to redeem shares of Series B Preferred Stock after the fifth anniversary of the date of initial issuance.

From and after the fifth anniversary of the Date of Issuance, we will have the right (but not the obligation) to redeem any or all shares of the Series B Preferred Stock at a redemption price equal to the higher of (i) 100% of the Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate) plus an amount equal to any accrued and unpaid Series B Preferred Distributions as of the last day of the quarter in which we give notice of such redemption and (ii) the Series B Market Price. However, if for any given quarter the Series B Distribution Conditions are not met, or we are in arrears on the Series B Preferred Distributions, we will not be able to exercise our redemption right.

We have the right, at our option and in our sole discretion, subject to TASE regulations, to pay the redemption price in cash (in ILS), shares of our common stock (based on the Aggregate VWAP) or a combination thereof, as described in “Description of the Series B Preferred Stock — Series B Preferred Stock — Redemption at the Option of a Holder”.

Upon our liquidation, the Series B Preferred Stock is subordinate to our existing and future debt, and, in certain respects, to our Series A Preferred Stock and common stock.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, after payment or provision for our debts and other liabilities, our assets legally available for distribution to our stockholders will be distributed as follows:

•	first, pro rata to (i) holders of the Series B Preferred Stock, in an amount per share equal to the Series B Liquidation Preference, as converted to USD at the Initial Exchange Rate, (ii) holders of our Series A Preferred Stock, in an amount per share equal to the liquidation preference of the Series A Preferred Stock, plus an amount equal to all accrued and unpaid dividends (whether or not declared) on our Series A Preferred Stock, and (iii) holders of any other class or series of capital stock ranking on parity with our Series B Preferred Stock and Series A Preferred Stock with respect to rights upon our liquidation, winding-up or dissolution, to the extent provided by the terms of such class or series of capital stock;
•	second, to holders of our common stock in an amount equal to the amount of any unpaid Initial Dividend;
•	third, to holders of our Series B Preferred Stock in an amount equal to any accrued and unpaid Series B Preferred Distribution; and
•	fourth, to holders of our common stock and any other class or series of capital stock ranking junior to our Series B Preferred Stock with respect to rights upon our liquidation, winding-up or dissolution.

In addition, the Series B Preferred Stock ranks junior to all our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings.

We may incur additional indebtedness, which may impact our financial position, cash flow and ability to pay dividends on the Series B Preferred Stock.

We and our subsidiaries have incurred mortgage debt, as well as debt under our credit facility, which consists of our term loan facility and our revolving credit facility. We may incur additional indebtedness and become more highly leveraged, which may negatively impact our financial position, cash flow and ability to pay distributions on the Series B Preferred Stock. The availability of future borrowings under our revolving credit facility is based on the value of a pool of eligible unencumbered real estate assets owned by us and compliance with various ratios related to those assets. Increases in our borrowing could affect our financial condition and make it more difficult for us to comply with the financial covenants governing our indebtedness.

Your interests as a holder of Series B Preferred Stock could be diluted by the issuance of additional preferred stock and by other transactions.

Our board of directors has the power under our charter to classify any of our unissued shares of preferred stock, and to reclassify any of our previously classified but unissued shares of preferred stock of any class or series, from time to time, into one or more classes or series of preferred stock. We may issue common stock, convertible debt or preferred stock pursuant to subsequent public offerings or private placements. Investors in our Series B Preferred Stock or common stock who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own. In addition, depending on the terms and pricing of any future offerings and the value of our investments, such investors may experience dilution in the book value and fair market value of, and the amount of distributions paid on, their shares of Series B Preferred Stock and/or common stock, if any.

The Series B Preferred Stock ranks pari passu with any future series of equity securities that rank equally with the Series B Preferred Stock with respect to dividends and other distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs. The issuance of additional shares of preferred stock ranking equal or senior to the Series B Preferred Stock would dilute the interests of the holders of Series B Preferred Stock, and any issuance of shares of preferred stock senior to the Series B Preferred Stock or of additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series B Preferred Stock. These issuances could also adversely affect the trading price of the Series B Preferred Stock. Moreover, although the Series B Preferred Stock does limit our ability to issue any additional shares of preferred stock ranking senior to or on parity with the Series B Preferred Stock with respect to the payment of dividends and other distributions, and/or rights upon our liquidation, dissolution or winding-up unless the Minimum Fixed Charge Coverage Ratio is equal to or greater than 1.50:1.00 as of the last day of the Calculation Period, this limitation does not, assuming this ratio is satisfied, prevent us from issuing senior or parity preferred stock and the Series B Preferred Stock contains no provisions relating to or limiting our indebtedness, and the right of the holders of Series B Preferred Stock to vote on certain matters that would materially and adversely affect their rights, preferences, privileges and voting powers does not afford the holders of Series B Preferred Stock protection in the event of a highly leveraged change of control transaction, which could adversely affect the holders of Series B Preferred Stock. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage, a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Our charter contains restrictions upon ownership and transfer of the Series B Preferred Stock, which may impair the ability of holders to acquire the Series B Preferred Stock and the shares of our common stock upon redemption of Series B Preferred Stock, if we elect to pay the redemption price in shares of common stock.

Our charter contains restrictions on ownership and transfer of the Series B Preferred Stock and common stock that are intended to assist us in maintaining our qualification as a REIT for federal income tax purposes, including a prohibition on the beneficial or constructive ownership of more than 9.8%, in value of the aggregate of our outstanding shares of stock or 9.8% in number or in value, whichever is more restrictive, of any class or series of shares of our stock. See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the prospectus. These ownership limitations should be considered prior to purchasing our Series B Preferred Stock.

Holders of our securities are subject to inflation risk.

Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in our Series B Preferred Stock or common stock, or the income from that investment, will be worth less in the future. As inflation occurs, the real value of our Series B Preferred Stock and common stock may decline, and the value of our Series B Preferred Distribution will decline because the rate of distribution will remain the same.

If market interest rates go up, prospective purchasers of the Series B Preferred Stock or common stock may expect a higher distribution rate on their investment. Higher market interest rates would not, however, result in more funds for us to pay distributions and, to the contrary, would likely increase our borrowing costs and potentially decrease funds available for distributions, and higher interest rates will not change the distribution rate on the Series B Preferred Stock. Thus, higher market interest rates could cause the market price of the Series B Preferred Stock or common stock to decline.

We intend to use the net proceeds from the offering to fund a portion of the purchase price for the Pending Acquisitions, but there can be no assurance that the Pending Acquisitions will be completed, and, in those circumstances, management will have broad discretion as to the use of proceeds from the offering.

We intend to use the net proceeds from the offering to fund a portion of the purchase price for the Pending Acquisitions. Pending our use of the proceeds for the Pending Acquisitions, we intend to invest the proceeds in a variety of short-term, investment-grade and interest-bearing instruments. The Pending Acquisitions are expected to close in stages by October 2018. The Pending Acquisitions are subject to conditions, and there can be no assurance they will be completed on their current terms, or at all. However, the offering is not conditioned upon the completion of the Pending Acquisitions. If the Pending Acquisitions are not completed, we have not identified a specific alternative use for the net proceeds of the offering, and, under those circumstances, management will have broad discretion in the application of the net proceeds from the offering. There can be no assurance, however, that using the net proceeds from the offering to complete the Pending Acquisitions, or any alternative use of proceeds we may identify if the Pending Acquisitions are not completed, will increase our profitability, market value or the cash available for payment of dividends and distribution to our stockholders, which could adversely affect our ability to pay the Series B Preferred Distribution. See “— Provisions in our credit facility may limit our ability to pay distributions on shares of Series B Preferred Stock or redeem them in cash.”

It may be difficult for Israeli stockholders to obtain and enforce civil judgments against us and our directors, officers and experts.

We are a Maryland corporation and our principal executive offices are located in New York City. All of our assets are located outside of Israel. As a result, stockholders may have difficulty enforcing in Israel judgments they may obtain in an Israeli court against us.

Our common stock is listed on the NYSE, and we file reports with the SEC pursuant to the reporting requirements under U.S. law and regulations. Following the listing of our common stock on the TASE in connection with the closing of the offering, we will file in Israel copies of our SEC reports pursuant to leniencies under Israeli law for companies that are dual-listed on NYSE and the TASE. Likewise, the substantive laws regarding liability for our disclosures likely will be governed by U.S. law. The applicable reporting requirements and the substantive laws regarding liability for disclosures under U.S. law, in certain respects, are more lenient than those under Israeli law, arguably affording less protection for purchasers of our shares.

U.S. courts may refuse to hear a securities law claim of a non-U.S. investor who purchased our securities on the TASE. In addition, because our directors, officers and experts are located outside of Israel, it may be difficult serving legal process upon any of these persons or enforcing judgments you may obtain in Israeli courts against us or those persons in any action, including actions based upon the civil liability provisions of U.S. securities laws.

It may also be difficult to assert U.S. securities laws claims in original actions instituted in Israel. An Israeli court may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In particular, the Israeli Securities Law expressly authorizes Israeli courts to stay a securities lawsuit against a dual-listed company while a lawsuit on similar grounds is being adjudicated in a non-Israeli court.

If research analysts publish or establish target prices for our Series B Preferred Stock that are below the Series B Liquidation Preference, the price of our Series B Preferred Stock may decline.

Although the Series B Liquidation Preference may have little or no relationship to a price that would be determined using traditional indicators of value (such as our future prospects and those of our industry in general; our financial and operating information; multiples of revenue, earnings, cash flows and other operating metrics; market prices of our securities and other financial and operating information of companies engaged in activities similar to ours), research analysts may rely upon these valuation methods to establish target prices for our Series B Preferred Stock. If research analysts publish target prices for our Series B Preferred Stock that are below the Series B Liquidation Preference, the market price of our Series B Preferred Stock may decline.

Risks Related to the Tender Process

The Tender Process may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The Tender Process may result in a phenomenon known as the “winner’s curse.” At the conclusion of the Tender Process, bidders that receive allocations of our Series B Units in the offering (the “successful bidders”) may infer that there is little incremental demand for our Series B Units above or equal to the public trading price. As a result, successful bidders may conclude that they paid too much for our Series B Units and could seek to immediately sell their Series B Units to limit their losses should the price of our Series B

Preferred Stock decline. In this situation, other investors that did not submit successful bids may wait for this selling to be completed, resulting in reduced demand for our Series B Preferred Stock in the public market and a significant decline in the price of our Series B Preferred Stock. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in our Series B Preferred Stock shortly after our offering.

The Tender Process may result in a situation in which less price-sensitive investors play a larger role in the determination of the Unit Price and constitute a larger portion of the investors in the offering, and, therefore, the Unit Price may not be sustainable.

In a typical public offering, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments. Other investors typically have less access to this level of research and analysis, and, as a result, may be less sensitive to price when participating in the Tender Process. Because of the Tender Process, these less price-sensitive investors may have a greater influence in setting the Unit Price and may have a higher level of participation in our offering than is normal. This, in turn, could cause the Tender Process to result in a Unit Price that is higher than the price professional investors are willing to pay for our Series B Units. As a result, the market price of our Series B Preferred Stock may decrease once trading begins. Also, because professional investors may have a substantial degree of influence on the trading price of our Series B Preferred Stock over time, the price of our Series B Preferred Stock may decline and not recover after our offering. Furthermore, if the Unit Price is above the level that investors determine to be reasonable for our Series B Preferred Stock, certain investors might attempt to short sell the stock after trading begins, which would create additional downward pressure on the trading price of our Series B Preferred Stock.

Successful bidders may receive the full number Series B Units subject to their bids, so potential investors should not submit bids for more Series B Units than they are prepared to purchase.

Successful bidders may be allocated all or almost all of the Series B Units that they bid for in the auction. Therefore, we caution investors against submitting a bid that does not accurately represent the number of Series B Units that they are willing and prepared to purchase. Up to three bids may be submitted by a single bidder, and, in the case of a bidder who exceeds this limit, only the three highest offers will be considered. Multiple bids cast are independent of each other and, as a result, each of the three highest offers by a single bidder may result in an allocation of our Series B Units to such bidder. All bids submitted in the Public Tender Process (other than those subject to written commitments from the Early Bidding Process) are revocable until the earlier of 5:30 p.m. Israel time on the Date of Tender or the close of operating hours of the Authorized Entities through which bids are submitted on the date of Tender as provided in “Plan of Distribution — Submission of Bids in the Public Tender Process” in this prospectus supplement.

Changes in or the withdrawal of credit ratings issued by U.S. or Israeli statistical rating organizations could adversely affect our cost of financing or the market price of our securities.

Credit rating agencies may rate us or our Series B Preferred Stock from time to time based on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies may include maintaining, upgrading or downgrading the current rating or placing us or our Series B Preferred Stock on a watch list for possible future downgrading. Additionally, we may, in its sole discretion, determine to withdraw any existing credit rating at any time. A downgrade of the credit rating of us or our Series B Preferred Stock (or placement of the same on a watch list for possible future downgrading), or our decision to withdraw any such credit rating could limit our access to the credit markets, increase our cost of financing and/or have an adverse effect on the market price of our securities, including our Series B Preferred Stock.

The mechanics of the Tender Process make it difficult for persons not having an account with an Authorized Entity at the time of the Tender Process to place a bid for our Series B Units.

The Tender Process will be conducted in accordance with the Israeli Securities Law of 1968 and regulations promulgated thereunder as well as rules established by the TASE. Although the Tender Process is open to all persons who wish to participate, with the exception of the Early Bidding Process for Classified

Investors as described in “Plan of Distribution — Early Bidding by Classified Investors” in this prospectus supplement, bids for our Series B Units must be submitted through an Authorized Entity. This requirement may make it difficult and/or costly for persons without an account with an Authorized Entity to bid on our Series B Units. For a description of the Tender Process, including how to submit a bid for our Series B Units, see “Plan of Distribution” in this prospectus supplement.

There is no significant minimum offering amount required to consummate the offering.

We are offering up to      Series B Units on a “best efforts” basis and, other than the TASE’s minimum distribution requirement of 35 holders each holding shares of Series B Preferred Stock having a market value of at least 100,000 ILS, there is no minimum number of Series B Units which must be sold in order for us to consummate the offering. Accordingly, the net proceeds raised may not be sufficient for us to meet our business objectives. Moreover, if only a small amount of net proceeds is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering. Additionally, if few Series B Units are sold in the offering, but we nonetheless choose to complete the offering, there may not be enough shares to facilitate an active trading market for our Series B Preferred Stock. While Classified Investors have submitted written commitments in the Early Tender Process participate in the Public Tender Process in specified amounts and prices (as described in “Plan of Distribution — Early Bidding by Classified Investors” in this prospectus supplement), no assurance can be given that all of the Classified Investors will honor their commitments and participate in the Tender Process in those amounts and prices, if at all, or that we would be successful in enforcing such commitments if necessary.

ESTIMATED USE OF PROCEEDS

We are offering up to      Series B Units on a best-efforts basis. There is no assurance that we will sell any particular amount of the Series B Units offered in the offering. Assuming we sell all of the Series B Units offered in the offering at an offering price per Series B Unit of ILS      (approximately $     as of     , 2018), which is the Minimum Price, we estimate that we will receive net proceeds from the sale of the Series B Units in the offering of approximately $     million, after deducting estimated offering expenses payable by us of approximately $     million, early commitment fee discounts to Classified Investors of approximately $    , and distribution commissions of approximately $     million, as described in “Plan of Distribution” and the cover page in this prospectus supplement.

We intend to use the net proceeds from the offering to fund a portion of the purchase price for the Pending Acquisitions and other acquisitions, as well as for general corporate purposes. We have signed definitive agreements to acquire the Pending Acquisitions, as described in more detail in the table below, for an aggregate purchase price of $160.9 million. Pending our use of the proceeds for the Pending Acquisitions, we intend to invest the proceeds in a variety of short-term, investment-grade and interest-bearing instruments. The Pending Acquisitions are expected to close in stages by October 2018. The Pending Acquisitions are subject to conditions, and there can be no assurance they will be completed on their current terms, or at all. However, the offering is not conditioned upon the completion of the Pending Acquisitions. If the Pending Acquisitions are not completed, we have not identified a specific alternative use for the net proceeds of the offering, and, under those circumstances, management will have broad discretion in the application of the net proceeds from the offering. See Risk Factors — We intend to use the net proceeds from the offering to fund a portion of the purchase price for the Pending Acquisitions, but there can be no assurance that the Pending Acquisitions will be completed, and, in those circumstances, management will have broad discretion as to the use of proceeds from the offering.

Tenant	Expected Closing Date	Properties	Square Feet	Asset Type	Purchase Price (millions)	Location
DuPont Pioneer	Second Quarter of 2018	1	200,000	Industrial	$8.1	Spencer, Iowa
FedEx Freight	Second Quarter of 2018	1	21,574	Distribution	$6.5	Blackfoot, Idaho
Newell Rubbermaid	Third Quarter of 2018	1	668,592	Industrial	$21.4	Akron, Ohio
Penske Logistics, LLC	Fourth Quarter of 2018	1	606,000	Distribution & Cold Storage	$124.9	Romulus, Michigan
Total		4	1,496,166		$160.9

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends for the periods indicated. Dollar amounts are presented in thousands unless otherwise noted:

	Three Months Ended March 31, 2018	Historical Year Ended December 31
		2017	2016	2015	2014	2013
Earnings:
Pre-tax income/(loss) from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries	$5,882	$26,726	$51,999	$3,874	$(55,025)	$(6,989)
Add:
Interest expense	11,807	43,203	32,860	26,826	11,597	720
Amortization of deferred financing costs	901	4,420	6,698	8,527	3,753	250
Amortization of mortgage (discount) premium, net, and mezzanine discount	267	827	(437)	489	(498)	(1)
Earnings	$18,857	$75,176	$91,120	$38,738	$(40,173)	$(6,020)
Fixed Charges:
Interest expense	11,807	$43,203	$32,860	$26,826	$11,597	$720
Amortization of deferred financing costs	901	4,420	6,698	8,527	3,753	250
Amortization of mortgage (discount) premium	267	827	(437)	(489)	(498)	(1)
Fixed Charges	$12,975	$48,450	$39,121	$34,864	$14,852	$969
Preferred stock dividends	2,451	383	—	—	—	—
Combined fixed charges and preferred stock dividends	$15,426	$48,833	$39,121	$34,864	$14,852	$969
Ratio of earnings to fixed charges	1.45	1.55	2.33	1.11	*	*
Ratio of earnings to combined fixed charges and preferred stock dividends	1.22	1.54	2.33	1.11	*	*

*	For these periods, earnings were less than fixed charges and less than combined fixed charges and preferred stock dividends, and the coverage deficiency for each was approximately $55,025 and $6,989 for the years ended December 31, 2014 and 2013, respectively.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purposes of computing these ratios, “earnings” have been calculated by adding fixed charges to income (loss) before income taxes and subtracting preferred stock dividend requirements, where applicable. The “fixed charges” have been calculated as the sum of interest expensed and capitalized and amortized premiums, discounts, capitalized expenses related to indebtedness and preferred stock dividend requirements, as applicable. We had not issued any preferred stock prior to the year ended December 31, 2017 and therefore there are no preferred stock dividends included in the fixed charges for these periods other than for the year ended December 31, 2017.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

This description of the Series B Preferred Stock supplements the description of the general terms and provisions of our capital stock, including our preferred stock, contained in the accompanying prospectus under “Description of Capital Stock.” You should consult that general description for further information.

The following is a summary of the material terms and provisions of the Series B Preferred Stock. This summary is in all respects subject to, and qualified in its entirety by, reference to the applicable provisions of the Series B Articles Supplementary, the form of which is attached as Annex A to this prospectus supplement, our charter (which will include the final form of the Series B Articles Supplementary when filed with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”)) and our bylaws, each of which is available from us as described under “Where You Can Find More Information” of this prospectus supplement and is incorporated by reference in this prospectus supplement.

As used in this section, the terms “we,” “us,” “our” and “the Company” refer to Global Net Lease, Inc. and not to any of our subsidiaries.

General

Our charter authorizes us to issue up to 116,670,000 shares of stock, consisting of 100,000,000 shares of common stock and 16,670,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus supplement and without giving effect to the shares of Series B Preferred Stock offered in the offering, we had the following stock issued and outstanding: (i) 67,336,343 shares of common stock, and (ii) 5,411,326 shares of Series A Preferred Stock.

We will file an amendment to our charter increasing the number of shares of preferred stock we are authorized to issue and the Series B Articles Supplementary with the SDAT. After this amendment to our charter and the Series B Articles Supplementary are accepted for record and become effective, our authorized capital stock will be             shares of stock, consisting of 100,000,000 shares of common stock and     shares of preferred stock, including 13,409,650 shares of Series A Preferred Stock and     shares of Series B Preferred Stock.

Ranking

Our Series B Preferred Stock will rank with respect to rights to the payment of dividends and other distributions:

•	senior to our common stock, except with respect to, and only to the extent of, the Initial Dividend (as described herein), and senior to any other class or series of our capital stock, the terms of which expressly provide that our Series B Preferred Stock ranks senior to such class or series as to rights to the payment of dividends and other distributions;
•	on parity with each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series B Preferred Stock as to rights to the payment of dividends and other distributions;
•	junior to our Series A Preferred Stock, in all respects, and junior to our common stock, with respect to, and only to the extent of, the Initial Dividend; and
•	junior to any other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series B Preferred Stock as to rights to the payment of dividends and other distributions.

Our Series B Preferred Stock will rank, with respect to rights upon our liquidation, winding-up or dissolution:

•	senior to our common stock, both (i) to the extent of the Series B Liquidation Preference and (ii) following payment to holders of common stock of an amount equal to any unpaid Initial Dividend, to the extent of an amount equal to any accrued and unpaid Series B Preferred Distributions, and any other class or series of our capital stock, the terms of which expressly provide that our Series B Preferred Stock ranks senior to such class or series as to rights on our liquidation, winding-up and dissolution;

•	on parity with our Series A Preferred Stock, to the extent of the Series B Liquidation Preference, and any other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series B Preferred Stock as to rights on our liquidation, winding-up and dissolution;
•	junior to our Series A Preferred Stock and junior to our common stock, only to the extent of, the Initial Dividend (in each case with respect to any accrued and unpaid Series B Preferred Distributions); and
•	junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series B Preferred Stock as to rights on our liquidation, winding-up and dissolution.

In addition, as an equity security, our Series B Preferred Stock is junior to all our existing and future debt obligations.

Liquidation Preference

Each share of Series B Preferred Stock will have an initial “Series B Liquidation Preference” of 100 ILS per share of Series B Preferred Stock, which ILS will be converted for all purposes of computations based on liquidation preference (e.g., amounts of distributions, redemption price, etc.) to U.S. dollars (“USD”), at the Initial Exchange Rate, equal to the weighted average of the ILS/USD exchange rates of all the transactions as determined and completed by the Bank(s) through which the proceeds from the offering that are not used to pay expenses denominated in ILS (including, at our option, fees due pursuant to the Distribution Agreement (as defined in “Plan of Distribution” in this prospectus supplement), the early commitment fee and the Offering Coordinator’s fee) are converted to USD on the Conversion Date, which shall be no later than 11:59 p.m. Israel Time on the first TASE Trading Day on which the NYSE is also open for trading following the Date of Issuance. For purposes of all exchange rate applications, the “Bank” means, at our selection for a given transaction, one of the commercial banks (including their subsidiaries) or foreign bank branches as published from time to time by the Bank of Israel on its website. We will bear all fees and commissions with respect to the conversion services provided by any Bank in connection with distributions, redemption or liquidation.

We will publish (i) the Initial Exchange Rate, (ii) the initial Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate) and (iii) the 2018 Initial Dividend, in a Current Report on Form 8-K filed with the SEC and an Immediate Report filed with the ISA after consummation of the offering. Thereafter, the Series B Liquidation Preference will be subject to appropriate adjustment in relation to certain events that occur within ten TASE Trading Days prior to a redemption of Series B Preferred Stock, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as set forth in the Series B Preferred Stock Articles Supplementary.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, after payment or provision for our debts and other liabilities, including the preferential rights of any preferred stock ranking senior to the Series B Preferred Stock with respect to the payment of distributions upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our funds legally available for distribution to our stockholders will be distributed as follows:

•	first, pro rata to (i) holders of our Series B Preferred Stock, in an amount per share equal to the Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate), (ii) holders of our Series A Preferred Stock, in an amount per share equal to the liquidation preference of the Series A Preferred Stock plus an amount equal to all accrued and unpaid dividends (whether or not declared) on our Series A Preferred Stock and (iii) holders of any other class or series of capital stock ranking on parity with our Series B Preferred Stock and Series A Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, to the extent provided by the terms of such class or series of capital stock;
•	second, to holders of our common stock in an amount equal to the amount of any unpaid Initial Dividend;

•	third, to holders of our Series B Preferred Stock in an amount equal to any accrued and unpaid Series B Preferred Distribution; and
•	fourth, to holders of our common stock and any other class or series of capital stock ranking junior to our Series B Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

Any liquidation preference on our Series B Preferred Stock will be paid by us in ILS, based on the Current Exchange Rate on the last TASE Trading Day preceding the date of payment.

If upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets, or proceeds thereof, distributable among the holders of the Series B Preferred Stock is insufficient to pay in full the above described liquidation preference and the liquidating payments on any shares of any class or series of stock ranking on parity to the Series B Preferred Stock as to amounts payable upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, including the Series A Preferred Stock, then such assets, or the proceeds thereof, will be distributed among the holders of the Series B Preferred Stock and any such class or series of stock ratably in the same proportion as the respective amounts that would be payable on such Series B Preferred Stock and any such class or series of stock if all amounts payable thereon were paid in full.

After payment of the full amount of the liquidating preference to which they are entitled, the holders of our shares of Series B Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, merger or conversion with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into us, or the sale or transfer of all or substantially all of our assets or business or a statutory share exchange, will not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series B Preferred Stock will not be added to our total liabilities.

Distributions

Subject to the discussion below, the holders of our Series B Preferred Stock will be entitled to receive, if, as and when authorized by our board of directors and declared by us out of legally available funds, cumulative cash distributions in ILS on each share of Series B Preferred Stock in an annual amount, which we refer to as the Series B Preferred Distribution, based on an annual rate of     %, subject to increase as described below, of the Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate). Subject to the discussion below, the Series B Preferred Distribution, if declared for any given year, will be paid annually on the Series B Preferred Distribution Payment Date to holders of record of our Series B Preferred Stock as of the close of business on the record date. At the time we declare the Series B Preferred Distribution for a given year, we will announce a record date for such Series B Preferred Distribution that is no earlier than five TASE Trading Days following the date of such declaration and no later than December 31 of such year (the “Series B Distribution Record Date”). The “Series B Preferred Distribution Payment Date” will be, at our selection, a date no earlier than December 1 of the year for which such Series B Preferred Distribution was declared and no later than January 31 of the year following the year for which such Series B Preferred Distribution was declared. Accordingly, the first Series B Preferred Distribution will represent accrual of dividends for less than one year, covering the period from, and including, the Date of Issuance to December 31, 2018.

The timing and amount of any payment, in part or in full, of the Series B Preferred Distribution will be determined by our board of directors, in its sole discretion, and may vary from time to time. We will not declare and pay any Series B Preferred Distribution to the extent prohibited by applicable law or our charter or if our results of operations, our general financing conditions, general economic conditions or other factors make it imprudent to do so. However, if we fail to pay or declare the Series B Preferred Distribution for a given year (in full), the annual rate of the Series B Preferred Distribution will increase by     % each year, effective beginning January 1 of the year following the year for which such Series B Preferred Distribution

was not paid or declared (in full), up to a maximum annual rate of     %. This increased annual rate will remain in effect until the next year in which the accrued and unpaid Series B Preferred Distributions for all past periods have been paid in full as of January 31, in which case the annual rate of the Series B Preferred Distribution will revert to     % effective as of January 1 of that year. We, in our sole discretion, may at any time set a record date and/or a payment date for any part of or all Series B Preferred Distributions in arrears that differs from the Series B Distribution Record Date or the Series B Preferred Distribution Payment Date, respectively.

We will declare the amount of the Series B Preferred Distribution, if any, in USD during the fourth quarter of the calendar year and no later than December 25. On the Series B Preferred Distribution Payment Date, holders will receive payment, in ILS, at the Current Exchange Rate on the third TASE Trading Day preceding the Series B Preferred Distribution Payment Date. We will file an Immediate Report with the ISA (provided that our Series B Preferred Stock is listed on the TASE), detailing the exact amount of the Series B Preferred Distribution, in ILS, to be paid no later than two TASE Trading Days prior to the Series B Preferred Distribution Payment Date.

The Series B Preferred Distribution will be subordinated to the payment of dividends on our common stock and our Series A Preferred Stock, as described below. We will be permitted to pay the Series B Preferred Distribution, if any, out of legally available funds in respect of a given fiscal year only if Series B Distribution Conditions, as follows, are satisfied:

•	we must have declared the entire Initial Dividend (as described below), if any, with respect to our common stock for such fiscal year;
•	we must have declared and paid (or declared and set apart for payment) full cumulative dividends equal to the amount of all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods; and
•	we must have paid in such fiscal year dividends on our common stock in an amount equal to or greater than the product of (i) the Initial Dividend multiplied by (ii) a fraction, the numerator of which is the number of quarters that have passed since the beginning of that fiscal year (including the current quarter) and the denominator of which is four.

We expect that, in accordance with the Series B Articles Supplementary, our board of directors will, in its sole discretion and subject to applicable law, authorize prior to the end of each fiscal year an Initial Dividend, representing a minimum annual dividend, in USD, on shares of our common stock for the following fiscal year; provided, that the 2018 Initial Dividend will be authorized by our board of directors prior to the consummation of the offering. While there are no limitations on the maximum amount of the Initial Dividend that can be paid in a particular year, it is our intention that we would not announce an Initial Dividend for any given year that, based on the information then reasonably available to us at the time of announcement, we believe would cause us to be unable to make a future distribution on our Series B Preferred Stock or on any other outstanding share of preferred stock. With respect to any fiscal year, dividends declared and paid on our common stock at any time during that year will be deemed to constitute part of the Initial Dividend for such fiscal year until the total amount of common stock dividends declared for that fiscal year equals the Initial Dividend. The record and payment dates with respect to any common stock dividends (including dividends that will be deemed to constitute the Initial Dividend for a given year, if any) will be set during such year in accordance with Maryland law, and we will not declare or pay any such common stock dividends to the extent prohibited by applicable law or our charter.

However, the Initial Dividend will be $0 USD for any fiscal year (other than 2018) in which:

•	our board of directors does not authorize or we do not announce the Initial Dividend;
•	any amount of the Series B Preferred Distribution was in arrears and such amount had not been declared as of the last day of the preceding year; or
•	the Series B Preferred Distribution was not declared as of the last day of the preceding year.

The Series B Preferred Distributions will accrue, in USD, and are cumulative from the Date of Issuance and will be paid on the basis of a 360-day year consisting of twelve 30-day months. The Series B Preferred Distributions will accrue whether or not (i) we have earnings, (ii) the Initial Dividend has been declared or paid, (iii) there are funds legally available for the payment of such Series B Preferred Distributions and (iv) such Series B Preferred Distributions are authorized by our board of directors or declared by us. Accrued and unpaid Series B Preferred Distributions will not bear interest and will not increase the Series B Liquidation Preference. Notwithstanding the foregoing provisions, in connection with any redemption of shares of our Series B Preferred Stock, the Series B Preferred Distributions for such shares will cease to accrue following the last day of the quarter in which the notice of redemption is given, even though the redemption price will be paid at a later date as described in “— Redemption at the Option of a Holder” and “— Redemption at the Option of the Company”, as applicable.

Holders of shares of our Series B Preferred Stock are not entitled to any distribution in excess of full cumulative Series B Preferred Distributions on such shares. Unless full cumulative Series B Preferred Distributions for all prior years have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to the Series B Preferred Stock as to the rights to the payment of dividends and other distributions or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock other than in amounts up to but not exceeding the Initial Dividend, if any, or any class or series of our stock ranking junior to or on parity with the Series B Preferred Stock as to rights to the payment of dividends and other distributions for any period; or
•	except by conversion into or exchange for shares of stock ranking junior to the Series B Preferred Stock as to rights to the payment of dividends and other distributions or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series B Preferred Stock as to rights to the payment of dividends and other distributions.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the common stock or the redemption of our capital stock pursuant to the restrictions on ownership and transfer contained in our charter.

Redemption at the Option of a Holder

From and after the fifth anniversary of the Date of Issuance (or earlier, as provided in the following paragraph), each holder will have the right to require us to redeem all or any of the shares of Series B Preferred Stock held by such holder at a redemption price equal to 100% of the Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate) plus, provided the Series B Distribution Conditions are satisfied at the effective time of redemption and we are otherwise permitted to pay Series B Preferred Distributions, an amount equal to any accrued and unpaid Series B Preferred Distributions through and including the effective date of the redemption. Any declared Series B Preferred Distribution for which a Series B Distribution Record Date occurs before the effective date of the redemption will not constitute a portion of the redemption price and will instead be paid on the applicable Series B Preferred Distribution Payment Date to the holder of record at the close of business on such Series B Distribution Record Date.

Notwithstanding the foregoing, a holder will have the right to require us, subject to the provisions of applicable law and our charter, to redeem all or any shares of Series B Preferred Stock held by such holder on a quarterly basis at any time prior to the fifth anniversary of the Date of Issuance if we do not declare and pay in full the Series B Preferred Distribution for any years prior to such fifth anniversary and provided that we do not declare and pay all accrued and unpaid Series B Preferred Distributions prior to the effective date of such redemption. The redemption price in the event of such early redemption will be equal to 100% of the Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate) plus, provided the Series B Distribution Conditions are satisfied at the effective time of redemption and we are otherwise permitted to pay Series B Preferred Distributions, any accrued and unpaid Series B Preferred Distributions through and including the effective date of the redemption. Any declared Series B Preferred Distribution for which the Series B Distribution Record Date occurs before the effective date of such redemption and the Series B Preferred Distribution Payment Date occurs after the effective date of such redemption will not constitute a portion of the redemption price and will be payable instead to the holder of record at the close of business on such Series B Distribution Record Date.

We will file an Immediate Report with the ISA (provided that the Series B Preferred Stock is listed on the TASE) no later than five TASE Trading Days following (i) the fifth anniversary of the Date of Issuance and (ii) January 31 of any year prior to the fifth anniversary of the Date of Issuance in which the Series B Preferred Distributions are in arrears as of such date. Such report will announce the occurrence of such event and will refer to the description set forth in this section of the prospectus supplement.

A holder that requests us to redeem its shares of Series B Preferred Stock at a time when the Series B Distribution Conditions are not satisfied will forfeit any accrued and unpaid Series B Preferred Distributions as of the effective date of redemption. We will provide advance notice to holders of Series B Preferred Stock by filing an Immediate Report with the ISA (provided that our Series B Preferred Stock is listed on the TASE), prior to the Quarterly Redemption Window (as described below) if we will not be able to satisfy the Series B Distribution Conditions for a given quarter, which notice we refer to as the Condition Announcement.

Holders of our Series B Preferred Stock who hold their shares through a TASE member may exercise their redemption rights by delivering written notice to their respective TASE members during the six-day redemption period from and including the 15th day to and including the 20th day of the final month of a given quarter (March, June, September or December), which period we refer to as the Quarterly Redemption Window. Investors who do not hold their shares of Series B Preferred Stock through a TASE member must deliver written notice of redemption during the Quarterly Redemption Window directly to the Company at an address announced by the Company prior to the Quarterly Redemption Window. Any redemption by a holder will be effective as of the last day of the quarter in which notice is timely delivered to a TASE member or the Company, as applicable. Following the effective date of the redemption, such shares of Series B Preferred Stock so redeemed will no longer be deemed outstanding and the sole right of a holder with respect to such shares of Series B Preferred Stock will be the right to receive the redemption payment for such shares on the Holder Redemption Payment Date.

TASE members and other brokers will deliver any written redemption notices timely received from their clients for a given quarter to     , or any other TASE member we designate as a replacement (the “Redemption Coordinator”) no later than the first TASE Trading Day following the Quarterly Redemption Window. The Redemption Coordinator will prepare a report of the notices of redemption received during each quarter and will provide such report to us no later than two TASE Trading Days following the Quarterly Redemption Window. In the event we replace the Redemption Coordinator, we will file an Immediate Report with the ISA (provided that our Series B Preferred Stock is listed on the TASE).

No later than the tenth day following the end of the quarter in which any holder exercises its right to require us to redeem its shares of Series B Preferred Stock, we will file an Immediate Report with the ISA (provided that our Series B Preferred Stock is listed on the TASE), detailing the number of shares to be redeemed and the method of payment (cash, our common stock or a combination thereof). We will file an Immediate Report with the ISA (provided that our Series B Preferred Stock is listed on the TASE), indicating the exact amount of cash, in ILS, to be paid and/or the aggregate number of shares of common stock to be issued with respect to such redemption no later than two TASE Trading Days prior to the Holder Redemption Payment Date (as described below).

The redemption price will be paid by us to any holder that exercises its right to redeem shares of Series B Preferred Stock in a given quarter on the applicable Holder Redemption Payment Date. The Holder Redemption Payment Date for a given quarter is, (i) with respect to each of the first three quarters of the year, the 18th day of month following the end of such quarter (April 18, July 18, or October 18, as applicable, or, if not on a TASE Trading Day, the next succeeding TASE Trading Day) and (ii) with respect to the fourth quarter of the year, the Series B Preferred Distribution Payment Date occurring in the following January or, if none, such other date in the following January announced by us, unless such date is the record date (or ex-date preceding such record date) for our stock with respect to a distribution of shares, cash or rights to purchase shares or a share split, reverse split or reduction of share capital (each, a “Restricted Redemption Date”), in which case it shall be the next TASE Trading Day that is not a Restricted Redemption Date.

If a holder of shares of Series B Preferred Stock exercises its redemption right, we will pay the redemption price, at our option and in our sole discretion, except as provided below, in cash, shares of our common stock or a combination thereof, valued as follows:

•	in cash in ILS, based on the Current Exchange Rate on the third TASE Trading Day preceding the Holder Redemption Payment Date; and
•	in shares of common stock with such value of common stock to be determined based on the Aggregate VWAP.

However, if at the time of redemption by the holder any amount of dividends on our shares of Series A Preferred Stock is in arrears, or we are otherwise restricted by our charter, contractual obligations (including our credit facility) or applicable law from paying the redemption price in cash, we will pay the redemption price in shares of our common stock (unless the issuance of such shares of common stock would violate the restrictions on ownership and transfer of our capital stock or TASE regulations, in which case we will not be required to redeem such shares of Series B Preferred Stock). In addition, TASE regulations currently provide that we will not be permitted to pay the redemption price in shares of our common stock if the Aggregate VWAP is less than the minimum price per share set forth in the TASE guidelines from time to time, which on the date of this prospectus supplement is 0.30 ILS. We will not pay any portion of the redemption price related to accrued and unpaid distributions if the Series B Distribution Conditions are not satisfied or we are otherwise not permitted to pay the Series B Preferred Distribution, in such case as of the effective date of the redemption, and such holder will forfeit any such accrued and unpaid Series B Preferred Distributions in connection with the redemption therewith.

The “Aggregate VWAP” of our common stock, for purposes of redemption of our Series B Preferred Stock, is equal to the quotient of (i) the sum of (A) the volume-weighted average per share price of our common stock based on all the transactions executed on the Applicable Dual-Listing Exchange (as defined herein) for the ten days on which such Applicable Dual-Listing Exchange is open for trading prior to the end of the quarter in which such redemption is effective, multiplied by the total number of shares of common stock traded on the Applicable Dual-Listing Exchange during such period, plus (B) the volume-weighted average per share price of shares of our common stock based on all the transactions executed on the TASE, using daily weighted-average prices as converted to USD at the then prevailing representative exchange rate published by the Bank of Israel on its website for the purpose of such day, for the ten TASE Trading Days prior to the end of the quarter in which such redemption is effective, multiplied by the total number of shares traded on the TASE during such period, divided by (ii) the total number of shares of common stock traded on the Applicable Dual-Listing Exchange and the TASE for purposes of the above calculations. If any such volume-weighted average price of our common stock used for calculation of Aggregate VWAP is unavailable for one or more days during the period of calculation, the volume-weighted average price for such day will be deemed equal to the market value of one share of our common stock on such trading day, as determined by us in a commercially reasonable manner, using a volume-weighted average price method.

The “Applicable Dual-Listing Exchange”, which will initially be the NYSE, at any given time, is the non-Israeli securities exchange on which our common stock is listed for trading at such time and which exchange is recognized as an eligible exchange under the “Dual-Listing Regime” of Chapter E3 of the Israeli Securities Law (as such regulation may be further amended or restated).

Notwithstanding the foregoing, if after giving effect to a proposed redemption of the Series B Preferred Stock at the option of a holder, the aggregate Series B Market Price of shares of Series B Preferred Stock that would remain outstanding immediately after such redemption would be less than ILS 5 million, we will redeem the remaining outstanding shares of Series B Preferred Shares within 45 days following the Holder Redemption Payment Date (the “Final Company Redemption”). The terms of the Final Company Redemption will be governed by the provisions set forth below under “Redemption at the Option of the Company”, except to the extent that such provisions contradict the procedures specified in this paragraph. If as of the Company Redemption Record Date applicable with respect to the Final Company Redemption, the Series B Distribution Conditions are not satisfied, the redemption price for the Final Company Redemption shall equal the higher of (i) 100% of the Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate) and (ii) the Series B Market Price. Holders of the shares of Series B Preferred Stock that are redeemed in a Final Company Redemption that occurs at a time when the Series B Distribution Conditions are not satisfied will forfeit any accrued and unpaid Series B Preferred Distributions as of the effective date of such Final Company Redemption. If at the time of the Final Company Redemption, any amount of dividends on our shares of Series A Preferred Stock is in arrears, or we are otherwise restricted by our charter, contractual obligations (including our credit facility) or applicable law from paying the redemption price in cash, we will pay the redemption price in shares of our common stock (unless the issuance of such shares of common stock would violate the restrictions on ownership and transfer of our capital stock or TASE regulations, in which case the Final Company Redemption shall be cancelled and we shall not be required to redeem any shares of Series B Preferred Stock).

We will not be required to effect a redemption of the Series B Preferred Stock at the option of holders more than once in any three-month period.

Redemption at the Option of the Company

We will have the right to redeem any or all shares of our Series B Preferred Stock from and after the fifth anniversary of the Date of Issuance. We may redeem such shares at a redemption price equal to the higher of: (i) 100% of the Series B Liquidation Preference (as converted to USD at the Initial Exchange Rate) plus an amount equal to any accrued and unpaid Series B Preferred Distributions through and including the last day of the quarter in which the Company Redemption Notice Date (as defined herein) for such redemption occurs (the “Distribution Cutoff Date”) and (ii) the Series B Market Price. Any declared Series B Preferred Distribution for which a Series B Distribution Record Date occurs before the Distribution Cutoff Date will not constitute a portion of the redemption price and will instead be paid on the applicable Series B Preferred Distribution Payment Date to the holder of record at the close of business on such Series B Distribution Record Date. Any redemption of shares of Series B Preferred Stock at our election will be effective as of the Company Redemption Record Date (as defined herein). Following the Company Redemption Record Date, such shares of Series B Preferred Stock so redeemed will no longer be deemed outstanding and the sole right of a holder with respect to such shares of Series B Preferred Stock will be the right to receive the redemption payment (which will not include any distributions that accrue after the Distribution Cutoff Date) for such shares on the Company Redemption Payment Date (as defined herein). We shall make no payment or allowance for distributions that accrue after the Distribution Cutoff Date on Series B Preferred Stock for which a notice of redemption has been given.

The “Series B Market Price,” for purposes of redemption of our Series B Preferred Stock, is equal to the volume-weighted average per share price of shares of our Series B Preferred Stock based on all the transactions executed on the TASE, using daily volume-weighted average prices as converted to USD at the then prevailing representative exchange rate published by the Bank of Israel on its website for the purpose of such day, for the ten TASE Trading Days preceding the notice date of the applicable redemption. If any such volume-weighted average price of our shares of Series B Preferred Stock used for calculation of the Series B Market Price is unavailable for one or more days during the period of calculation, the volume-weighted average price for such day will be deemed equal to the market value of one share of our Series B Preferred Stock on such trading day, as determined by us in a commercially reasonable manner, using a volume-weighted average price method.

We have the right, at our option and in our sole discretion, to pay the redemption price in cash, shares of our common stock or a combination thereof, valued as follows:

•	in cash in ILS, based on the Current Exchange Rate on the third TASE Trading Day preceding the Holder Redemption Payment Date; and

•	in shares of common stock with such value of common stock to be determined based on the Aggregate VWAP.

If for any given quarter the Series B Distribution Conditions are not met or the Series B Preferred Distribution is in arrears, we will not be able to exercise our redemption right. The redemption price includes an amount equal to accrued and unpaid Series B Preferred Distributions through and including the Distribution Cutoff Date.

If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, we will select those shares to be redeemed pro rata, provided, however, that if, after giving effect to the proposed redemption of the Series B Preferred Stock at the option of the Company, the aggregate Series B Market Price of shares of Series B Preferred Stock that would remain outstanding immediately after such redemption is less than ILS 5 million, we will not be able to exercise our redemption right, unless we redeem all outstanding shares of Series B Preferred Stock.

We may exercise our redemption right by, no later than five days prior to the end of the quarter preceding the quarter in which the redemption will occur, and no later than 17 days prior to the Company Redemption Payment Date, filing an Immediate Report with the ISA (provided that our Series B Preferred Stock is listed on the TASE) or if the Series B Preferred Stock is not listed on the TASE, by issuing a press release or publishing on our website a notice, in each case, detailing the number of shares to be redeemed and the method of payment (cash, shares of our common stock or a combination thereof), such date of notice we refer to as the Company Redemption Notice Date. We will file an Immediate Report with the ISA (provided that our Series B Preferred Stock is listed on the TASE) or if the Series B Preferred Stock is not listed on the TASE, by issuing a press release or publishing on our website a notice, in each case, indicating the exact amount of cash, in ILS, to be paid and/or the aggregate number of shares of common stock to be issued with respect to such redemption no later than the second TASE Trading Day prior to the Company Redemption Payment Date.

Any redemption at our option of shares of our Series B Preferred Stock will apply to holders of record of our Series B Preferred Stock as of the close of business on the Company Redemption Record Date, which for a given quarter is, (i) with respect to each of the first three quarters of the year, the first TASE Trading Day following the Holder Redemption Payment Date occurring in the quarter following the Distribution Cutoff Date and (ii) with respect to the fourth quarter of the year, the first TASE Trading Day following the Series B Preferred Distribution Payment Date occurring in the following January or, if none, such other date in the following January announced by us. The redemption price will be paid by us on the Company Redemption Payment Date, in exchange for the redeemed shares (which will be transferred from the holder of such shares, by its TASE member and the TASE or other broker to the transfer agent, as such terms are defined in “Plan of Distribution” in this prospectus supplement). The Company Redemption Payment Date is the sixth day following the Company Redemption Record Date (or, if such date is not a TASE Trading Day, the following TASE Trading Day). On or prior to the Company Redemption Payment Date, we will deliver a written or electronic notice of the redemption to the record holders of shares of Series B Preferred Stock as of the close of business on the Company Redemption Record Date.

If full cumulative Series B Preferred Distributions on all outstanding shares of Series B Preferred Stock have not been declared and paid or declared and set apart for payment for all past annual periods, except as provided by the restrictions on ownership and transfer of our stock set forth in our charter, neither we nor any of our affiliates may purchase or otherwise acquire shares of Series B Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock.

We may not exercise our right to redeem the Series B Preferred Stock more than once in any three-month period.

Fractional Shares

No fractional shares of common stock will be issued upon redemption of any shares of Series B Preferred Stock. Rather, we shall round down to the nearest whole number the aggregate number of shares of common stock to be issued to a particular holder upon redemption in a given quarter and shall pay cash, in ILS, in an amount equal to the fractional interest multiplied by the Aggregate VWAP used to determine the number of shares of common stock issuable upon redemption, as converted from USD to ILS at the exchange rate described in “— Redemption at the Option of a Holder” and “— Redemption at the Option of the Company” above.

Fixed Charge Coverage Ratio

Prior to the fifth anniversary of the Date of Issuance, we will not be permitted to issue any preferred stock ranking senior to or on parity with the Series B Preferred Stock with respect to the payment of dividends and other distributions, and/or rights upon our liquidation, dissolution or winding up unless the Minimum Fixed Charge Coverage Ratio (as defined below) is equal to or greater than 1.50:1.00 as of the last day of the Calculation Period (as defined below). Our good faith determination of an applicable Minimum Fixed Charge Coverage Ratio shall be binding absent manifest error for purposes of this restriction.

The “Minimum Fixed Charge Coverage Ratio” equals, for a given Calculation Period, the ratio of (1) Adjusted Consolidated EBITDA (as defined below) to (2) Consolidated Fixed Charges (as defined below).

The “Calculation Period” means with respect to a proposed issuance of preferred stock, the trailing 12-month period ending on the last day of the quarter preceding the date of such issuance.

“Adjusted Consolidated EBITDA” means, with respect to the Calculation Period, the Consolidated EBITDA for such period less the amount equal to Capital Reserves for such period.

“Capital Reserve” means, for any Calculation Period and with respect to any real estate for which the Company or any subsidiary of the Company is obligated by a lease or any other agreement to make any capital expenditures, an amount equal to (i)(a) the aggregate square footage of all completed space of such property, multiplied by (b) $0.15; multiplied by (ii) the number of days in such period divided by 365.

“Consolidated EBITDA” means, with respect to any Calculation Period, an amount equal to the EBITDA of the Company and its subsidiaries for such period determined on a consolidated basis.

“Consolidated Fixed Charges” means, with respect to any Calculation Period, the sum, without duplication, of (a) Interest Expense of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP for such period, minus (x) amortization or write-off of debt issuance costs, commissions and defeasance charges and (y) amortization of intangibles pursuant to FASB ASC 805, plus (b) all regularly-scheduled principal payments paid with respect to Indebtedness of the Company and its subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays or defeases such Indebtedness in full and any related defeasance premiums, plus (c) all Preferred Distributions paid or accrued during such period. Such person’s Equity Percentage in the fixed charges referred to in clauses (b) and (c) above of its Unconsolidated Affiliates shall be included in the determination of Consolidated Fixed Charges.

“Distribution” means any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of the Company or any of its subsidiaries now or hereafter outstanding, except a dividend or other distribution payable in Equity Interests; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Company or any of its subsidiaries now or hereafter outstanding, except in the form of Equity Interests; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Company or any of its subsidiaries now or hereafter outstanding, except in the form of Equity Interests. Distributions from any subsidiary of the Company to, directly or indirectly, the Company shall be excluded from this definition.

“EBITDA” means, with respect to any person and its subsidiaries with respect to any Calculation Period (without duplication): (a) Net Income (or Loss) on a consolidated basis, excluding the following (but only to the extent included in determination of such Net Income (or Loss) for such period): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense and franchise tax expense; (iv) extraordinary or non-recurring items (including, without limitation, gains and losses on the sale of real estate (unless such real estate was developed for the purpose of sale)), (v) Net Income (or Loss) attributable to such person’s Unconsolidated Affiliates, and (vi) non-cash expenses; plus (b) such person’s pro rata share (based on Equity Percentage) of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805. For purposes of this definition, non-recurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs not permitted to be capitalized pursuant to GAAP.

“Equity Interests” with respect to any person, (a) any share of capital stock of (or other ownership or profit interests in) such person, (b) any warrant, option or other right for the purchase or other acquisition from such person of (i) any share of capital stock of (or other ownership or profit interests in) such person, or (ii) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such person or warrant, right or option for the purchase or other acquisition from such person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, and (c) any other ownership or profit interest in such person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

“Equity Percentage” means the aggregate ownership percentage of any person or its subsidiaries in each Unconsolidated Affiliate, which shall be calculated as the greater of (a) such person’s direct or indirect nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (b) such person’s direct or indirect economic ownership interest in the Unconsolidated Affiliate reflecting such person’s current allocable share of income and expenses of the Unconsolidated Affiliate.

“GAAP” means generally accepted accounting principles in the United States that are applicable to the circumstances as of the date of determination, consistently applied.

“Indebtedness” means, with respect to a person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such person for money borrowed (adjusted to eliminate increases or decreases arising from FASB ASC 805) (i) represented by notes payable representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) obligations of such person as a lessee or obligor under a capitalized lease; (d) all reimbursement obligations (contingent or otherwise) of such person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such person; (f) all obligations of such person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such person or any other person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such person in respect of any purchase obligation (excluding agreements to purchase real estate in the ordinary course of business and agreements to consummate permitted acquisitions), repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any derivatives contract (the amount of any net obligation under any derivatives contract on any date of determination shall be deemed to be the USD equivalent of the derivatives termination value thereof as of the last day of the fiscal quarter most recently ended prior to such date for which financial statements have been or were required to be delivered, which shall be a positive number if such amount would be owed by the Company and a negative number if such amount would be owed to the Company, and the net obligations under derivatives contracts shall not be less than zero); (i) all Indebtedness of other persons which such person has guaranteed or is otherwise recourse to such person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, permitted transfers, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to non-recourse liability); (j) all Indebtedness of another person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s Equity Percentage of the Indebtedness of any Unconsolidated Affiliate of such Person. “Indebtedness” shall be adjusted to remove any impact of intangibles pursuant to FAS 141, as issued by the Financial Accounting Standards Board in June of 2001. Indebtedness of any person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such person’s ownership share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s ownership share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).

“Interest Expense” means, with respect to any Calculation Period, with respect to any person and its subsidiaries, without duplication, total interest expense accruing or paid on Indebtedness of such person and its subsidiaries, on a consolidated basis, during such period (including interest expense attributable to capitalized leases and amounts attributable to interest incurred under derivatives contracts, but excluding, (a) interest rate hedge termination payments or receipts, (b) loan prepayment costs, (c) upfront loan fees, and (d) any interest expense in respect of any convertible Indebtedness), determined in accordance with GAAP, and including (without duplication) the Equity Percentage of Interest Expense for the Unconsolidated Affiliates of such person and its subsidiaries. Interest Expense shall include capitalized interest not funded under a construction loan by an interest reserve.

“Mandatorily Redeemable Stock.” with respect to any person, any Equity Interest of such person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for Equity Interests that are not Mandatorily Redeemable Stock at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable in exchange for Equity Interests that are not Mandatorily Redeemable Stock).

“Net Income (or Loss)” means, with respect to any person (or any asset of any person) with respect to any Calculation Period, the net income (or loss) of such person (or attributable to such asset), determined in accordance with GAAP.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Company or any of its subsidiaries or any other person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Company would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Report on Form 10-Q or Form 10-K (or their equivalents) which the Company is required to file with the SEC or would be required to file if it were subject to the jurisdiction of the SEC (or any governmental authority substituted therefor).

“person” means any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

“Preferred Distributions” means, with respect to any Calculation Period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by the Company or any of its subsidiaries. Preferred Distributions shall not include dividends or distributions: (a) paid or payable solely in Equity Interests of identical class payable to holders of such class of Equity Interests; (b) paid or payable to the Company or any of its subsidiaries; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Securities” means, with respect to any person, Equity Interests in such person which are entitled to preference or priority over any other Equity Interest in such person in respect of the payment of dividends or distribution of assets upon liquidation, or both.

“Unconsolidated Affiliate” in respect of any person, any other person in whom such person holds an Equity Interest, which Equity Interest is accounted for in the financial statements of such person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first person on the consolidated financial statements of such first person if such financial statements were prepared in accordance with the full consolidation method of GAAP as of such date.

Voting Rights

Except as described below, holders of Series B Preferred Stock have no voting rights. On any matter in which the Series B Preferred Stock may vote (as expressly provided in our charter), each share of Series B Preferred Stock entitles the holder thereof to cast one vote, except that, when voting together with shares of any other class or series of parity voting preferred stock (as defined below), shares of different classes or series will vote in proportion to the liquidation preference of the shares.

So long as any shares of Series B Preferred Stock are outstanding, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series B Preferred Stock and the holders of any class or series of preferred stock ranking on parity with the Series B Preferred Stock with respect to dividends and other distributions and the distribution of assets in the event of our voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (the “parity voting preferred stock”) (voting together as a single class), is required for any amendment, alteration, repeal or other change (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination) to any provision of our charter, including the articles supplementary setting forth the terms of the Series B Preferred Stock, that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock. Notwithstanding the foregoing, holders of parity voting preferred stock will not be entitled to vote together as a class with the holders of Series B Preferred Stock on any amendment, alteration, repeal or other change to any provision of our charter unless the action materially and adversely affects the rights, preferences, privileges or voting power of the Series B Preferred Stock and the parity voting preferred stock.

The following actions will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock:

•	any increase or decrease in the number of authorized shares of common stock or preferred stock of any class or series or the classification or reclassification of any unissued shares into, or the creation or issuance of, equity securities of any class or series ranking, senior to, junior to or on parity with the Series B Preferred Stock with respect to dividends and other distributions and/or the distribution of assets in the event of our voluntary or involuntary liquidation, dissolution or winding up;
•	any amendment, alteration, repeal or other change to any provision of our charter, including the Series B Articles Supplementary, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination (an “Event”), whether or not we are the surviving entity, if the Series B Preferred Stock remains outstanding with the terms thereof unchanged in all material respects or is exchanged for or converted into stock of the successor person or entity with substantially identical rights; or
•	any amendment, alteration or repeal or other change to any provision of our charter, including the Series B Articles Supplementary as a result of an Event, if the holders of Series B Preferred Stock receive the Series B Liquidation Preference per share of Series B Preferred Stock, plus, provided the Series B Distribution Conditions are satisfied at the time of the Event and we are otherwise permitted to pay Series B Preferred Distributions, an amount equal to all accrued and unpaid Series B Preferred Distributions to, but not including, the date of such Event (other than any declared Series B Preferred Distributions having a Series B Distribution Record Date before the date of such Event and a Series B Distribution Payment Date after the date of such Event, which shall be paid on the applicable Series B Distribution Payment Date to the record holder or holders at the close of business on such Series B Distribution Record Date).

The voting provisions above will not apply if, at or prior to the time when the matter with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption all outstanding shares of Series B Preferred Stock.

Listing

Although we expect that our Series B Preferred Stock will be listed on the TASE under the symbol “    ”, no assurance can be given that a trading market will develop.

Restrictions on Ownership and Transfer

Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock, including the Series B Preferred Stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of the outstanding shares of our capital stock (which includes the Series B Preferred Stock) or more than 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of shares of our capital stock. For further information regarding restrictions on ownership and transfer of the Series B Preferred Stock, see “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.

Transfer Agent and Registration Company

We expect the registration company for the Series B Preferred Stock to be     . American Stock Transfer and Trust Company, LLC currently acts as the transfer agent and registrar for our common stock and the Series A Preferred Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of shares of our Series B Preferred Stock and common stock received upon redemption of Series B Preferred Stock. This discussion amends, restates and supersedes the discussion of material U.S. federal income tax considerations included under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus in its entirety. This discussion is based upon the Code, Treasury regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

This discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not to address the U.S. federal income or other tax considerations applicable to U.S. holders of shares of our Series B Preferred Stock and common stock. This summary also does not address U.S. holders of the Series B Preferred Stock.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of shares of our stock, has been requested from the Internal Revenue Service or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the Company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold shares of our stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of shares of our stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ended on December 31, 2013. We intend to continue operating as a REIT so long as our board of directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860 and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with the registration statement of which this prospectus is a part. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2013, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership has been and will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion is incorporated by reference into the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation that is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests (as defined below), the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the Asset Tests (as defined below), the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”

•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
•	If we fail to satisfy any of the REIT Asset Tests (as defined below), other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests.
•	If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a requirement of the Gross Income Tests or the Asset Tests) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.
•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the five-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (a “TRS”) that do not reflect arm’s-length terms.
•	The earnings of our subsidiaries that are C corporations, other than a subsidiary that is a qualified REIT subsidiary (a “QRS”), including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;
(4)	that is neither a financial institution nor an insurance company;
(5)	that meets the gross income, asset and annual distribution requirements;
(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).

Ownership of Interests in Partnerships, Limited Liability Companies and QRSs

A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest, including our operating partnership, is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as QRSs. A corporation will qualify as our QRS if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a QRS are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A QRS is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a QRS will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we currently hold all of our investments through the operating partnership, we also may hold investments separately, through QRSs. Because a QRS must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another QRS, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.

We may from time to time own certain assets through entities that we wholly-own and that are disregarded as separate from us. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in TRSs

We do not currently own an interest in a TRS but we may acquire securities in one or more TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See “— Asset Tests.”

Share Ownership Requirements

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of capital stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of capital stock, without the approval of our board of directors. See the section entitled “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus. Additionally, our charter contains provisions requiring each holder of shares of our stock to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets (the “Asset Tests”). After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We are currently invested in the real properties described in our filings with the SEC. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets generally may be invested subject to certain restrictions, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, other than equity investments in QRSs and TRSs, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. In addition, not more than 25% of our assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and could fail to qualify as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying under the 75% Asset Test or securities of one or more QRS or TRS) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Department of the Treasury (the “Treasury”)), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (a) $50,000, or (b) an amount determined (under regulations) by multiplying (I) the highest rate of tax for corporations under Code Section 11, by (II) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, which we refer to as the Gross Income Tests.

75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) income from other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test.  At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property.  Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants may receive some services in connection with their leases of the real properties. Our intention is that the services we provide are those usually or customarily rendered in connection with the rental of space only, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described above). Our board of directors intends to hire qualifying independent contractors or to utilize TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements, and if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. TRSs will pay regular corporate tax rates on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income.  It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. We intend to structure our loans secured by real property so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment so that income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

Dividend Income.  We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Prohibited Transaction Income.  Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset owned by us is held as inventory or primarily for sale to customers, and that a sale of any asset owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although the gains of any TRS will be subject to tax at the regular U.S. federal corporate income tax rate.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests.  Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. However, we may establish a TRS in order to engage on a limited basis in acquiring and promptly reselling short- and medium-term lease assets for immediate gain. The gross income generated by our TRS would not be included in our gross income. However, any dividends from our TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.

For our taxable years commencing prior to January 1, 2015, in order for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend was not a preferential dividend if the distribution was (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;
•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

Failure to Qualify

If we fail to continue to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax on our taxable income at the regular corporate rate, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	generally has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) or occurs in a year when the REIT disposes of less than 20% of its assets if the three year average adjusted basis or fair market value does not exceed 10%.

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “— Ownership of Interests in TRSs.”

Characterization of Property Leases

We have acquired and intend to acquire and own commercial properties subject to net leases. We have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:

•	our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;
•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;
•	the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;
•	the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;
•	the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;
•	in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;
•	the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;
•	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;
•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;
•	we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and
•	upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Derivatives and Hedging Transactions

We and our subsidiaries have entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities. These hedging transactions can take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. When we or a pass-through subsidiary enters into such a contract either (i) to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets or (ii) to manage risk of currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income Test or the 95% Gross Income Test, and, in each case, we clearly and timely identify the transaction, income from the hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, would not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Tax Aspects of Investments in Partnerships

General.  We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an umbrella partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the Gross Income Tests and Asset Tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership has had and will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable

REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of Non-U.S. Stockholders

Generally, for purposes of this discussion, a “non-U.S. stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is

•	a nonresident alien individual;
•	a non-U.S. corporation;
•	a non-U.S. partnership; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis.

The term “non-U.S. stockholder” does not include a holder of shares of Series B Preferred Stock or common stock where:

•	the gain of such holder is effectively connected with the conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such holder maintains a permanent establishment in the United States to which such gain is attributable); or
•	the holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of shares of our stock by the partnership.

The rules governing U.S. federal income taxation of non-U.S. stockholders are highly technical and complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our Series B Preferred Stock or common stock, including any reporting requirements.

Taxation of Non-U.S. Stockholders of Series B Preferred Stock

Series B Preferred Stock.  We expect that distributions with respect to our Series B Preferred Stock will not be treated as paid out of our earnings and profits if the sum of the dividends on the Series A Preferred Stock and the Initial Dividend exceeds our earnings and profits for each year. However, it is possible that earnings and profits will be substantially higher than anticipated. This could occur, for example, if we engage in sales of assets that are not currently contemplated or our earnings and profits otherwise prove to be in excess of what we anticipated. In addition, it is possible distributions on the Series B Preferred Stock could be considered paid out of our earnings and profits if the IRS were to disagree with the manner in which we intend to allocate earnings and profits.

Moreover, if the Initial Dividend is set to zero for a year, we expect that distributions made on the Series B Preferred Stock for such year will be paid out of our earnings and profits. Any distributions with respect to the Series B Preferred Stock that are paid out of earnings and profits will be subject to withholding. Subject to any applicable Israeli law, a non-U.S. stockholder may seek a refund of withheld amounts from the IRS if it is subsequently determined that the distribution was, in fact, not paid out of our current and accumulated earnings and profits.

Return of Capital.  Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a USRPI, generally will not be taxable to a non-U.S. stockholder and, to the extent we reasonably expect that the distribution will not be considered to be paid out of earnings and profits, we do not intend to withhold. Distributions of this kind will instead reduce a non-U.S. stockholder’s adjusted basis in such shareholder’s shares of Series B Preferred Stock. To the extent that distributions of this kind exceed the non-U.S. stockholder’s adjusted basis in such stockholder’s shares of Series B Preferred Stock, the distributions will give rise to tax liability only if the non-U.S. stockholder otherwise would have to pay tax on any gain from the sale or disposition of the shares, as described below.

In addition, if a non-U.S. stockholder would be taxed upon a sale or exchange of Series B Preferred Stock (see discussion below under “Sales of Series B Preferred Stock”), we (or an applicable withholding agent) would potentially be required to withhold at least 15% of any distribution in excess of our current and accumulated earnings and profits, even if the non-U.S. stockholder is not liable for U.S. tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder’s tax liability with respect to the distribution is less than the amount withheld. Such withholding should generally not be required if a non-U.S. stockholder would not be taxed upon a sale or exchange of Series B Preferred Stock.

Ordinary Dividends.  Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests (“USPRIs”), as discussed below, and other than distributions designated by us as capital gain dividends, which are not treated as ordinary dividends if paid on a class of our stock that is regularly traded on an established securities market located in the United States and such stock is held by a non-U.S. stockholder who does not own more than 10% of such class of stock at any time during the one year period ending on the date of distribution (see “Capital Gain Dividends” below), will be treated as dividends taxable as ordinary income to the extent that the distributions are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. stockholders (other than stockholders described below in “Qualified Shareholders and Qualified Foreign Pension Funds”), unless an applicable tax treaty reduces that tax. For example, the Convention between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income (the “Israel-U.S. Treaty”) provides that an Israeli resident individual who is a beneficial owner of U.S. REIT shares may be eligible for a 25% withholding rate if such individual owns less than a 10% interest in the REIT. The question of whether an individual may claim benefits under the Israel-U.S. Treaty will depend on an individual’s specific circumstances.

We expect that we or the required withholding agent will withhold U.S. tax at the rate of 30% on the gross amount of any dividends paid out of our earnings and profits, other than dividends treated as attributable to gain from sales or exchanges of USPRI and capital gain dividends, paid to a non-U.S. stockholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with us or the appropriate withholding agent or (b) the non-U.S. stockholder files an IRS Form W-8ECI or a successor form with us or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business and, in either case, other applicable requirements are met.

The taxable dividend portion of any distributions (including capital gain dividends described below) declared by us in October, November, or December of any year and payable to stockholders of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the distribution on or before January 31 of the following calendar year. We will declare each Series B Preferred Distribution in the fourth quarter of each year payable to record holders of Series B Preferred Stock as of a specified date in such quarter and will pay such Series B Preferred Distribution on a date no earlier than December 1 of the year for which such Series B

Preferred Distribution was declared and no later than January 31 of the following calendar year. Although the matter is not free from doubt, if we were to pay a Series B Preferred Distribution in January of the following calendar year, even if, as currently expected, the amount of that Series B Preferred Distribution exceeds the amount of our earnings and profits allocable to the distribution for the year in which it was declared (assuming at least some earnings and profits for that year are allocable to the Series B Preferred Distribution), we may not be able to treat the entire amount of the Series B Preferred Distribution as paid by us and received by holders of Series B Preferred Stock on December 31 of the year in which the distribution is declared. As a result, the portion of the Series B Preferred Distribution not treated as paid out of earnings and profits for the year in which the distribution is declared could be treated as paid out of our earnings and profits for the year in which the distribution is paid, and you could therefore be subject to withholding. However, to the extent possible, we intend to pay Series B Preferred Distributions in a manner that will not result in earnings and profits from the year subsequent to the year in which the distribution is declared being allocable to a Series B Preferred Distribution.

Capital Gain Dividends.  Distributions that are attributable to gains from sales or exchanges by us of USRPIs that are paid with respect to any of our stock that is regularly traded on an established securities market located in the United States and held by a non-U.S. stockholder who does not own more than 10% of such class of stock at any time during the one year period ending on the date of distribution will be treated as a normal distribution by us, and such distributions will be taxed as described above in “Ordinary Dividends.” However, we do not expect the Series B Preferred Stock to be treated as regularly traded on an established securities market in the United States.

Distributions that are not described in the preceding paragraph that are attributable to gains from sales or exchanges by us of USRPIs will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), except as described below under “Qualified Stockholders and Qualified Foreign Pension Funds.” Under FIRPTA, these distributions are taxed to a non-U.S. stockholder as if the gains were effectively connected with a U.S. trade or business. Thus, non-U.S. stockholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. persons, subject to any applicable alternative minimum tax, and a 30% branch profits tax may also apply if the stockholder is a non-U.S. corporation. We (or applicable withholding agent) are required by the Treasury Regulations to withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a non-U.S. stockholder, withholding would not apply to the distribution under FIRPTA. Rather, we must effect the 21% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. stockholder may credit the amount withheld against the non-U.S. stockholder’s U.S. tax liability.

Distributions to a non-U.S. stockholder that are designated by us at the time of distribution as capital gain dividends that are not attributable to or treated as attributable to the disposition by us of a USRPI generally will not be subject to U.S. federal income taxation, except as described above.

Sales of Series B Preferred Stock.  Gain recognized by a non-U.S. stockholder upon a sale or exchange of Series B Preferred Stock generally would not be taxed even under FIRPTA, if we are a “domestically controlled qualified investment entity (a “DCQIE”), defined generally as a REIT, less than 50% in value of the stock of which is and was held directly or indirectly by non-U.S. persons at all times during a specified testing period. We believe that we are a DCQIE, and, therefore, assuming that we continue to be a DCQIE, that taxation under this statute generally will not apply to the sale of our stock.

If we do not qualify as a DCQIE, the tax consequences to a non-U.S. stockholder of a sale of our stock depends upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. stockholder. Specifically, a non-U.S. stockholder that holds shares of a class of our stock that is regularly traded on an established securities market will be subject to FIRPTA in respect of a sale of such stock only if the stockholder owned more than 10% of the interests of such class at any time during a specified period. This period is generally the shorter of the period that the non-U.S. stockholder owned such shares or the five-year period ending on the date when the stockholder disposed of the shares. A non-U.S. stockholder that holds shares of a class of our stock that is not traded on an established securities market will be subject to FIRPTA in respect of a sale of such shares if on the date the shares were acquired by the stockholder such shares had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of our outstanding shares with the lowest fair market value. If a non-U.S. stockholder holds a class of our stock that is not regularly traded on an established securities market, and subsequently acquires additional shares of the same class, then all such shares must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If tax under FIRPTA applies to the gain on the sale of our stock, the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain, subject to any applicable alternative minimum tax.

Although we expect that the Series B Preferred Stock will be listed on the TASE, which is an established securities market, there can be no assurances that a sufficient trading market will develop on the TASE in order for the Series B Preferred Stock to be considered “regularly traded” for purposes of this test.

Redemption of Series B Preferred Stock.  If a non-U.S. stockholder receives cash on redemption of its Series B Preferred Stock, the redemption will generally be treated as a sale or exchange described under “— Taxation of Non-U.S. Stockholders of Series B Preferred Stock — Sales of Series B Preferred Stock.” The amount realized in such sale or exchange should equal the total amount of cash received by the non-U.S. stockholder on the redemption, including any amount attributable to accrued but unpaid Series B Preferred Distributions. If a non-U.S. stockholder receives common stock on redemption, a non-U.S. stockholder generally will not recognize gain or loss in respect of the receipt of common stock, unless (i) the fair market value of the common stock such non-U.S. stockholder receives is in excess of the liquidation value of the Series B Preferred Stock surrendered, in which case such excess may be treated as a distribution potentially taxable as a dividend, or (ii) a non-U.S. stockholder would have been subject to tax under FIRPTA upon a sale or exchange of Series B Preferred Stock but would not be subject to tax under FIRPTA upon a sale or exchange of the common stock received therefor, in which case such non-U.S. stockholder should be treated as receiving the fair value of the common stock in an exchange subject to tax as described under “— Taxation of Non-U.S. Stockholders of Series B Preferred Stock — Sale of Series B Preferred Stock.” In addition, even if a non-U.S. stockholder receives cash on redemption, if such non-U.S. stockholder continues to hold equity in us, it is possible the receipt of cash could also be treated as a distribution, which would be taxable as a dividend to the extent the distribution is considered to be paid out of our earnings and profits.

If the Unit Price per share of the Series B Preferred Stock is lower than the price at which the Series B Preferred Stock may be redeemed under certain circumstances (or if a non-U.S. stockholder is considered to have subscribed for its Series B Preferred Stock for less than the Unit Price), this difference in price (the “redemption premium”) may be treated as a constructive distribution under Section 305(c) of the Code, unless the redemption premium is less than a statutory de minimis amount.

The allocation of our earnings and profits to any constructive distributions described above is unclear. We believe it would be reasonable to take the position that any such constructive distributions should be allocated earnings and profits after the allocation of earnings and profits with respect to distributions on the Series A Preferred Stock, the Initial Dividend, and the Series B Preferred Stock. Accordingly, unless our earnings and profits for a year exceed the sum of the dividends on the Series A Preferred Stock, the Initial Dividend and the dividends on the Series B Preferred Stock for such year, we do not expect to treat any such constructive distributions to be considered paid out of earnings and profits in such year, with the result that we do not expect to withhold on any such distributions in such years. However, it is possible that any such constructive distributions on Series B Preferred Stock could be considered paid out of our earnings and profits if the IRS were to disagree with the manner in which we intend to allocate earnings and profits. The amount of any redemption premium would be subject to withholding as described above as the redemption premium accrues. In addition, it is possible that the IRS could assert that the amount (if any) of the redemption price attributable to accrued but unpaid Series B Preferred Distributions should be treated as a distribution, which could be treated as paid out of our earnings and profits, in which case a portion of the redemption price could be subject to withholding.

Taxation of Non-U.S. Stockholders of Common Stock

Distributions.  To the extent that all or a portion of a distribution on common stock is treated as having been made out of our earnings and profits, including in respect of the Initial Dividend, a non-U.S. stockholder of common stock should be treated as described above in “— Taxation of Non-U.S. Stockholders of Series B Preferred Stock — Ordinary Dividends” or “— Taxation of Non-U.S. Stockholders of Series B Preferred Stock — Capital Gain Dividends,” as the case may be. However, we believe our common stock will be treated as regularly traded on an established securities market located in the United States; although there can be no assurances that this will be the case.

Share Distributions.  We have not made, but in the future may make, distributions to holders of shares of our stock that are paid in shares of our stock. In certain circumstances, these distributions may be intended to be treated as dividends for U.S. federal income tax purposes and, accordingly, would be treated in a manner consistent with the discussion above under “— Taxation of Non-U.S. Stockholders of Series B Preferred Stock — Ordinary Dividends” and “— Taxation of Non-U.S. Stockholders of Series B Preferred Stock — Capital Gain Dividends.” If we (or applicable withholding agent) are required to withhold an amount in excess of any cash distributed along with the shares of our stock, some of the shares that would otherwise be distributed will be retained and sold in order to satisfy such withholding obligations.

Return of Capital.  If distributions on common stock are not treated as having been made out of our earnings and profits, a non-U.S. stockholder of common stock should be treated as described above in “— Taxation of Non-U.S. Stockholders of Series B Preferred Stock — Return of Capital.”

In addition, if a non-U.S. stockholder would be taxed upon a sale or exchange of Series B Preferred Stock (see discussion above under “— Taxation of Non-U.S. Stockholders of Series B Preferred Stock — Sales of Series B Preferred Stock”), we (or applicable withholding agent) would potentially be required to withhold at least 15% of any distribution in excess of our current and accumulated earnings and profits, even if the non-U.S. stockholder is not liable for U.S. tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder’s tax liability with respect to the distribution is less than the amount withheld. Such withholding should generally not be required if a non-U.S. stockholder would not be taxed upon a sale or exchange of our stock. See discussion below under “Sales of Common Stock.”

Sales of Common Stock.  The sale of our common stock by a non-U.S. stockholder should be treated as described above in “— Taxation of Non-U.S. Stockholders of Series B Preferred Stock — Sale of Series B Preferred Stock.” However, we believe our common stock will be treated as regularly traded on an established securities market; although there can be no assurances that this will be the case.

Qualified Shareholders and Qualified Foreign Pension Funds

Our stock will not be treated as a USRPI subject to FIRPTA if the stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder” or “qualified foreign pension fund.” Similarly, any distribution made to a “qualified shareholder” or “qualified foreign pension fund” with respect to our stock will not be treated as gain from the sale or exchange of a USRPI to the extent our stock held by such qualified shareholder or qualified foreign pension fund is not treated as a USRPI.

A “qualified shareholder” generally means a foreign person which (i) (x) is eligible for certain income tax treaty benefits and the principal class of interests of which is listed and regularly traded on at least one recognized stock exchange or (y) is a foreign limited partnership created or organized in a jurisdiction that has an agreement with the United States for the exchange of information with respect to taxes, has a class of limited partnership units which is regularly traded on the NYSE or NASDAQ, and such units’ value is greater than 50% of the value of all the partnership’s units; (ii) is a “qualified collective investment vehicle;” and (iii) maintains certain records with respect to certain of its owners. A “qualified collective investment vehicle” is a foreign person which (i) is entitled, under a comprehensive income tax treaty, to certain reduced withholding rates with respect to ordinary dividends paid by a REIT even if such person holds more than 10% of the stock of the REIT; (ii) (x) is a publicly traded partnership that is not treated as a corporation, (y) is a withholding foreign partnership for purposes of chapters 3, 4 and 61 of the Code, and (z) if the foreign partnership were a United States corporation, it would be a United States real property holding corporation, at any time during the five-year period ending on the date of disposition of, or distribution with respect to, such partnership’s interest in a REIT; or (iii) is designated as a qualified collective investment vehicle by the Secretary of the U.S. Treasury and is either fiscally transparent within the meaning of Section 894 of the Code or is required to include dividends in its gross income, but is entitled to a deduction for distribution to a person holding interests (other than interests solely as a creditor) in such foreign person.

Notwithstanding the foregoing, if a foreign investor in a qualified shareholder directly or indirectly, whether or not by reason of such investor’s ownership interest in the qualified shareholder, holds more than 10% of our stock, then a portion of the our stock held by the qualified shareholder (based on the foreign investor’s percentage ownership of the qualified shareholder) will be treated as a USRPI in the hands of the qualified shareholder and will be subject to FIRPTA.

A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Backup Withholding and Information Reporting

If you are a non-U.S. stockholder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. However, you are otherwise generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and
•	the payment of the proceeds from the sale of our stock effected at a U.S. office of a broker,

as long as the income associated with these payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:
•	a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or
•	other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person in accordance with the Treasury Regulations or
•	you otherwise establish an exemption.

Payment of the proceeds from the sale of our stock effected at a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of such shares that is effected at a non-U.S. office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,
•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
•	the sale has some other specified connection with the United States as provided in the Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of our stock will be subject to information reporting if it is effected at a non-U.S. office of a broker that is:

•	a U.S. person,
•	a controlled foreign corporation for U.S. federal income tax purposes,
•	a non-U.S. person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or
•	a non-U.S. partnership, if at any time during its tax year:
•	one or more of such non-U.S. partnership’s partners are “U.S. persons,” as defined in the Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or
•	such non-U.S. partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Foreign Account Tax Compliance Act (FATCA)

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (including investment entities) and certain other non-U.S. entities as designated in the Code, the Treasury Regulations, or applicable intergovernmental agreement between the United States and a foreign country. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, shares of our stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury Regulations provide that these rules generally will apply to payments of dividends on shares of our stock and to payments of gross proceeds from a sale or other disposition of shares of our stock after December 31, 2018. We will not pay any additional amounts in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Federal Estate Taxes

Our stock held by a non-U.S. stockholder at the time of death will be included in the stockholder’s gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Other Tax Considerations

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our stock.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of shares of our capital stock.

MATERIAL ISRAELI TAX CONSEQUENCES

The taxation framework of traded Israeli REITs was introduced in Israel in 2006 as part of an amendment to the Israeli Income Tax Ordinance of 1961 (New Version) (the “Ordinance”), and later amended to its current version in 2016. Based on the language of the Ordinance, and the explanation contained in the amendment, we, as we are currently operated, should not be considered an Israeli REIT under the Ordinance.

In the absence of specific tax laws or common practices regarding the taxation of a non-Israeli REIT whose securities are traded in Israel (a “Traded Foreign REIT”), we applied to the Israel Tax Authority, for a tax ruling regarding the taxation of our Series B Preferred Stock and our common stock (collectively, the “Securities”). Such tax ruling (the “Ruling”) is expected to be issued in May 2018. This Ruling is expected to provide that any dividends on the Securities will be taxed in Israel based on the underlying character of the income (i.e., ordinary income or capital gain), similar to the treatment accorded under the Code as described in “Material U.S. Federal Income Tax Consequences.”

The discussion contained in this section summarizes the material principles of the Ruling pertaining to the material Israeli income tax consequences to holders of the Securities. Due to the fact that this offering by us is one of the first public offerings and listings of common stock and preferred stock by a Traded Foreign REIT on the TASE and the fact that the Ruling has yet to be issued or implemented, the following description with respect to the Israeli tax aspects of the Securities is not intended to constitute a formal interpretation of the applicable law. The discussion contained herein is for your general information only. This summary is not tax advice and does not address all aspects of taxation that may be relevant to particular holders of Securities in light of their personal investments or tax circumstances.

We urge you to consult with your own tax advisor regarding the Israeli tax consequences to you of acquiring, holding and disposing of our Series B Preferred Stock or common stock given your particular circumstances and potential changes in applicable laws.

On December 29, 2016, Israel enacted a law that introduced certain amendments to its tax law, including the following changes in tax rates: the corporate income tax rate (the “Israeli Corporate Tax Rate”) was reduced to 23% beginning January 1, 2018; the marginal individual income tax rates were reduced to provide for a maximum tax rate (the “Maximum Marginal Rate”) of 47%; and the surtax on high income (imposed on total annual income in excess of 641,880 ILS in 2018) (the “Surtax”) was increased from 2% to 3%.

Dividend Income.  The Ruling is expected to provide that dividends on the Securities that are distributed to an Israeli resident (an individual or a corporation) will be liable to tax in Israel as follows (so long as we are classified as a REIT under the Code):

•	Ordinary Income: dividends derived from ordinary income will be classified as income from a “business” or a “vocation” in accordance with Section 2(1) of the Ordinance.
•	Capital Gain: dividends derived from capital gains will be classified as income from capital gains in accordance with Section 89 (a) of the Ordinance.
•	Return on Capital: dividends derived from return on capital will be classified as income from capital gains in accordance with Section 89 (a) of the Ordinance.

Withholding Tax.  TASE members will be responsible for Israeli tax withholding on the Securities insofar as the Securities are held by holders through such members. For withholding purposes only, distributions will be classified as income from dividends and the withholding will be as follows:

•	The TASE members will be required to withhold tax in accordance with the Israeli Income Tax Regulations (Deduction from Interest, Dividends and Certain Profits), 2005, as income from dividends, regardless of the classification of the income. Israeli withholding tax will be calculated from the gross amount of the distribution (i.e., including the U.S. tax withheld, if any).
•	In respect of the withholding tax in Israel, TASE members will disregard any tax withheld in the United States and will not credit the holder for any such tax withheld. A TASE member will report any tax withheld in the United States on form no. 867 as a foreign tax that is not permitted for credit.

If, in the future, we do not classify as a REIT under the Code or dividends are derived from income on which we had already paid an income tax, adjustments to the taxation provisions under the Ruling will be required.

Capital Gain

According to the provisions of the Ordinance, any real capital gain (i.e., not gain related to changes in indexes such as inflation or foreign currency exchange rates) from the sale (including through redemption) of the Securities by an Israeli resident that is an individual will be subject to tax in Israel based on the marginal income tax rates, which will not exceed 25% (or 30% if the individual is a Substantial Shareholder (as defined below)), with the applicable rate deemed equal to the highest bracket of such individual’s chargeable income plus the Surtax, if applicable. These reduced tax rates will not apply to an individual whose income from the sale of the Securities is classified as income from a “business” or a “vocation” in accordance with the provisions of Section 2(1) of the Ordinance. In such case, the individual will be subject to a marginal rate up to the Maximum Marginal Rate according to the provisions of Section 121 of the Ordinance and the Surtax, if applicable.

An Israeli tax resident corporation will be subject to the Israeli Corporate Tax Rate on the real capital gain from the sale (including through redemption) of the Securities.

In general, a non-Israeli resident (an individual or a corporation) is not subject to Israeli capital gain tax if the gain is accrued or produced outside of Israel within the meaning of Section 89(b)(3) of the Ordinance (as explained below). A non-Israeli resident is also exempt from tax on capital gains derived from the sale (including redemption) of securities which are listed on a stock exchange in Israel, provided that the capital gain is not attributable to the investor’s permanent establishment in Israel, subject to the provisions of Section 97(b2) of the Ordinance. Section 89(b)(3) of the Ordinance provides that capital gains will be considered to be produced in Israel in the following instances: (1) the asset sold is located in Israel; (2) the asset sold is located abroad but is in essence a direct or indirect right to an asset or inventory located in Israel, or it is an indirect right to a real estate right or to an asset in a real estate association located in Israel (the “property”), but only in respect of the part of the sale consideration that stems from the property located in Israel; (3) a share or a right to a share in an Israeli corporation; and (4) a right in a non-Israeli corporation which is mainly the owner of a direct or indirect right to property located in Israel, but only in respect of that part of the sale consideration that stems from the property located in Israel. According to Section 68A of the Ordinance, these exemptions from Israel income tax will not apply to a non-Israeli resident corporation if Israeli residents are, directly or indirectly, the controlling shareholders (holding more than 25% of the means of control in such corporation), or the beneficiaries of or entitled to 25% or more of the income or earnings of, such foreign corporation.

Israeli tax-exempt mutual funds (“Exempt Mutual Funds”) and entities described in Section 9(2) of the Ordinance (“Section 9(2) Entities”) are exempt from tax on capital gains derived from the sale (including redemption) of the Securities, provided that certain conditions of the section applicable to such entities are met. Taxable mutual funds will be subject to income tax on real capital gains at the rate that applies to an individual’s income, as described above.

Losses during a tax year that are derived from the sale of securities offered in that tax year and which, had they been capital gains, would have been subject to tax to be paid by the recipient, can be offset against capital gains or real estate appreciation, including gains from the sales of securities, whether publicly traded or not, and whether Israeli or foreign, as well as against interest and dividends paid in respect of those securities or paid for other securities (on condition that the tax rate which is applicable to such interest or dividend is not greater than the corporate tax rate for a company and is not greater than the tax rate established in Sections 125B(1) and 125C(b) of the Ordinance for an individual (a tax rate of 25%)). Offsetting of losses will be executed by an offset of a capital loss against capital gains or dividend or interest income.

In accordance with the Income Tax Regulations (Withholding from Consideration, Payment or Capital Gain in the Sale of a Security, in a Sale of a Mutual Fund Unit or in a Future Transaction), 2002 (the “Capital Gains Withholding Regulations”), when calculating the capital gains for the purposes of withholding tax at the source arising from the sale of publicly traded securities, mutual fund units and future transactions (“Tradable Securities”), the one who is required to withhold the tax will offset the capital losses which were created by the sale of the Tradable Securities under its management, provided that the gains were created in the same tax year as the loss, whether before or after the generation of the loss. In a sale of shares by a corporation, the amount of the capital loss will be reduced by any dividends received in respect of such shares over the 24 months prior to the sale of the shares, except for dividends upon which taxes were paid in Israel at a rate of 15% or more, but not more than the total amount of the loss.

According to the Capital Gains Withholding Regulations, capital gains from the sale of the Securities will be subject to withholding tax at a rate of 25% for an individual and at the Israeli Corporate Tax Rate for a corporation, unless an exemption or a reduced tax rate certificate is provided by the shareholder, in each case subject to the offset of losses that the holder is allowed to deduct. Capital gains derived from the sale (including redemption) of the Securities which is delisted from TASE will be subject to withholding tax at a rate of 30%, unless a reduced tax rate certificate is provided by the shareholder. Capital gains received by a non-Israeli resident and derived from the sale (including redemption) of the Securities will not be subject to Israeli withholding tax. In addition, no tax will be withheld from the capital gain of a Section 9(2) Entity or an Exempt Mutual Fund.

In general, under the aforementioned Income Tax Regulations, the TASE member through which the Securities are held is responsible for withholding the Israeli tax from all distributions or payments related to the capital gain from the sale or redemption of the Securities.

Foreign Tax Credit

In respect of the tax liability for the sale of the Securities (including through redemption) or the distribution of a dividend in respect of the Securities, an Israeli resident (an individual or a corporation) will be given a credit in the amount of the foreign tax that was withheld in the United States in accordance with the Code with respect to such sale or dividend distribution, all subject to the provisions of the tax treaty between Israel and the United States and the applicable provisions of the Ordinance.

A holder of the Securities that will file a tax return with the ITA in which such holder will detail (and attach supporting documents) income from distributions made by us for which U.S. tax was withheld (and the classification of the distributions) should generally be granted credit for the U.S. tax (subject to the regulations and treaty stated above in this section).

The tax that is withheld in the United States will be permitted as a tax credit as described above, provided that no refund from the IRS will be received by the holder of the Securities.

The Ruling is expected to state that a holder of the Securities that is exempt from filing reports in accordance with the Income Tax Regulations (Exemption from Reporting), 1988, will be exempt from filling a return with the ITA, provided that the tax withholding with respect to the Securities is done according to the Ruling (but such holder will need to follow the process described above to receive a tax credit).

PLAN OF DISTRIBUTION

We are offering up to      Series B Units, each consisting of ten shares of our Series B Preferred Stock, which are immediately separable into individual shares upon issuance, at a minimum price of ILS      per Series B Unit (the “Minimum Price”), on a best-efforts basis to the public in Israel. There can be no assurance that all, or any, of our Series B Units offered by this prospectus supplement will be sold.

We have engaged the Value Base to act as the distributor for the offering in Israel, subject to the terms and conditions described in a services agreement, dated April 8, 2018, between us and Value Base (the “Distribution Agreement”). Value Base is under no obligation to sell any of our Series B Preferred Stock and will not be obligated to purchase any of our Series B Preferred Stock. The Distribution Agreement provides that we will pay Value Base a fee upon completion of the offering, which will be deducted from the proceeds of the offering, in an aggregate amount equal to     % of the gross proceeds of the offering and will reimburse Value Base up to an aggregate amount of $     for reasonable expenses incurred by Value Base in connection with the offering. In exchange for advisory services rendered in connection with the offering, Value Base has agreed to pay Ladenburg Thalmann & Co. Inc.     % of the fees payable to Value Base upon completion of the offering. Value Base may engage additional distributors prior to the Tender Process (as defined herein) provided that we will not be obligated to pay any additional fees or reimbursements other than amounts owed to Value Base pursuant to the Distribution Agreement.

The foregoing discussion does not attempt to summarize all substantive provisions of the Distribution Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K.

We intend to list our Series B Preferred Stock for trading on the TASE. The approval for listing of our Series B Preferred Stock on the TASE will not constitute a validation by the TASE of the information contained in this prospectus supplement, or of the correctness or completeness thereof, and will not constitute an expression of the TASE of an opinion as to the Company, the quality of our Series B Preferred Stock or of the price at which the Series B Preferred Stock is offered. There is currently no public market for our Series B Preferred Stock. For more information, see above under “Risk Factors — Risks Relating to the Series B Preferred Stock — Listing on the TASE does not guarantee an active and liquid market for the Series B Preferred Stock will develop, and the market price and trading volume of the Series B Preferred Stock may fluctuate significantly.”

Overview of the Tender Process

An auction process (“Tender Process”) will be used to determine the public offering price of our Series B Units offered in the offering (the “Unit Price”). The Tender Process will be conducted pursuant to the Israeli Securities Law of 1968 and the Israeli Securities Regulations (The Manner of Offering Securities to the Public) of 2007 (the “Manner of Offering Regulations”). The Tender Process, which is commonly used for public offerings in Israel, differs from the methods traditionally used in public offerings in the United States.

Customary with public offerings in Israel, the Tender Process is comprised of two steps. Prior to the date of the final prospectus supplement, we will hold an auction for investors in Israel meeting the definition of “Classified Investors” (as such term is defined in Section 1 of the Manner of Offering Regulations, which is summarized below) (“Classified Investors”), who submitted written commitments in the early bidding process described below in “— Early Bidding for Classified Investors,” to participate in the public offer at specified amounts and prices (the “Early Bidding Process”). After the date of publication of this prospectus supplement with the ISA, we will hold a public tender process that is open to all investors in Israel who desire to participate (the “Public Tender Process”). Our directors and officers will not participate, or bid for Series B Units, in the offering.

“Classified Investors” includes those certain institutional investors (including pension funds, insurance companies, banks, and TASE members), companies with shareholders’ equity in excess of ILS 50 million and sophisticated individual investors, among others, meeting the definition in Section 1 of the Manner of Offering Regulations.

We have appointed     , a member of the TASE (the “Offering Coordinator”), to act as our offering coordinator to administer the offering. We will pay the Offering Coordinator a fixed fee of ILS      (approximately $     USD as of           , 2018) plus value added tax for its services based on a contractual arrangement.

We reserve the right to terminate the offering of our Series B Units at any time prior to our acceptance of any bids cast in the offering and there can be no assurances that the Tender Process will be completed or that you will be able to purchase Series B Units as a result.

Submission of Bids in the Public Tender Process

The Public Tender Process will commence on            , 2018 (the “Date of Tender”) at 4:00 p.m. Israel time and will end on that day at 5:30 p.m. Israel time. Notwithstanding the foregoing, it is emphasized that the Public Tender Process will terminate following the lapse of at least seven hours, of which five are trading hours on the TASE, after the date of publication of this prospectus supplement with the ISA.

Each bid will specify the number of Series B Units the investor proposes to purchase and the price the investor is willing to pay for the Series B Units, which shall not be less than the Minimum Price. Bids for Series B Units must be denominated in ILS, in whole or half ILS denominations (for example, ILS 987.50 or ILS 990.00), and the offered price per Series B Unit must not be less than the Minimum Price. A bid that is not denominated in a whole or half ILS denomination shall be rounded down to the nearest whole or half ILS. A bid that fails to indicate any price per Series B Units and a bid indicating a price per Series B Unit that is lower than the Minimum Price shall be deemed not to have been submitted.

Bids may be submitted for the purchase of whole Series B Units only. A bid for a portion of a Series B Unit shall be deemed a request for the number of whole Series B Units stated therein, and any fraction of a Series B Unit stated therein shall be deemed not to have been submitted. A bid that indicates an offer for less than one Series B Unit will not be accepted.

Each bidder may submit up to three bids, which may be for varying numbers of Series B Units and/or offered prices (not less than the Minimum Price) for our Series B Units. For this purpose, a “bidder” includes a family member who resides with the bidder as well as a Classified Investor that bids for Series B Units pursuant to the Early Bidding Process. All bids submitted by a Classified Investor (as described below under “— Early Bidding by Classified Investors”) during the Early Bidding Process and the Public Tender Process will be aggregated for purposes of this limit. Multiple bids submitted by a single bidder will be treated cumulatively, which means we may accept up to all three such bids. For purposes of the limit, the three highest offers submitted by a single bidder will be considered; all offers in excess of the limit will be deemed not to have been submitted.

All bids during the Public Tender Process must be submitted on forms that can be obtained from the Offering Coordinator or other Authorized Entities. Such bids to purchase our Series B Units must be submitted to the Offering Coordinator through the Authorized Entities no later than the earlier of 5:30 p.m. Israel time on the Date of Tender or the close of operating hours of the Authorized Entities through which bids are submitted on the Date of Tender. All bids placed in the Public Tender Process (other than those subject to written commitments from the Early Bidding Process) are revocable until such submission deadline.

The Authorized Entities shall transfer all bids received by them in sealed envelopes to the Offering Coordinator by 6:30 p.m. Israel time on the Date of Tender. The Offering Coordinator will place all bids in sealed envelopes into a sealed box that will remain closed until 6:30 p.m. Israel time on the Date of Tender. Only investors who submit bids during the Tender Process (including Classified Investors) will be permitted to purchase Series B Units in the offering.

The submission of bids by an Authorized Entity on behalf of its clients shall be deemed an irrevocable commitment on the part of the Authorized Entity to purchase any securities issued as a result of acceptance, whether full or partial, of such bids by us. The Authorized Entity will be responsible and liable to us and to the Offering Coordinator for the payment of the full consideration due to us in respect of such bids and which are accepted, in full or in part.

Results of the Tender Process and Determination of Unit Price

After 6:30 p.m. Israel time on the Date of Tender, the sealed box containing the bids submitted in the offering will be opened and the envelopes therein will be opened in the presence of our representative, a representative of the Offering Coordinator and an independent certified public accountant to supervise the propriety of the Tender Process. The results of the Tender Process will be calculated and the bids will be processed as set forth below.

All Series B Units that we determine to sell in the offering will be issued at the Unit Price, which will equal the highest price at which bids for all of our Series B Units offered in the offering were placed, or, if the number of Series B Units for which bids were placed is lower than the number of Series B Units offered in the offering, the Minimum Price. After the deadline described above, each bidder will be deemed to have committed to purchase all the Series B Units issued to such bidder as a result of a full or partial acceptance of such bidder’s bid(s), pursuant to the procedures set forth below.

Our Series B Units will be issued, and the Unit Price will be determined, as follows:

•	If the total number of Series B Units represented by bids (including bids by Classified Investors as discussed below) cast in the tender process is less than the total number of Series B Units offered to the public by this prospectus supplement, all the bids will be accepted in full. In this case, the Unit Price will be the Minimum Price.
•	If the total number of Series B Units represented by bids (including bids by Classified Investors as discussed below) cast in the tender process is equal to or greater than the total number of Series B Units offered to the public by this prospectus supplement, the Units Price will be the highest price at which all bids offered in the offering are allocated, and all Series B Units offered by this prospectus supplement will be issued to bidders as follows:
(a)	Bids that state a price per Series B Unit that is less than the Unit Price will not be accepted.
(b)	Bids that state a price per Series B Unit that exceeds the Unit Price will be accepted in full.
(c)	Bids that state a price per Series B Unit equal to the Unit Price will be accepted on a pro-rata basis, so that a bidder will receive out of the remaining Series B Units for distribution (following our acceptance of bids (i) that state a price per Series B Unit that exceeds the Unit Price and (ii) made by Classified Investors in the Early Bidding Process at the Unit Price) a percentage of Series B Units bid for at the Unit Price by such bidder equal to the quotient of (a) the number of Series B Units bid for at the Unit Price by such bidder divided by (b) the total number of Series B Units included in all other bids stating the Unit Price (excluding the bids made by Classified Investors in the Early Bidding Process).

The Tender Process will be completed upon our acceptance of the Unit Price by delivering notice to the Offering Coordinator on the Date of Tender. We, in our sole and absolute discretion, may choose not to accept the results of the Tender Process and terminate the offering.

This Tender Process will determine the proceeds to us, the only variables being the number of valid firm bids submitted and their associated prices. The Unit Price is determined by the bids, and thus we do not have the ability to arbitrarily choose the price at which Series B Units are offered pursuant to the offering, except with respect to the Minimum Price. We do not know how many bids will be submitted or what the prices will be for any such bids. The final allocation of Series B Units will be conducted in accordance with the Manner of Offering Regulations, applicable regulations of the TASE and guidelines of the Israel Securities Authority.

Fractional shares of our Series B Preferred Stock will not be issued to bidders. If the allocations of Series B Units detailed above will result in a fractional share, the number of shares allocated to such bidder will be rounded down to the nearest whole number. The fractional shares not issued in accordance with this rounding process will be aggregated and will be purchased, in a number of shares of our Series B Preferred Stock rounded down to the nearest whole number, by the Offering Coordinator.

Notice to Bidders and Payment of the Unit Price

On the first TASE trading day following the Date of Tender (the “Closing Day”), we will publish a press release announcing the results of the Tender Process and will file such press release with the ISA on MAGNA.

No later than 10:00 a.m. Israel time on the Closing Day, the Offering Coordinator will deliver via the Authorized Entities a notice to each investor who submitted one or more bids in the Tender Process. The notice will indicate (a) the Unit Price, as determined by the Tender Process, (b) the number of Series B Units that will be allocated to such bidder and (c) the aggregate consideration owed by such bidder for such Series B Units. A bidder who was allocated Series B Units shall have until 12:00 p.m. Israel time on the Closing Day to transfer to the Offering Coordinator, through the Authorized Entities, the aggregate consideration for such Series B Units.

The Special Account

Prior to the Date of Tender, the Offering Coordinator will open a special interest-bearing trust account (the “Special Account”) in our name with an Israeli bank. All proceeds received with respect to bids for our Series B Units that are accepted in the offering will be “deposited in the Special Account. The Special Account will be managed exclusively by the Offering Coordinator in our name, on the behalf of and for the benefit of investors in the offering until the exchange of such proceeds for Series B Units on the Date of Issuance, as described below, is consummated.

By 12:00 p.m. Israel time on the Closing Day, the Authorized Entities will deposit in the Special Account the aggregate amount of consideration owed for Series B Units represented by bids cast by bidders through such Authorized Entities that are accepted by us in the Tender Process. Such funds will be deposited in liquid, unlinked ILS deposits and will bear interest on a daily basis.

The Offering Coordinator will transfer the balance of the funds in the Special Account to us against the delivery of the Series B Units issued in the offering as described in “Issuance of Securities” below.

Early Bidding by Classified Investors

Prior to the date of the final prospectus supplement, we will hold an Early Bidding Process for Classified Investors, pursuant to which the Classified Investors submitted written commitments to bid for Series B Units in the Public Tender Process at a price greater than or equal to the Minimum Price and in such quantities as indicated in the table below. Each Classified Investor has indicated its commitment to purchase Series B Units in an aggregate amount per bid greater than or equal to ILS     . Such early commitments were made with respect to an aggregate of      Series B Units, representing approximately     % of the Series B Units offered by this prospectus supplement.

Entity Name	Number of Units Bid for During the Early Bidding Process	Offer Price per Unit (in ILS)
Total

*	Classified Investors that serve as distributors in the offering or entities related to such distributors or to .

It is noted that no Classified Investor considered an Interested Party (as such term is defined in the Israeli Securities Law) in us participated in the Early Bidding Process. Affiliates of      that qualify as Classified Investors were permitted to participate in the Early Bidding Process on the same terms as other Classified Investors and may participate in the Public Tender Process on the same terms as the general public.

A Classified Investor may, on the Date of Tender, increase the price per Series B Unit offered by such Classified Investor during the Early Tender Process by delivering a written notice to the Offering Coordinator by 6:30 p.m. Israel time on the Date of Tender. A Classified Investor may also bid for additional Series B

Units during the Public Tender Process; however, such excess Series B Units will not be subject to the Early Bidding Process described in the following paragraphs.

Pursuant to the Manner of Offering Regulations, in the event of Oversubscription, the issuance of securities to Classified Investors who bid in the Early Bidding Process at the Unit Price shall be as follows:

•	If the Oversubscription is up to five times the offered number of Series B Units, each Classified Investor will be issued 100% of the number of Series B Units bid for by such Classified Investor.
•	If the Oversubscription is greater than five times the offered number of Series B Units, each Classified Investor will be issued 50% of the number of Series B Units bid for by such Classified Investor.
•	If the number of Units Remaining for Distribution is insufficient to allow for the allocation as set forth in the applicable preceding bullet, then the number of Series B Units issued to the Classified Investors will be pro rata to the bids subscribed for by the Classified Investors at the Unit Price.

“Oversubscription” occurs only when the ratio between (a) the subscribed number of Series B Units at the Unit Price and (b) the Units Remaining for Distribution exceeds one.

“Units Remaining for Distribution” is the number of Series B Units offered in the offering, after deducting the number of Series B Units for which bids were made at a price higher than the Unit Price.

Notwithstanding the foregoing allocation method, the total number of Series B Units subscribed for by Classified Investors shall not exceed the number stipulated in the Manner of Offering Regulations, which, for purposes of the offering, is     % of the total number of Series B Units offered in the public tender process.

Bids by Classified Investors will be submitted as part of the Public Tender Process and will be deemed to be bids submitted by the public for the purpose of determining the Unit Price in accordance with the mechanism stipulated in “— Results of the Tender Process and Determination of Share Price” above. If there is no Oversubscription, bids by Classified Investors will be deemed to be bids submitted by the public for the purpose of issuance of the Series B Units. Any Series B Units allocated to the Classified Investors will be sold to the Classified Investors at the Unit Price.

In consideration for their written commitments submitted in the Early Tender Process, we will pay to each Classified Investor reflected in the table above an early commitment fee equal to 2.5% of the product of (i) the number of Series B Units that such Classified Investor committed to purchase during the Early Bidding Process multiplied by (ii) the Minimum Price. Based on early commitments submitted with respect to an aggregate of      Series B Units, we will pay the Classified Investors an aggregate amount of approximately $     million in early commitment fees in connection with the offering. Excluding this amount and the fees and reimbursements payable to Value Base as described above, we estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, will be approximately $     million, all of which will be paid by us.

The Classified Investors will be responsible and liable to us, and to the Offering Coordinator through which the Classified Investors bid, for the payment of the full consideration due to us in respect of all bids accepted by us. The consideration owed by the Classified Investors for Series B Units allocated to them as described above shall be transferred to the Offering Coordinator through the TASE members by 12:00 p.m. Israel time on the Closing Day and will be deposited by the Offering Coordinator in the Special Account as discussed above in “— The Special Account.”

Issuance of Securities

Within three TASE Trading Days after the Date of Tender (the “Date of Issuance”), we, acting through our transfer agent and registrar for the Series B Preferred Stock, will issue the shares of Series B Preferred Stock represented by bids which were accepted, in whole or in part, by us in the offering and for which the consideration was paid in full, by means of book-entry form to the TASE Clearing House’s account at DTC. Such shares will then be transferred to the account of the Offering Coordinator, which in turn, will transfer such shares to the relevant TASE members for the accounts of the bidders.

The proceeds received by us in the offering (after deducting, at our option, the amount of any fees relating to the offering that are payable by us in ILS, including the fees due pursuant to the Distribution Agreement, the early commitment fee and the Offering Coordinator’s fee) will be converted from ILS to USD on the Conversion Date at the Initial Exchange Rate as described in “Description of the Series B Preferred Stock — Series B Preferred Stock — Liquidation Preference” in this prospectus supplement.

We expect the Series B Preferred Stock to begin trading on the TASE on the second TASE Trading Day following the Conversion Date.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Proskauer Rose LLP has acted as our counsel in certain legal matters in connection with the offering and has passed upon the description of the federal income tax consequences contained in the section of this prospectus captioned “Material U.S. Federal Income Tax Consequences.” The validity of the shares of Series B Preferred Stock offered by this prospectus supplement and certain other matters of Maryland law will be passed upon for us by Venable LLP. Goldfarb Seligman & Co. has acted as our counsel in certain Israeli legal matters in connection with the offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Exchange Act, with the SEC and are incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 27, 2018;
•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed with the SEC on May 8, 2018;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2018; and
•	our Current Reports on Form 8-K filed with the SEC on January 16, 2018, March 16, 2018, March 23, 2018, May 14, 2018 and May 15, 2018.

We are also incorporating by reference into this prospectus supplement all documents that we have filed or will file with the SEC as prescribed by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since the date of this prospectus supplement and prior to the termination of the sale of the securities offered by this prospectus supplement. This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus supplement. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus supplement.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are furnished to, but not deemed “filed” with, the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to any Current Report on Form 8-K we file with the SEC).

Copies of all documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement, to whom this prospectus supplement or the prospectus is delivered, upon written or oral request. Requests should be directed to Global Net Lease, Inc., 405 Park Avenue, 4th Floor, New York, New York 10022, Attention: Investor Relations, Telephone: (917) 475-2153. You may also obtain copies of these filings, at no cost, by accessing our website at www.globalnetlease.com; however, the information found on our website is not considered part of this prospectus supplement or the accompanying prospectus, and is not incorporated by reference herein or therein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a shelf registration statement under the Securities Act with respect to the securities offered hereunder (the “registration statement”). As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement. For further information regarding our company and our securities, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits to the registration statement. Additionally, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call l-800-SEC-0330 for further information on the operations at the public reference room. Our SEC filings are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement or such filing with the SEC, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus supplement, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of any fees prescribed by the SEC.

ANNEX A

GLOBAL NET LEASE, INC.

Articles Supplementary
Series B Preferred Stock

Global Net Lease, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter of the Company (the “Charter”) and Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Company (the “Board of Directors”) and a duly authorized committee thereof, by duly adopted resolutions classified [            ] shares of authorized but unissued preferred stock, $0.01 par value per share, of the Company as shares of Series B Preferred Stock, with the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. Capitalized terms used but not defined herein shall have the meanings giving to them in the Charter.

Series B Preferred Stock

1.  Designation and Number.  A series of Preferred Shares, designated the “Series B Preferred Stock” (the “Series B Preferred Stock”), is hereby established. The par value of the Series B Preferred Stock is $0.01 per share. The number of shares of the Series B Preferred Stock shall be [            ].

2.  Definitions.  In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated:

(a) “Aggregate VWAP” shall mean the amount equal to the quotient of (i) the sum of (1) the volume-weighted average per Common Share price based on all the transactions executed on the Applicable Dual-Listing Exchange for the ten (10) days on which the Applicable Dual-Listing Exchange is open for trading prior to the end of the quarter in which such redemption is effective, multiplied by the total number of Common Shares traded on the Applicable Dual-Listing Exchange during such period, plus (2) the volume-weighted average per Common Share price based on all the transactions executed on the TASE, using daily weighted-average prices as converted from ILS to USD at the then prevailing representative exchange rate published by the Bank of Israel on its website for the purpose of such day, for the ten (10) TASE Trading Days prior to the end of the quarter in which such redemption is effective, multiplied by the total number of shares traded on the TASE during such period, divided by (ii) the total number of Common Shares traded on the Applicable Dual-Listing Exchange and the TASE used for purposes of the above calculations. If any such volume-weighted average per Common Share price used for calculation of Aggregate VWAP is unavailable for one or more days during the period of calculation, the volume-weighted average price for such day will be deemed equal to the market value of one Common Share on such trading day, as determined by the Company in a commercially reasonable manner, using a volume-weighted average price method.

(b) “Aggregate Yearly Distribution Rate” is defined in Section 4(a).

(c) “Applicable Dual-Listing Exchange” shall mean the New York Stock Exchange or any other non-Israeli securities exchange on which the Common Shares are listed for trading at such time and which exchange is recognized as an eligible exchange under the “Dual-Listing Regime” of Chapter E3 of the Israeli Securities Law of 1968 and regulations promulgated under such law (as may be further amended or restated).

(d) “Bank” shall mean one of the commercial banks (including their subsidiaries) or foreign bank branches as published from time to time by the Bank of Israel on its website that is selected by the Company for any given transaction.

(e) “Company Redemption” shall mean a redemption at the option of the Company pursuant to Section 6.

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(f) “Company Redemption Notice Date” shall mean the date, which shall be no later than five days prior to the end of the quarter preceding the quarter in which the Company Redemption Record Date will occur, on which the Company provides notice of a Company Redemption in accordance with Section 6(g).

(g) “Company Redemption Payment Date” shall mean the sixth day following the Company Redemption Record Date (or, if such date is not a TASE Trading Day, the following TASE Trading Day).

(h) “Company Redemption Price” is defined in Section 6(b).

(i) “Company Redemption Record Date” shall mean with respect to a (i) Company Redemption for which a Company Redemption Notice Date occurs in the first three quarters of the year, the first TASE Trading Day following the Holder Redemption Payment Date occurring in the quarter following the Distribution Cutoff Date for such Company Redemption and (ii) Company Redemption for which a Company Redemption Notice Date occurs in the fourth quarter of the year, the first TASE Trading Day following the Series B Distribution Payment Date occurring in the following January or, if none, such other date in the following January announced by the Company.

(j) “Current Exchange Rate” shall mean the exchange rate equal to the weighted average of the USD/ILS exchange rates of all the transactions (which shall be one or more) completed by the Bank(s) through which the payment is converted to ILS on the applicable date in accordance with the Series B Prospectus.

(k) “Distribution Cutoff Date” shall mean the last day of the quarter in which a Company Redemption Notice Date occurs.

(l) “Final Company Redemption” is defined in Section 7(h).

(m) “Holder Redemption Date” is defined in Section 7(d).

(n) “Holder Redemption Notice” is defined in Section 7(e).

(o) “Holder Redemption Payment Date” shall mean (i) with respect to each of the first three quarters of the year, the 18th day of the month following the end of such quarter (April 18, July 18, or October 18, as applicable, or, if such date is not a TASE Trading Day, the following TASE Trading Day) and (ii) with respect to the fourth quarter of the year, the Series B Distribution Payment Date occurring in the following January or, if no Series B Distribution Payment Date is set for the following January, such other date in the following January announced by the Company; provided, that, if any such date in (i) or (ii) of this Section 2(o) would be a Restricted Redemption Date then such Holder Redemption Payment Date shall be the next TASE Trading Day that is not a Restricted Redemption Date.

(p) “Holder Redemption Price” is defined in Section 7(a)(i).

(q) “ILS” shall mean Israeli new shekels.

(r) “Initial Dividend” is defined in Section 4(c).

(s) “Initial Exchange Rate” shall mean an exchange rate published by the Company in accordance with the Series B Prospectus that is equal to the weighted average of the ILS/USD exchange rates of all the transactions as determined and completed by the Bank(s) through which the proceeds from the Offering that are not used to pay expenses denominated in ILS are converted to USD in accordance with the Series B Prospectus.

(t) “ISA” shall mean the Israel Securities Authority.

(u) “Junior Dividend Stock” is defined in Section 3(a).

(v) “Junior Liquidation Stock” is defined in Section 3(b).

(w) “Junior Stock” is defined in Section 3(b).

(x) “Offering” shall mean the offering and sale of the units consisting of shares of Series B Preferred Stock pursuant to the Series B Prospectus.

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(y) “Parity Dividend Stock” is defined in Section 3(a).

(z) “Parity Liquidation Payments” is defined in Section 5(a).

(aa) “Parity Liquidation Stock” is defined in Section 3(b).

(bb) “Parity Stock” is defined in Section 3(b).

(cc) “Parity Voting Preferred” is defined in Section 13(b).

(dd) “Person” shall mean any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

(ee) “Quarterly Redemption Window” shall mean the six-day period from and including the 15th day to and including the 20th day of the final month (March, June, September or December) of the fiscal quarter in which a holder seeks to exercise the holder’s optional redemption right provided by Section 7.

(ff) “Restricted Redemption Date” shall mean a record date (or ex-date preceding such record date) for Common Shares or Preferred Shares with respect to a distribution of shares, cash or rights to purchase shares or a share split, reverse split or reduction of share capital.

(gg) “Senior Dividend Stock” is defined in Section 3(a).

(hh) “Senior Liquidation Stock” is defined in Section 3(b).

(ii) “Senior Stock” is defined in Section 3(b).

(jj) “Series A Preferred Stock” shall mean the 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Company.

(kk) “Series B Distribution Conditions” is defined in Section 4(b).

(ll) “Series B Distribution Payment Date” is defined in Section 4(a).

(mm) “Series B Distribution Record Date” is defined in Section 4(a).

(nn) “Series B Liquidation Preference” shall mean an amount per share equal to 100 ILS (as converted to USD at the Initial Exchange Rate), subject to adjustment pursuant to Section 12.

(oo) “Series B Market Price” shall mean the amount equal to the volume-weighted average per share price of shares of the Series B Preferred Stock based on all the transactions executed on the TASE, using daily volume-weighted average prices as converted to USD at the then prevailing representative exchange rate published by the Bank of Israel on its website for the purpose of such day, for the ten TASE Trading Days preceding the notice date of the applicable redemption. If any such volume-weighted average price of shares of Series B Preferred Stock used for calculation of the Series B Market Price is unavailable for one or more days during the period of calculation, the volume-weighted average price for such day will be deemed equal to the market value of one share of the Series B Preferred Stock on such trading day, as determined by the Company in a commercially reasonable manner, using a volume-weighted average price method.

(pp) “Series B Prospectus” shall mean the final prospectus supplement filed by the Company prior to the issuance of any shares of Series B Preferred Stock with the U.S. Securities and Exchange Commission and with the ISA with respect to the Offering, as such prospectus supplement may be amended or supplemented.

(qq) “TASE” shall mean the Tel Aviv Stock Exchange.

(rr) “TASE Trading Day” shall mean any day on which the TASE is open for trading.

(ss) “USD” shall mean U.S. dollars.

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3.  Rank.

(a) The Series B Preferred Stock shall, with respect to rights to the payment of dividends and other distributions (not including the distribution of assets referenced in Section 3(b)), rank (i) senior to all classes or series of Common Shares, except with respect to and only to the extent of the Initial Dividend, and any other class or series of stock of the Company the terms of which specifically provide that the holders of the Series B Preferred Stock are entitled to receive dividends and other distributions in preference or priority to the holders of shares of such class or series (the “Junior Dividend Stock”); (ii) on a parity with any class or series of stock of the Company the terms of which specifically provide that the holders of such class or series of stock and the Series B Preferred Stock are entitled to receive dividends and other distributions on parity and without preference or priority of one over the other (the “Parity Dividend Stock”); and (iii) junior to the Series A Preferred Stock, the Common Shares, with respect to and only to the extent of the Initial Dividend, and any other class or series of stock of the Company the terms of which specifically provide that the holders of such class or series are entitled to receive dividends and other distributions in preference or priority to the holders of the Series B Preferred Stock (the “Senior Dividend Stock”).

(b) The Series B Preferred Stock shall, with respect to the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, rank (i) senior to the Common Shares both (1) to the extent of the Series B Liquidation Preference and (2) following payment of an amount equal to any unpaid Initial Dividend, to the extent of any accrued and unpaid distributions on the Series B Preferred Stock, senior to any other class or series of stock of the Company the terms of which specifically provide that the holders of the Series B Preferred Stock are entitled to receive amounts distributable upon the liquidation, dissolution or winding up of the Company in preference or priority to the holders of shares of such class or series (the “Junior Liquidation Stock” and, together with Junior Dividend Stock, the “Junior Stock”); (ii) on a parity with the Series A Preferred Stock, to the extent of the Series B Liquidation Preference, and any other class or series of stock of the Company the terms of which specifically provide that the holders of such class or series of stock and the Series B Preferred Stock are entitled to receive amounts distributable upon the liquidation, dissolution or winding up of the Company in proportion to their respective amounts of liquidation preferences, on parity and without preference or priority of one over the other (the “Parity Liquidation Stock” and, together with Parity Dividend Stock, the “Parity Stock”); and (iii) junior to the Series A Preferred Stock and the Common Shares, to the extent of the Initial Dividend, with respect to any accrued and unpaid distributions on Series B Preferred Stock, and any class or series of stock of the Company the terms of which specifically provide that the holders of such class or series are entitled to receive amounts distributable upon the liquidation, dissolution or winding up of the Company in preference or priority to the holders of the Series B Preferred Stock (the “Senior Liquidation Stock” and, together with the Senior Dividend Stock, the “Senior Stock”).

4.  Distributions.

(a) Subject to the preferential rights of holders of any class or series of Senior Dividend Stock and the Series B Distribution Conditions, holders of the Series B Preferred Stock shall be entitled to receive if, as and when authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of distributions, preferential cumulative cash distributions in ILS on each share of Series B Preferred Stock at the rate of [    ]% per annum (the “Aggregate Yearly Distribution Rate”), subject to increase as provided in Section 4(i), of the Series B Liquidation Preference. The distributions on each share of Series B Preferred Stock shall be cumulative from (and including) the first date on which such share of Series B Preferred Stock is issued and shall be payable annually on the date selected by the Board of Directors (or its designee) (each, a “Series B Distribution Payment Date”), provided that a Series B Distribution Payment Date shall be no earlier than December 1 of the year for which such distribution is declared and no later than January 31 of the year following the year for which the distribution is declared. The first distribution on the Series B Preferred Stock will represent accrual for less than a full year, covering the period from, and including, the date of original issuance to, and including, December 31, 2018. Any distribution payable on the Series B Preferred Stock for any partial distribution period shall be computed ratably on the basis of a 360-day year consisting of twelve

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30-day months. Distributions shall be payable in arrears to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date selected by the Board of Directors (or its designee) (the “Series B Distribution Record Date”), which shall be no earlier than five TASE Trading Days following the declaration of the distribution and no later than December 31 of the year for which the distribution is declared. Any distribution on the Series B Preferred Stock that is authorized by Board of Directors shall be declared by the Company in USD no earlier than October 1 and no later than December 25 of the year for which the distribution is declared. Notwithstanding the foregoing, the Board of Directors (or its designee), in its sole discretion, may at any time set a record date and/or a payment date for any part of or all of any distributions on the Series B Preferred Stock that are in arrears that differs from the Series B Distribution Record Date or the Series B Distribution Payment Date, respectively. Authorized and declared distributions on the Series B Preferred Stock shall be paid in ILS on the Series B Distribution Payment Date by converting the declared distribution from USD to ILS at the Current Exchange Rate on the third TASE Trading Day preceding the applicable Series B Distribution Payment Date.

(b) No distributions on the Series B Preferred Stock shall be paid with respect to a given fiscal year unless and until the following conditions (the “Series B Distribution Conditions”) are satisfied:

(i) the Company has declared the entire Initial Dividend, if any, with respect to the Common Shares for such fiscal year;

(ii) the Company has declared and paid (or declared and set apart for payment) full cumulative dividends equal to the full amount of all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods; and

(iii) the Company has paid in such fiscal year dividends on the Common Shares in an amount equal to the product of (1) the Initial Dividend multiplied by (2) a fraction, the numerator of which is the number of quarters that have passed since the beginning of the fiscal year (including the current quarter) and the denominator of which is four.

(c) Initial Dividend.

(i) Subject to the other provisions of this Section 4(c), the “Initial Dividend” for a given fiscal year other than 2018, if any, is a minimum annual amount, in USD, that is announced by the Company before the end of the prior fiscal year. The Initial Dividend for the 2018 fiscal year shall be the minimum annual amount, in USD, that is announced by the Company in accordance with the Series B Prospectus.

(ii) Notwithstanding the provisions of Section 4(c)(i), the Initial Dividend for any fiscal year other than 2018 shall equal zero ($0) USD if any of the following is true: (1) the Board of Directors does not authorize or the Company does not announce such Initial Dividend before the end of the prior fiscal year, (2) full cumulative distributions equal to the full amount of all accrued and unpaid distributions on the Series B Preferred Stock have been not paid in full upon the Series B Preferred Stock for all past annual distribution periods (but not including the prior fiscal year) and such distributions have not been declared by the Company before the end of the prior fiscal year or (3) the Company has not declared in full the distributions that have accrued on the Series B Preferred Stock for the prior fiscal year before end of the prior fiscal year.

(d) Subject to the modification of the Aggregate Yearly Distribution Rate pursuant to Section 4(i), holders of Series B Preferred Stock shall not be entitled to any distributions on the Series B Preferred Stock in excess of the distributions provided for in Section 4(a).

(e) No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Stock that may be in arrears.

(f) When distributions are not paid in full upon the Series B Preferred Stock or any other class or series of Parity Dividend Stock, or a sum sufficient for such payment is not set apart, all distributions declared upon the Series B Preferred Stock and any shares of Parity Dividend Stock shall be declared ratably in proportion to the respective amounts of distributions accrued and unpaid on the Series B

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Preferred Stock and accrued and unpaid on such Parity Dividend Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Dividend Stock does not have a cumulative distribution).

(g) Except as set forth in Section 4(f) and Section 4(h), unless full cumulative distributions equal to the full amount of all accrued and unpaid distributions on the Series B Preferred Stock have been, or are concurrently therewith, declared and paid, or declared and set apart for payment, for all past annual distribution periods,

(i) no dividends or other distributions shall be declared and paid or declared and set apart for payment by the Company and no other distribution of cash or other property may be declared and made (other than dividends or other distributions paid in shares of Junior Dividend Stock or Junior Liquidation Stock or options, warrants or rights to subscribe for or purchase shares of Junior Dividend Stock or Junior Liquidation Stock), directly or indirectly, by the Company with respect to any Common Shares (other than in amounts up to but not exceeding the Initial Dividend, if any) or any shares of Junior Dividend Stock or Parity Dividend Stock,

(ii) nor shall any shares of Junior Dividend Stock or Parity Dividend Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an equity incentive or benefit plan of the Company) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Company (except by conversion into or exchange for shares of Junior Dividend Stock or Junior Liquidation Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Dividend Stock or Junior Liquidation Stock).

(h) Notwithstanding the foregoing provisions of this Section 4, the Company shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or other distribution on any shares of stock of the Company payable in shares of Junior Stock or Parity Stock, or (ii) redeeming, purchasing or otherwise acquiring any Junior Stock or Parity Stock pursuant to the restrictions on ownership and transfer set forth in Article V of the Charter, in each case, if such declaration, payment, setting apart for payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Company as a REIT.

(i) If the Company fails to declare the distributions that have accrued on the Series B Preferred Stock for a given year in full prior to December 25 of such year or fails to pay such distributions in full on the Series B Distribution Payment Date (provided that the first distribution on the Series B Preferred Stock will represent accrual for less than a full year), the Aggregate Yearly Distribution Rate will increase by [    ]% effective January 1 of the year following the year for which such distributions were not declared or paid in full, up to a maximum Aggregate Yearly Distribution Rate of [    ]% per annum. Such increased Aggregate Yearly Distribution Rate will revert to [    ]% per annum as of January 1 of any year in which full cumulative distributions equal to the full amount of all accrued and unpaid distributions on the Series B Preferred Stock for all past annual distribution periods have been paid in full as of January 31.

5. Series B Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, after satisfaction of liabilities to creditors and subject to the preferential rights of holders of any class or series of Senior Liquidation Stock, before any payment or distribution by the Company shall be made to or set apart for the holders of any shares of Junior Liquidation Stock, the holders of shares of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Company that are legally available for distribution to the stockholders, a liquidation preference equal to the Series B Liquidation Preference. Until the holders of the Series B Preferred Stock have been paid the Series B Liquidation Preference in full, no payment will be made to any holder of Junior Liquidation Stock upon the liquidation, dissolution or winding up of the Company. If upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the available assets of the Company, or proceeds thereof, distributable among the holders of the Series B Preferred Stock shall be insufficient to pay in full the Series B Liquidation

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Preference and the liquidating payments on any shares of any class or series of Parity Liquidation Stock (including any accrued and unpaid distributions that are required to be paid in accordance with the terms of such Parity Liquidation Stock) (the “Parity Liquidation Payments”), then such assets, or the proceeds thereof, shall be distributed among the holders of the Series B Preferred Stock and any such Parity Liquidation Stock ratably in the same proportion as the respective amounts that would be payable on such Series B Preferred Stock and any such Parity Liquidation Stock if all amounts payable thereon were paid in full. After payment of the full amount of the Series B Liquidation Preference to which they are entitled, the holders of the Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Company except as set forth in Section 5(c) below.

(b) Upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series B Preferred Stock in an amount equal to the Series B Liquidation Preference and to the holders of any Parity Liquidation Stock in amount equal to the applicable Parity Liquidation Payment, the holders of Common Shares shall be entitled to receive an amount equal to any unpaid Initial Dividend.

(c) Upon any liquidation, dissolution or winding up of the Company, after the payments set forth in (a) and (b) of this Section 5 shall have been made in full, the holders of the Series B Preferred Stock shall be entitled to receive an amount equal to all accrued and unpaid distributions (whether or not declared) on such Series B Preferred Stock to the date of final distribution to such holders. After payment of the full amount of the Series B Liquidation Preference and all accrued and unpaid distributions to which they are entitled, the holders of the Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Company, or proceeds therefrom.

(d) Upon any liquidation, dissolution or winding up of the Company, after the payments set forth in (a), (b) and (c) of this Section 5 shall have been made in full, the holders of any classes or series of Common Shares and any other class or series of Junior Liquidation Stock shall be entitled to receive any and all assets of the Company remaining to be paid or distributed in accordance with the terms of such classes or terms of Common Shares or other Junior Liquidation Stock, and the holders of the Series B Preferred Stock and any Parity Liquidation Stock shall not be entitled to share therein.

(e) The consolidation, merger or conversion of the Company with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Company, or the sale or transfer of all or substantially all of the assets or business of the Company or a statutory share exchange, shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Company.

(f) All payments to holders of the Series B Preferred Stock pursuant to this Section 5 shall be paid by the Company in ILS, based on the Current Exchange Rate on the last TASE Trading Day immediately preceding the date of payment.

(g) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series B Preferred Stock shall not be added to the Company’s total liabilities.

6.  Redemption by the Company.

(a) Except for a Final Company Redemption pursuant to Section 7(h), the Series B Preferred Stock is not redeemable at the option of the Company, pursuant to this Section 6, (i) prior to the fifth anniversary of the date of original issuance of any shares of Series B Preferred Stock or (ii) at any time if, as of the Company Redemption Record Date, (1) the Series B Distribution Conditions are not satisfied or (2) full cumulative distributions on all outstanding shares of Series B Preferred Stock have not been declared and paid or declared and set apart for payment for all past distribution periods.

(b) Subject to the provisions of this Section 6, from and after the fifth anniversary of the date of original issuance of any shares of Series B Preferred Stock, the Company may, at its option, redeem such

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shares, in whole or, from time to time, in part, at a redemption price (the “Company Redemption Price”) equal to the higher of (i) 100% of the Series B Liquidation Preference, plus an amount equal to all accrued and unpaid distributions, if any, to and including the Distribution Cutoff Date and (ii) the Series B Market Price. Notwithstanding the foregoing, any declared distributions on the Series B Preferred Stock for which a Series B Distribution Record Date occurs prior to the Distribution Cutoff Date shall not constitute a portion of the Company Redemption Price and will instead be paid on the applicable Series B Distribution Payment Date to the record holder or holders at the close of business on such Series B Distribution Record Date (notwithstanding if the redemption of such shares occurs on or prior to such Series B Distribution Payment Date). The Company shall make no payment or allowance for distributions that accrue after the Distribution Cutoff Date on Series B Preferred Stock for which a notice pursuant to Section 6(g) has been given.

(c) The Company Redemption Price shall be paid at the election of the Company, in its sole discretion, subject to the TASE regulations that are applicable to the Company at such time, (i) in cash in ILS, based on the Current Exchange Rate on the third TASE Trading Day preceding the Company Redemption Payment Date, (ii) in Common Shares, based on the Aggregate VWAP of the Common Shares, or (iii) in any combination of cash, in ILS, and Common Shares, based on the conversion mechanisms set forth in (i) and (ii) of this Section 6(c).

(d) The Company Redemption Record Date shall be the effective date of any redemption made pursuant to this Section 6.

(e) If full cumulative distributions on all outstanding shares of Series B Preferred Stock have not been declared and paid or declared and set apart for payment for all past distribution periods, except as provided by the restrictions on ownership and transfer set forth in the Charter, neither the Company nor any of its affiliates may purchase or otherwise acquire shares of the Series B Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series B Preferred Stock.

(f) If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to this Section 6, the Company shall select those shares to be redeemed pro rata; provided, that if, after giving effect to the proposed redemption, the aggregate Series B Market Price of all shares of Series B Preferred Stock that would remain outstanding immediately after such redemption would be less than ILS 5 million, no shares of Series B Preferred Stock may be redeemed unless all outstanding shares of Series B Preferred Stock are redeemed.

(g) The Company may exercise its redemption right pursuant to this Section 6 by, no later than five days prior to the end of the quarter preceding the quarter in which the Company Redemption Record Date will occur, and no later than seventeen days prior to the Company Redemption Payment Date, (i) if at the time of such Company Redemption Notice Date the Series B Preferred Stock is listed on the TASE, filing an Immediate Report with the ISA, or (ii) if at the time of such Company Redemption Notice Date the Series B Preferred Stock is not listed on the TASE, issuing a press release or publishing on the Company’s website a notice, in each case detailing the number of shares of Series B Preferred Stock to be redeemed and whether the Company Redemption Price will be paid in cash, Common Shares or a combination of cash and Common Shares.

(h) Prior to or on the Company Redemption Payment Date, written or electronic notice as to the redemption of any shares of Series B Preferred Stock pursuant to this Section 6 shall be given to each such record holder of such shares of Series B Preferred Stock as of the close of business on the Company Redemption Record Date at the respective contact information of each such holder as the same shall appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such shares of Series B Preferred Stock except as to a holder for whom both of the following are true: (i) notice to such holder was defective or not given and (ii) such holder does not receive the Company Redemption Price on the Company Redemption Payment Date.

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(i) In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may then be listed or admitted to trading, such notice given pursuant to Section 6(h) shall state: (i) the Company Redemption Record Date; (ii) the Company Redemption Price payable on the Company Redemption Payment Date; (iii) whether the redemption price will be paid in cash, Common Shares or a combination of cash and Common Shares; and (iv) that distributions on the shares of Series B Preferred Stock to be redeemed will cease to accrue on the Distribution Cutoff Date. If less than all the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder also shall specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

(j) If notice of redemption of any shares of Series B Preferred Stock has been given in accordance with Section 6(g) and if the funds necessary for such redemption have been set apart by the Company for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, (i) from and after the Distribution Cutoff Date, distributions will cease to accrue on such shares of Series B Preferred Stock, and (ii) from and after the Company Redemption Record Date, such shares of Series B Preferred Stock shall be redeemed in accordance with the notice and shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Company Redemption Price without interest thereon. The Company Redemption Price will be paid by the Company on the Company Redemption Payment Date, in accordance with the procedures described in the Series B Prospectus. Except as provided in this Section 6, the Company shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Stock for which notice pursuant to Section 6(g) has been given.

(k) If Series B Preferred Stock is listed on the TASE at such time, the Company shall file Immediate Reports with the ISA in connection with any redemption under this Section 6 in accordance with the Series B Prospectus.

(l) Subject to applicable law and the limitations on purchases when distributions on the Series B Preferred Stock are in arrears, the Company may, at any time and from time to time, purchase or otherwise acquire any shares of Series B Preferred Stock in the open market, by tender or by private agreement.

7.  Redemption at the Option of a Holder.

(a) Subject to the provisions in this Section 7:

(i) From and after the fifth anniversary of the date of original issuance of the shares of Series B Preferred Stock, each holder of shares of Series B Preferred Stock will have the right to require the Company to redeem such shares at a redemption price equal to 100% of the Series B Liquidation Preference, plus, provided the Series B Distribution Conditions are satisfied as of the Holder Redemption Date and the Company is otherwise permitted to pay distributions on the Series B Preferred Stock, an amount equal to all accrued and unpaid distributions, if any, up to and including the Holder Redemption Date, subject to Section 7(a)(iv) below (the “Holder Redemption Price”).

(ii) Notwithstanding Section 7(a)(i) above, a holder of shares of Series B Preferred Stock will have the right to require the Company to redeem such shares at the Holder Redemption Price at any time prior to the fifth anniversary of the date of original issuance of the shares of Series B Preferred Stock if (1) the Company does not declare and pay in full the distributions on the Series B Preferred Stock for any annual period prior to such fifth anniversary (provided that the first distribution on the Series B Preferred Stock will represent accrual for less than a full year) and (2) the Company does not declare and pay all accrued and unpaid distributions on the Series B Preferred Stock for all past annual distribution periods prior to the Holder Redemption Date.

(iii) If, on any Holder Redemption Date, the Series B Distribution Conditions are not satisfied or the Company is otherwise not permitted to pay distributions on the Series B Preferred Stock, the Holder Redemption Price shall be equal to 100% of the Series B Liquidation Preference and a redeeming holder shall forfeit any accrued and unpaid distributions on the Series B Preferred Stock on all shares redeemed on the Holder Redemption Date. The Company will provide notice prior to

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the Quarterly Redemption Window in accordance with the Series B Prospectus if the Company will not be able to satisfy that Series B Distribution Conditions as of the Holder Redemption Date.

(iv) Any declared distributions on the Series B Preferred Stock for which a Series B Distribution Record Date occurs prior to the Holder Redemption Date shall not constitute a portion of the Holder Redemption Price and will instead be paid on the applicable Series B Distribution Payment Date to the record holder or holders at the close of business on such Series B Distribution Record Date (notwithstanding if the redemption of such shares occurs on or prior to such Series B Distribution Payment Date).

(b) The Holder Redemption Price shall be paid at the election of the Company, in its sole discretion, subject to the TASE regulations that are applicable to the Company at such time, (i) in cash in ILS, based on the Current Exchange Rate on the third TASE Trading Day preceding the first Holder Redemption Payment Date following the Holder Redemption Date, (ii) in Common Shares, based on the Aggregate VWAP of the Common Shares, or (iii) in any combination of cash, in ILS, and Common Shares, based on the conversion mechanisms set forth in (i) and (ii) of this Section 7(b).

(c) If at the time of any redemption, the Company is restricted by the Charter, applicable law, or contractual obligations from paying the Holder Redemption Price in cash, the Company shall pay the Holder Redemption Price in Common Shares; provided that, if such issuance of Common Shares would violate any provision of Section 5.7 of Article V of the Charter or any applicable TASE regulation, the Company shall not be required to redeem such shares of Series B Preferred Stock.

(d) The “Holder Redemption Date” shall be the effective date of any redemption made pursuant to this Section 7, which shall be the last day of the fiscal quarter in which a Holder Redemption Notice is received during the Quarterly Redemption Window.

(e) A holder may exercise its right of redemption under Section 7(a) by delivering written notice to either the Company or the respective TASE member, as applicable, in accordance with the procedures described in the Series B Prospectus (“Holder Redemption Notice”) during the Quarterly Redemption Window. The Holder Redemption Notice shall specify the number of shares of Series B Preferred Stock to be redeemed. Any Holder Redemption Notice that is received outside the Quarterly Redemption Window for a fiscal quarter shall be null and void.

(f) If a Holder Redemption Notice has been delivered in accordance with this Section 7 and if any funds necessary to pay the Holder Redemption Price have been set apart by the Company for the benefit of the holder delivering such Holder Redemption Notice, then, as of the Holder Redemption Date, distributions will cease to accrue on the shares of Series B Preferred Stock subject to redemption, such shares of Series B Preferred Stock shall be redeemed and shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Holder Redemption Price in cash and/or Common Shares without interest thereon. The Holder Redemption Price will be paid by the Company on the first Holder Redemption Payment Date after the Holder Redemption Date, in accordance with the procedures described in the Series B Prospectus. Except as provided in this Section 7, the Company shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Stock for which a Holder Redemption Notice has been given.

(g) If Series B Preferred Stock is listed on the TASE as such time, the Company shall file (i) Immediate Reports with the ISA in connection with any redemption under this Section 7 in accordance with the Series B Prospectus and (ii) an Immediate Report with the ISA in accordance with the Series B Prospectus no later than five TASE Trading Days following (1) the fifth anniversary of the date of original issuance of the shares of Series B Preferred Stock and (2) January 31 of any year prior to the fifth anniversary of the date of original issuance of the shares of Series B Preferred Stock in which all accrued and unpaid distributions on the Series B Preferred Stock for all past annual distribution periods have not been declared and paid as of January 31.

(h) Notwithstanding anything to the contrary in this Section 7 or in Section 6, if any proposed redemption under this Section 7 is for fewer than all of the outstanding shares of Series B Preferred Stock and, after giving effect to the proposed redemption, the aggregate Series B Market Price of all

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shares of Series B Preferred Stock that would remain outstanding immediately after such redemption would be less than ILS 5 million, the Company shall redeem all outstanding shares of Series B Preferred Stock in accordance with Section 6, except to the extent such provisions conflict with this Section 7(h) (in which case this Section 7(h) shall control), but in no event later than forty-five (45) days following the Holder Redemption Payment Date (the “Final Company Redemption”). The Final Company Redemption shall be further be governed by the following provisions:

(i) If, as of the Company Redemption Record Date applicable with respect to the Final Company Redemption, the Series B Distribution Conditions are not satisfied, the Company Redemption Price shall equal the higher of (i) 100% of the Series B Liquidation Preference (and holders of the shares redeemed in the Final Company Redemption shall forfeit any accrued and unpaid distributions on the Series B Preferred Stock) and (ii) the Series B Market Price.

(ii) If at the time of the Final Company Redemption, the Company is restricted by the Charter, applicable law, or contractual obligations from paying the Company Redemption Price in cash, the Company shall pay the Company Redemption Price in Common Shares; provided that, if such issuance of Common Shares would violate any provision of Section 5.7 of Article V of the Charter or any applicable TASE regulation, the proposed redemption under Section 7(a) and the Final Company Redemption shall be cancelled and the Company shall not be required to redeem any shares of Series B Preferred Stock.

8.  No Fractional Shares.  The Company shall not issue fractional Common Shares upon any redemption pursuant to Section 6 or Section 7, but in lieu of fractional shares, the Company shall round down to the nearest whole number of Common Shares to be issued in the aggregate to a particular holder with respect to a quarter and shall pay cash, in ILS, in an amount equal to the fractional interest multiplied by the Aggregate VWAP used pursuant to Section 6(c) or Section 7(b) to determine the number of Common Shares issuable upon redemption, as converted from USD to ILS at the Current Exchange Rate on either (a) the first Series B Distribution Payment Date following the applicable Company Redemption Record Date or (b) the third TASE Trading Day preceding the first Series B Distribution Payment Date following the applicable Holder Redemption Date.

9.  Mechanics of Redemption.

(a) The Company shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of shares of Series B Preferred Stock and of transfers of shares of Series B Preferred Stock for the purpose of registering shares of Series B Preferred Stock and of transfers of shares of Series B Preferred Stock as herein provided.

(b) If the Company elects to pay the redemption price in Common Shares, the Company shall cause the transfer agent for the Common Shares to, as soon as practicable, but not later than the first Series B Distribution Payment Date following the Holder Redemption Date (in the event of redemption by a holder) or the third TASE Trading Day following the Series B Distribution Payment Date (in the event of Company Redemption), as applicable, register the number of Common Shares to which such holder shall be entitled as a result of such redemption.

10.  Fixed Charge Coverage Ratio.

(a) Prior to the fifth anniversary of the date of original issuance of the shares of the Series B Preferred Stock, the Company shall not issue shares of any new or existing series of Preferred Shares that is Senior Stock or Parity Stock unless the Minimum Fixed Charge Coverage Ratio is equal to or greater than 1.50:1.00 as of the last day of the Calculation Period.

(b) For purposes of the restriction set forth in subsection (a) of this Section 10, the Company’s good faith determination of an applicable Minimum Fixed Charge Coverage Ratio shall be binding absent manifest error. The Company shall have no obligation to publish or otherwise disclose, and no holder of

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shares of Series B Preferred Stock shall have a right to request the publication or disclosure of, the financial information of the Company or its Subsidiaries underlying the calculation of any Minimum Fixed Charge Coverage Ratio.

(c) The “Minimum Fixed Charge Coverage Ratio” shall equal, for a given Calculation Period, the ratio of (1) Adjusted Consolidated EBITDA to (2) Consolidated Fixed Charges.

(d) “Adjusted Consolidated EBITDA” shall mean, with respect to any Calculation Period, the Consolidated EBITDA for such Calculation Period less the amount equal to Capital Reserves for such Calculation Period.

(e) “Calculation Period” shall mean, with respect to a proposed issuance of Preferred Shares by the Company, the trailing 12-month period ending on the last day of the quarter preceding the date of such issuance.

(g) “Capital Reserve” shall mean, for any Calculation Period and with respect to any real estate for which the Company or any subsidiary of the Company is obligated by a lease or any other agreement to make any capital expenditures, an amount equal to (i)(a) the aggregate square footage of all completed space of such property, multiplied by (b) $0.15; multiplied by (ii) the number of days in such period divided by 365

(h) “Consolidated EBITDA” shall mean, with respect to any Calculation Period, an amount equal to the EBITDA of the Company and its subsidiaries for such Calculation Period determined on a consolidated basis.

(i) “Consolidated Fixed Charges” shall mean, with respect to any Calculation Period, the sum, without duplication, of (i) Interest Expense of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP for such Calculation Period, minus (x) amortization or write-off of debt issuance costs, commissions and defeasance charges and (y) amortization of intangibles pursuant to FASB ASC 805, plus (ii) all regularly-scheduled principal payments paid with respect to Indebtedness of the Company and its subsidiaries during such Calculation Period, other than any balloon, bullet or similar principal payment which repays or defeases such Indebtedness in full and any related defeasance premiums, plus (iii) all Preferred Distributions paid or accrued during such Calculation Period. Such Person’s Equity Percentage in the fixed charges referred to in clauses (ii) and (iii) of this Section 10(j) of its Unconsolidated Affiliates shall be included in the determination of Consolidated Fixed Charges.

(k) “Distribution” shall mean any (i) dividend or other distribution, direct or indirect, on account of any Equity Interest of the Company or any of its subsidiaries now or hereafter outstanding, except a dividend or other distribution payable in Equity Interests; (ii) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Company or any of its subsidiaries now or hereafter outstanding, except in the form of Equity Interests; and (iii) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Company or any of its subsidiaries now or hereafter outstanding, except in the form of Equity Interests. Distributions from any subsidiary of the Company to, directly or indirectly, the Company shall be excluded from this definition.

(l) “EBITDA” shall mean, with respect to any Person and its subsidiaries with respect to any Calculation Period (without duplication): (i) Net Income (or Loss) on a consolidated basis, excluding the following (but only to the extent included in determination of such Net Income (or Loss) for such Calculation Period): (1) depreciation and amortization expense; (2) Interest Expense; (3) income tax expense and franchise tax expense; (4) extraordinary or non-recurring items (including, without limitation, gains and losses on the sale of real estate (unless such real estate was developed for the purpose of sale)), (5) Net Income (or Loss) attributable to such Person’s Unconsolidated Affiliates, and (vi) non-cash expenses; plus (ii) such Person’s pro rata share (based on Equity Percentage) of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805. For purposes of this definition, non-recurring items shall be deemed to include (x) gains and losses on

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early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs not permitted to be capitalized pursuant to GAAP.

(m) “Equity Interests” shall mean with respect to any Person, (i) any share of capital stock of (or other ownership or profit interests in) such Person, (ii) any warrant, option or other right for the purchase or other acquisition from such Person of (1) any share of capital stock of (or other ownership or profit interests in) such Person, or (2) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, and (iii) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

(n) “Equity Percentage” shall mean the aggregate ownership percentage of any Person or its subsidiaries in each Unconsolidated Affiliate, which shall be calculated as the greater of (i) such Person’s direct or indirect nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (ii) such Person’s direct or indirect economic ownership interest in the Unconsolidated Affiliate reflecting such Person’s current allocable share of income and expenses of the Unconsolidated Affiliate.

(o) “GAAP” shall mean generally accepted accounting principles in the United States that are applicable to the circumstances as of the date of determination, consistently applied.

(p) “Indebtedness” shall mean, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (i) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (ii) all obligations of such Person for money borrowed (adjusted to eliminate increases or decreases arising from FASB ASC 805) (1) represented by notes payable representing extensions of credit, (2) evidenced by bonds, debentures, notes or similar instruments, or (3) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (iii) obligations of such Person as a lessee or obligor under a capitalized lease; (iv) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (v) all Off-Balance Sheet Obligations of such Person; (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (vi) all obligations of such Person in respect of any purchase obligation (excluding agreements to purchase real estate in the ordinary course of business and agreements to consummate permitted acquisitions), repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (viii) net obligations under any derivatives contract (the amount of any net obligation under any derivatives contract on any date of determination shall be deemed to be the USD equivalent of the derivatives termination value thereof as of the last day of the fiscal quarter most recently ended prior to such date for which financial statements have been or were required to be delivered, which shall be a positive number if such amount would be owed by the Borrower and a negative number if such amount would be owed to the Borrower, and the net obligations under derivatives contracts shall not be less than zero); (ix) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, permitted transfers, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to non-recourse liability); (x) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (xi) such Person’s

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Equity Percentage of the Indebtedness of any Unconsolidated Affiliate of such Person. “Indebtedness” shall be adjusted to remove any impact of intangibles pursuant to FAS 141, as issued by the Financial Accounting Standards Board in June of 2001. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s ownership share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s ownership share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).

(q) “Interest Expense” shall mean, with respect to any Calculation Period, with respect to any Person and its subsidiaries, without duplication, total interest expense accruing or paid on Indebtedness of such Person and its subsidiaries, on a consolidated basis, during such Calculation Period (including interest expense attributable to capitalized leases and amounts attributable to interest incurred under derivatives contracts, but excluding, (i) interest rate hedge termination payments or receipts, (ii) loan prepayment costs, (iii) upfront loan fees, and (iv) any interest expense in respect of any convertible Indebtedness), determined in accordance with GAAP, and including (without duplication) the Equity Percentage of Interest Expense for the Unconsolidated Affiliates of such Person and its subsidiaries. Interest Expense shall include capitalized interest not funded under a construction loan by an interest reserve.

(r) “Mandatorily Redeemable Stock” shall mean with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for Equity Interests that are not Mandatorily Redeemable Stock at the option of the issuer of such Equity Interest), (ii) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable in exchange for Equity Interests that are not Mandatorily Redeemable Stock).

(s) “Net Income (or Loss)” shall mean, with respect to any Person (or any asset of any Person) with respect to any Calculation Period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP.

(t) “Off-Balance Sheet Obligations” shall mean liabilities and obligations of the Company or any of its subsidiaries or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the United States Securities Act of 1933, as amended) which the Company would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Report on Form 10-Q or Form 10-K (or their equivalents) which the Company is required to file with the SEC or would be required to file if it were subject to the jurisdiction of the SEC (or any governmental authority substituted therefor).

(u) “Preferred Distributions” shall mean, with respect to any Calculation Period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such Calculation Period on Preferred Securities issued by the Company or any of its subsidiaries. Preferred Distributions shall not include dividends or distributions: (i) paid or payable solely in Equity Interests of identical class payable to holders of such class of Equity Interests; (ii) paid or payable to the Company or any of its subsidiaries; or (iii) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

(v) “Preferred Securities” shall mean, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.

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(w) “SEC” shall mean the United States Securities and Exchange Commission.

(x) “Unconsolidated Affiliate” in respect of any Person, any other Person in whom such Person holds an Equity Interest, which Equity Interest is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person if such financial statements were prepared in accordance with the full consolidation method of GAAP as of such date.

11.  Status of Shares.

(a) All Common Shares that may be issued upon redemption of shares of Series B Preferred Stock shall be validly issued, fully paid and nonassessable.

(b) Any shares of Series B Preferred Stock that shall at any time have been redeemed pursuant to Section 6 or Section 7 or otherwise acquired by the Company shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board of Directors.

12.  Adjustments.  If the effective date of the redemption of any shares of Series B Preferred Stock pursuant to Section 6 or Section 7 occurs less than ten (10) days on which the Applicable Dual-Listing Exchange or the TASE is open for trading after the Company: (i) declares a dividend or makes a distribution on the Common Shares payable in Common Shares, (ii) subdivides or splits the outstanding Common Shares, (iii) combines or reclassifies the outstanding Common Shares into a smaller number of shares or (iv) consolidates with, or merges with or into, any other Person, or engages in any reorganization, reclassification or recapitalization that is effected in such a manner that the holders of Common Shares are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Shares (other than as a cash dividend or distribution declared by the Company), the Series B Liquidation Preference shall be adjusted so that the redemption of the Series B Preferred Stock with an effective date that is less than ten (10) days on which the Applicable Dual-Listing Exchange or the TASE is open for trading after such event shall entitle the holder to receive the aggregate number of Common Shares or cash which, if the Series B Preferred Stock had been redeemed immediately prior to such event, such holder would have owned upon such redemption and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization.

13.  Voting Rights.

(a) Holders of the Series B Preferred Stock shall not have any voting rights except as set forth in this Section 13.

(b) So long as any shares of Series B Preferred Stock are outstanding, the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of outstanding shares of Series B Preferred Stock and holders of any class or series of Preferred Shares ranking on parity with the Series B Preferred Stock with respect to rights to the payment of dividends and other distributions and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable and with which such holders of Series B Preferred Stock are entitled to vote together as a single class (the “Parity Voting Preferred”), voting together as a single class, shall be required for any amendment, alteration, repeal or other change (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or other business combination) to any provision of the Charter, including the terms of the Series B Preferred Stock that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock.

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(c) The following actions shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock:

(i) any increase or decrease in the number of authorized Shares of any class or series or the classification or reclassification of any unissued Shares into, or the creation or issuance of, Junior Stock, Parity Stock or Senior Stock; or

(ii) an amendment, alteration, repeal or other change to any provision of the Charter, including the terms of the Series B Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or other business combination (an “Event”), (x) if the Series B Preferred Stock remains outstanding with the terms thereof unchanged in all material respects or the Series B Preferred Stock is exchanged for or converted into securities of a successor entity to the Company with substantially identical rights as those of the Series B Preferred Stock, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, or (y) if holders of Series B Preferred Stock shall receive the Series B Liquidation Preference per share of Series B Preferred Stock, plus, provided the Series B Distribution Conditions are satisfied as of the date of such Event and the Company is otherwise permitted to pay distributions on the Series B Preferred Stock, an amount equal to all accrued and unpaid dividends to, but not including, the date of such Event (other than any declared dividends having a Series B Distribution Record Date before the date of such Event and a Series B Distribution Payment Date after the date of such Event, which shall be paid on the applicable Series B Distribution Payment Date to the record holder or holders at the close of business on such Series B Distribution Record Date), pursuant to the occurrence of such Event.

(d) Notwithstanding the foregoing, holders of any Parity Voting Preferred shall not be entitled to vote together as a single class with holders of Series B Preferred Stock on any amendment, alteration, repeal or other change to any provision of the Charter, including these terms of the Series B Preferred Stock, unless such action materially and adversely affects the rights, preferences, privileges or voting powers of the Series B Preferred Stock and such Parity Voting Preferred. On any matter in which the Series B Preferred Stock may vote, each share of Series B Preferred Stock shall entitle the holder thereof to cast one vote, except that, in class votes, or in determining the percentage of outstanding shares, when voting together as a single class with shares of one or more class or series of Parity Voting Preferred, shares of different classes and series shall vote, or such determination shall be made, in proportion to the liquidation preference of such shares.

(e) The foregoing voting provisions of this Section 13 shall not apply if, at or prior to the time when the matter with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and the applicable redemption price, shall have been set apart or deposited in trust to effect such redemption, in each case, in accordance with the provisions hereof.

(f) Except as expressly stated herein, the Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including, without limitation, any merger, conversion or consolidation of the Company or a sale of all or substantially all of the assets of the Company, irrespective of the effect that such merger, conversion, consolidation or sale may have upon the rights, preferences, privileges or voting powers of the Series B Preferred Stock.

14.  Conversion. The Series B Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

S-A-16

15.  Restrictions on Transfer and Ownership of Stock of the Series B Preferred Stock.  All shares of Series B Preferred Stock is subject to the terms and conditions of Article V of the Charter (including any applicable exceptions and exemptions established or granted thereunder).

SECOND: The shares of Series B Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Signatures on following page]

S-A-17

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its              and attested to by its              on this th day of                    , 2018.

ATTEST:	GLOBAL NET LEASE, INC.
By: Name: Title:	By: Name: Title:

S-A-18

PROSPECTUS

GLOBAL NET LEASE, INC.

Common Stock, Preferred Stock, Stock Purchase Contracts, Debt Securities, Guarantees,
Depositary Shares, Warrants and Units

We or one or more selling security holders to be identified in a supplement to this prospectus, referred to as our selling security holders, may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.

This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we may offer, the manner in which the securities will be offered and the identity of any selling security holders in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GNL.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 hereof as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in this prospectus for a description of these restrictions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2016

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

BASIS OF PRESENTATION

We use certain defined terms throughout this prospectus that have the following meanings:

•	Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean Global Net Lease, Inc. and its consolidated subsidiaries, including, without limitation, Global Net Lease Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as “our operating partnership” or the “OP”.
•	“our Sponsor” refers to AR Capital Global Holdings, LLC, a Delaware limited liability company, and its affiliated companies. We are externally managed and advised by our Advisor (as defined below), an entity indirectly owned and controlled by our Sponsor, pursuant to the terms of an advisory agreement.
•	“our Advisor” refers to Global Net Lease Advisors, LLC, a Delaware limited liability company, our external advisor.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or our selling security holders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus only provides you with a general description of the securities we or our selling security holders may offer, which is not meant to be a complete description of each security. Each time we or our selling security holders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016;
•	our Definitive Proxy Statement on Schedule 14A, filed on April 29, 2016;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 6, 2016;
•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, filed with the SEC on August 8, 2016;
•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, filed with the SEC on November 9, 2016;
•	our Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the SEC on June 28, 2016, August 8, 2016, September 12, 2016, September 26, 2016 and November 10, 2016; and
•	the description of our common stock included in our registration statement on Form 8-A filed with the SEC on May 13, 2015.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his, her or its written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Global Net Lease, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attn: Investor Relations, Telephone: (866) 802-0063.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, can be inspected at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may be available on our website at www.globalnetlease.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. and through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	the risk that the Merger (as defined below) may not be consummated and risks to the consummation of the Merger;
•	the risk that the anticipated benefits from the Merger may not be realized or may take longer to realize than expected;
•	unexpected costs or unexpected liabilities that may arise from the Merger or other transactions, whether or not consummated;
•	All of our executive officers are also officers, managers, employees and/or holders of a direct or indirect controlling interest in our Advisor and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital LLC, “AR Global”). As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor's compensation arrangements with us and other investment programs advised by AR Global affiliates and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.
•	Because investment opportunities that are suitable for us may also be suitable for other AR Global — advised investment programs, our Advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, which could reduce the investment return to our stockholders.
•	The value of our properties, particularly properties located in the United Kingdom and in Europe, may be adversely affected as a result of economic and political uncertainty following the referendum held in the United Kingdom on June 23, 2016 in which a majority of voters voted to exit the European Union (the “Brexit” vote).
•	Our ability to finance acquisitions of properties, refinance debt secured by properties or sell properties may be adversely affected as a result of economic and political uncertainty following the Brexit vote.
•	We may be unable to pay or maintain cash dividends or increase dividends over time.
•	We are obligated to pay fees which may be substantial to our Advisor and its affiliates.
•	We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.
•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders.
•	We may be unable to raise additional debt or equity financing on attractive terms or at all.
•	We are subject to risks associated with our international investments, including risks associated with compliance with and changes in foreign laws, fluctuations in foreign currency exchange rates and inflation.
•	Adverse changes in exchange rates may reduce the value of our properties located outside of the United States.

•	We may not generate cash flows sufficient to pay dividends to our stockholders, as such, we may be forced to borrow at unfavorable rates or depend on our Advisor to waive reimbursement of certain expense and fees to fund our operations. There is no assurance that our Advisor will waive reimbursement of expenses or fees.
•	Any of these dividends may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of our common stock.
•	We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur from time to time in the credit markets of the United States of America, the United Kingdom or Europe.
•	We may fail to continue to qualify as a real estate investment trust for U.S. federal income tax purposes (“REIT”), which would result in higher taxes may adversely affect operations and would reduce our NAV and cash available for dividends.
•	We may be deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and thus subject to regulation under the Investment Company Act.

•	We may be exposed to risks due to a lack of tenant diversity, investment types and geographic diversity.
•	We may be exposed to changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of United States of America or international lending, capital and financing markets.
•	We may be adversely affected by the factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

THE COMPANY

We were incorporated on July 13, 2011 as a Maryland corporation and qualified as a REIT beginning with the taxable year ended December 31, 2013. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and otherwise maintain our qualification as a REIT. Substantially all of our business is conducted through the OP. We have no direct employees. We have retained the Advisor to manage our affairs on a day-to-day basis.

Our investment strategy is to acquire a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net-leased commercial properties. As of September 30, 2016, we owned 326 net leased commercial properties consisting of 18.7 million rentable square feet. Based on original purchase price, 60.2% of our properties are located in the United States (U.S.) and the Commonwealth of Puerto Rico, 20.9% are located in continental Europe and 18.9% are located in the United Kingdom. The properties were 100% leased, with a weighted average remaining lease term of 10.5 years.

On August 8, 2016, we entered into an Agreement and Plan of Merger with American Realty Capital Global Trust II, Inc., (“Global II”) pursuant to which, subject to various conditions, Global II will merger into Mayflower Acquisition LLC, our wholly owned subsidiary, and each outstanding share of Global II will be converted into the right to receive 2.27 shares of our common stock (the “Merger”). In addition, the Global II operating partnership will merge with and into our operating partnership, with our operating partnership being the surviving entity (together with the Merger, the “Mergers”). The completion of the Mergers is subject to various conditions, including, among other things, the approval of our common stockholders and Global II’s common stockholders.

Global II is a Maryland corporation incorporated in April 2014 that qualified as a REIT for U.S. federal income tax purposes beginning with its taxable year ended December 31, 2015. Global II owns a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net leased commercial properties.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

Our principal executive offices are located at 405 Park Avenue, 14th Floor, New York, New York 10022. Our Investor Relations telephone number is (866) 802-0063. We maintain a website at www.globalnetlease.com. Information on our website is not, and should not be interpreted to be, part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and SEC reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repaying outstanding indebtedness, for working capital and other general purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. Dollar amounts are presented in thousands unless otherwise noted:

(in thousands)	January 1, 2016 to September 30, 2016	Historical Combined Year Ended December 31				July 11, 2016 (date of inception) to December 31, 2011(1)
		2015	2014	2013	2012
Earnings:
Pre-tax income/(loss) from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries	$32,934	$3,874	$(55,025)	$(6,989)	$(413)	$(16)
Add:
Interest expense	24,709	26,826	11,597	720	9	—
Amortization of deferred financing costs	5,769	8,527	3,753	250	1	—
Amortization of mortgage premium	(361)	(489)	(498)	(1)	—	—
Earnings	$63,051	$38,738	$(40,173)	$(6,020)	$(403)	$(16)
Fixed Charges:
Interest expense	$24,709	$26,826	$11,597	$720	$9	$—
Amortization of deferred financing costs	5,769	8,527	3,753	250	1	—
Amortization of mortgage premium	(361)	(489)	(498)	(1)	—	—
Fixed Charges:	$30,117	$34,864	$14,852	$969	$10	$—
Prefered distributions	—	—	—	—	—	—
Combined fixed charges	$30,117	$34,864	$14,852	$969	$10	$—
Ratio of earnings to fixed charges	2.09	1.11	(2.70)	(6.21)	(40.30)	N/A
Ration of earnings to combined fixed charges	2.09	1.11	(2.70)	(6.21)	(40.30)	N/A

(1)	There were no fixed charges for the period from July 31, 2011 to December 31, 2011.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purposes of computing these ratios, “earnings” have been calculated by adding fixed charges to income (loss) before income taxes and subtracting preference security dividend requirements, where applicable. The “fixed charges” have been calculated as the sum of interest expensed and capitalized and amortized premiums, discounts, capitalized expenses related to indebtedness and preference security dividend requirements, as applicable.

DESCRIPTION OF THE SECURITIES WE OR OUR SELLING
SECURITY HOLDERS MAY OFFER

This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, debt securities, warrants and units that we or our selling security holders may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including any applicable articles supplementary classifying a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our charter authorizes us to issue up to 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock, par value $0.01 per share, and 50.0 million shares of preferred stock, par value $0.01 per share. As of September 30, 2016, we had the following stock issued and outstanding: (i) 170,242,113 shares of common stock, and (ii) no shares of preferred stock. For a description of the terms of any class or series of preferred stock we may issue in the future, see the articles supplementary classifying such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to such registration statement or a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of such class or series of preferred stock contained in the applicable registration statement on Form 8-A, if any, including any subsequently filed amendments thereto and reports filed for the purpose of updating such description, which may be obtained as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Our board of directors, with the approval of a majority of the entire board of directors and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the holders of our common stock:

•	have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board of directors and declared by us; and
•	are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs.

Upon issuance for full payment therefor, all common stock issued by us will be fully paid and non-assessable. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock. Holders of our common stock generally will have no appraisal rights.

Subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock and except as may otherwise be provided in the charter, holders of our common stock are entitled to one vote per share on all matters on which holders of our common stock are entitled to vote at all meetings of our stockholders. The holders of our common stock do not have cumulative voting rights.

Holders of shares of our common stock are entitled to vote for the election of directors. Directors may be removed from office, only for cause, by the affirmative vote of stockholders entitled to cast at least two thirds of the votes entitled to be cast generally in the election of directors. Cause is defined in our charter to mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the company through bad faith or active and deliberate dishonesty. Vacancies on the board of directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.

Preferred Stock

General

Under our charter, our board of directors, without stockholder approval, is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.

Some of the rights, preferences, privileges and restrictions of the shares of preferred stock of a class or series may include the following:

•	distribution rights;
•	conversion rights;
•	voting rights;
•	redemption rights and terms of redemptions; and
•	liquidation preferences.

The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable.

Any shares of our preferred stock that we issue could rank senior to our shares of common stock with respect to the payment of distributions, in which case we could not pay any distributions on such junior shares until full distributions have been paid with respect to such shares of our preferred stock.

The rights, preferences, privileges and restrictions of each class or series of shares of our preferred stock will be fixed by articles supplementary relating to the class or series. We will describe the specific terms of the particular class or series of shares of our preferred stock offered in the prospectus supplement relating to that class or series, which terms will include:

•	the designation and par value of the shares of our preferred stock;
•	the voting rights, if any, of the shares of our preferred stock;
•	the number of shares of our preferred stock offered, the liquidation preference per share of our preferred stock and the offering price of the shares of our preferred stock;
•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the shares of our preferred stock;
•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the shares of our preferred stock will cumulate;
•	the procedures for any auction and remarketing for the shares of our preferred stock, if applicable;

•	the provision for a sinking fund, if any, for the shares of our preferred stock;

•	the provision for, and any restriction on, redemption, if applicable, of the shares of our preferred stock;
•	the provision for, and any restriction on, repurchase, if applicable, of the shares of our preferred stock;
•	the terms and provisions, if any, upon which the shares of our preferred stock will be convertible into shares of common stock, including the conversion price (or manner or calculation) and conversion period;
•	the terms under which the rights of the shares of our preferred stock may be modified, if applicable;
•	the relative ranking and preferences of the shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;
•	any limitation on issuance of any other class or series of shares of our preferred stock, including any class or series of shares of our preferred stock ranking senior to or on parity with the class or series of shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;
•	any listing of the shares of our preferred stock on any securities exchange;
•	if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the shares of our preferred stock;
•	information with respect to book-entry procedures, if applicable;
•	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the shares of our preferred stock; and
•	any additional rights, preferences, privileges or restrictions of the shares of our preferred stock.

Power to Reclassify Shares of Our Stock

Our board of directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock, into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law, or the MGCL, and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

We believe that the power of our board of directors to amend our charter from time to time to increase the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have the authority to issue, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock into other classes or series of stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as additional shares of common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are then listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of common stock or preferred stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Transfer and Ownership of Stock

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock; we refer to these limitations as the “ownership limits.”

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our board of directors may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our board of directors, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a charitable trust of the shares of stock causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our board of directors may, but is not be required to, obtain an opinion of counsel or Internal Revenue Service, or IRS, ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our board of directors may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of shares of our stock is in excess of such decreased limits until such person’s percentage ownership of shares of our stock equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of shares of our stock in excess of such percentage ownership will be in violation of the applicable decreased limits. Our board of directors may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares of our stock then outstanding. Prior to any modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and
•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of our stock will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in:

•	any person violating the ownership limits or such other limit established by our board of directors; or
•	our company being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will automatically be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the charitable trust. A person who, but for the transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void from the time of such purported transfer.

Shares of stock transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of stock at market price, defined generally as the last reported sales price reported on the NYSE (or other applicable exchange), the market price per share of such stock on the day of the event which resulted in the transfer of such shares of stock to the charitable trust) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the charitable trust by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust as described below. We may pay the amount of such reduction to the charitable trust for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee of the charitable trust has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner.

Within 20 days of receiving notice from us of the transfer of the shares to the charitable trust, the charitable trustee will sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock described above. After that, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the market price per share of such stock on the day of the event that resulted in the transfer to the charitable trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends and other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a charitable trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the charitable trust upon demand by the charitable trustee. The prohibited owner will have no rights in the shares held by the charitable trust.

The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trust upon demand by the charitable trustee. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trustee; and
•	to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the charitable trustee may not rescind and recast the vote.

If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of all classes or series of our stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock, or any written statements of information delivered in lieu of certificates, will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. The principal business address of the transfer agent and registrar is 6201 15th Avenue, Brooklyn, NY 11219.

Listing

Our shares of common stock are listed on the NYSE under the symbol “GNL.”

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee, which we refer to individually as an indenture and, collectively, as the indentures. The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that revised indenture or indenture supplement with the SEC. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

General

We may issue an indeterminate principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the applicable indenture. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.

The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:

•	the title and form of the debt securities;
•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;
•	the person to whom any interest on a debt security of the series will be paid;
•	the date or dates on which we must repay the principal;
•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;
•	if applicable, the duration and terms of the right to extend interest payment periods;
•	the place or places where we must pay the principal and any premium or interest on the debt securities;
•	the terms and conditions on which we may redeem any debt security, if at all;
•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;
•	the denominations in which we may issue the debt securities;
•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;
•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;
•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;
•	if applicable, that the debt securities are defeasible and the terms of such defeasance;
•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;
•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;
•	the subordination provisions that will apply to any subordinated debt securities;
•	the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;
•	the covenants in the indentures; and
•	whether the debt securities will be guaranteed.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. We will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default in the prospectus supplement. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Original Issue Discount Securities

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as “original issue discount securities.” A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount security. The applicable prospectus supplement will describe the material federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Fixed Rate Debt Securities

We may issue fixed rate debt securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. Unless otherwise disclosed in the applicable prospectus supplement, each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise disclosed in the applicable prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

We may issue floating rate debt securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Unless otherwise disclosed in the applicable prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged.

Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Indexed Debt Securities

We may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement. A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;
•	one or more currencies;
•	one or more commodities;
•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or
•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Conversion and Exchange Rights

If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange.

Subordinated Debt Securities

We will pay the indebtedness underlying any subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the applicable indenture and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or
•	the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation. The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

We will name any other paying agents for the debt securities of a particular series in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and
•	we meet the other conditions described in the indentures.

Covenants

Existence.  Except as permitted under “Description of Debt Securities — Consolidation, Merger and Sale of Assets” above, the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if our board of directors determines that any right or franchise is no longer desirable in the conduct of our business.

Maintenance of properties.  If we determine that it is necessary in order to properly and advantageously carry on our business, the indentures require us to:

•	cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment; and
•	cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

However, the indentures do not prohibit us or our subsidiaries from (1) permanently removing any property that has been condemned or suffered a casualty loss, if it is in our best interests, or (2) selling or otherwise disposing of our respective properties for value in the ordinary course of business.

Insurance.  The indentures require our insurable properties to be insured against loss or damage in an amount deemed reasonable by our board of directors with insurers of recognized responsibility.

Payment of taxes and other claims.  The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent:

•	all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property; and
•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries’ property.

However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information.  The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC, file copies of such reports and documents with the trustee and (2) within 30 days after the filing of such reports and documents with the Trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities summary of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act.

Additional covenants.  The applicable prospectus supplement will set forth any additional covenants of the company relating to any series of debt securities.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	our failure to pay the principal of or any premium on any debt security when due;
•	our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;
•	our failure to deposit any sinking fund payment when due;
•	our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;
•	certain events of our bankruptcy, insolvency or reorganization; and
•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;
•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and
•	the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or
•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;
•	to register the transfer or exchange of the notes; and
•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:

•	no event of default has occurred and continues to occur;
•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and
•	we satisfy other customary conditions precedent described in the applicable indenture.

No Recourse

No recourse under or upon any obligation, covenant or agreement contained in any indenture or the debt securities, or because of any indebtedness evidenced thereby, shall be had (1) in the case of debt securities of our operating partnership, against the company as general partner or any other past, present or future partner of our operating partnership, or against any other person or entity which owns an interest, directly or indirectly, in any partner of our operating partnership, or (2) in the case of any debt securities of the company or our operating partnership, against any past, present or future shareholder, partner, employee, officer or director, as such, of the company or our operating partnership or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of debt securities waives and releases all such liability by accepting the debt securities. The waiver and release are part of the consideration for the issue of the debt securities.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF GUARANTEES

We may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of our operating partnership, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of our operating partnership punctually to pay any principal, premium or interest on any guaranteed debt security, the company will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by our operating partnership. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by the company will be of payment only and not of collection.

Our operating partnership may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of the company whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of the company punctually to pay any principal, premium or interest on any guaranteed debt security, our operating partnership will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by us. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by our operating partnership will be of payment only and not of collection.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities or shares of common stock or preferred stock. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the minimum or maximum number of warrants which may be exercised at any one time;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

•	information with respect to book-entry procedures, if applicable; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of debt securities or shares of common stock or preferred stock at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock or preferred stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, other securities or any combination of such securities. Such combinations may include, but are not limited to, units consisting of common stock and debt securities, common stock and warrants, and warrants and debt securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF DEPOSITARY SHARES

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. The shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among the company, the depositary named in the deposit agreement, and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

The summary of our depositary shares set forth below is not complete. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see “Where You Can Find More Information.”

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the shares of the applicable class or series of the preferred stock proportionately to the record holders of the depositary receipts entitled to receive the distribution. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it cannot be made proportionately or it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders of the depository receipts entitled to receive the distribution. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates, and other information and to pay certain changes and expenses to the depositary.

Withdrawal of Shares

Unless the related depositary shares have been called previously for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred stock, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

Voting Rights

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred stock related to such holder’s depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred stock. The depositary will vote the preferred stock related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred stock. The depositary will abstain from voting the preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded the preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

The depositary shares, as such, are not convertible into or exchangeable for common stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into whole common stock, other preferred stock or other securities or property. Upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion or exchange. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted or exchanged. No fractional shares will be issued upon conversion or exchange. If conversion or exchange will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the shares on the last business day prior to the conversion or exchange.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us.

However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred stock affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	All outstanding depositary shares have been redeemed;
•	There has been a final distribution in respect of the related share of preferred stock in connection with any liquidation, dissolution, or winding-up an such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or
•	The related preferred stock shall have been converted into capital stock that is not represented by depositary shares.

Fees of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary’s fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related shares of preferred stock. Neither we nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performing their duties thereunder in good faith and without gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares, or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts, or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the depositary shall receive conflicting claims, requests, or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests, or instructions received from us.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions may discourage certain coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Vacancies; Removal

Under our organizational documents, we must have at least one director. We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Any director may resign at any time. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. Holders of shares of our common stock will have no right to cumulative voting in the election of directors.

Our charter provides that any or all directors may be removed from office only for “cause” by the affirmative vote of the stockholders, subject to the rights of holders of one or more classes or series of preferred stock, entitled to cast at least two thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this provision of our charter, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the company through bad faith or active and deliberate dishonesty.

Action by Stockholders

Under the MGCL, common stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our charter and bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, including with respect to the vote by the stockholders for the election of the directors, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters (except for certain charter amendments relating to director resignation and removal and the vote required for certain amendments) by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters (except for certain charter amendments relating to director resignation and removal and the vote required for certain amendments) by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Pursuant to our charter and bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. Special meetings of stockholders to act on any matter that may properly be considered at a meeting of stockholders may be called upon the request of the board of directors, the chairman of the board of directors, the president or the chief executive officer and, subject to the satisfaction of certain procedural requirements, must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on the matter at the meeting. The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Dissolution

Our dissolution must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.

Business Combinations

Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an

“interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has by resolution exempted business combinations between us and any person, provided that such business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time by our board of directors. If this resolution is repealed, or our board of directors does not otherwise approve a business combination with a person, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a stockholder requested special meeting of stockholders.

We have elected by a provision in our charter to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or elect to be subject to one or more of the other provisions of Subtitle 8.

Advance Notice of Director Nominations and New Business

Our bylaws provide that nominations of individuals for election to the board of directors or proposals of other business may be made at an annual meeting (1) pursuant to the company’s notice of meeting, (2) by or at the direction of our board of directors, or (3) by any stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws currently require the stockholder to provide notice to the secretary containing the information required by our bylaws not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the board of directors may be made at a special meeting, (1) by or at the direction of the board of directors, or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a holder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of directors to be elected at the meeting.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. The indemnification agreements provide that each indemnitee is entitled to indemnification unless it is established that (1) the act or omission of an indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) such indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, such indemnitee had reasonable cause to believe that his conduct was unlawful. The indemnification agreements further limit each indemnitee’s entitlement to indemnification in cases where (1) the proceeding was one by or in the right of the Company and such indemnitee was adjudged to be liable to the Company, (2) such indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to such indemnitee or (3) the proceeding was brought by such indemnitee, except in certain circumstances.

Our charter further limits our ability to indemnify our directors, our Advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following conditions are met: (i) the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the person seeking indemnification was acting on our behalf or performing services for us; and (iii) the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion is based upon the Code, Treasury regulations promulgated under the Code, which we refer to as the Treasury Regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

This discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of our shares of common stock that are subject to special treatment under U.S. federal income tax law, including, for example:

•	financial institutions;
•	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;
•	insurance companies;
•	pension plans or other tax-exempt organizations, except to the extent discussed below;
•	“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons that hold their common stock as part of a straddle, hedge, constructive sale or conversion transaction;
•	regulated investment companies;
•	REITs;
•	certain U.S. expatriates;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons who acquired our shares of common stock through the exercise of an employee stock option or otherwise as compensation; and
•	persons who are Non-U.S. Stockholders (as defined below), except to the extent discussed below.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the Company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ended December 31, 2013. We intend to continue operating as a REIT so long as our board of directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2013, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership has been and will be taxed as a partnership and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation that is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”
•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.
•	If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.
•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the ten-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary, or “TRS,” that do not reflect arm’s-length terms.
•	The earnings of our subsidiaries that are C corporations, other than qualified REIT subsidiaries, including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements.  The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;
(4)	that is neither a financial institution nor an insurance company;
(5)	that meets the gross income, asset and annual distribution requirements;
(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest, including our operating partnership (which, after the effective time of the Mergers, if consummated, will include the assets and items of income of the Global II operating partnership), is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we currently hold all of our investments through the operating partnership, (which, after the effective time of the Mergers, if consummated, will include the assets and items of income of the Global II operating partnership), we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.

We may from time to time own certain assets through entities that we wholly-own and that are disregarded as separate from us. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in TRSs.  We do not currently own an interest in a TRS but we may acquire securities in one or more TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income (as defined in the Code) for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 25% (20% for taxable years beginning after December 31, 2017) of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See “— Asset Tests.”

Share Ownership Requirements

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of capital stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of capital stock, as well as in certain other circumstances. See the section entitled “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in this prospectus. Additionally, our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We are currently invested in the real properties described in our filings with the SEC and, after the effective time of the Mergers, if consummated, will be invested in the real properties described in Global II’s filings with the SEC. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets generally may be invested subject to certain restrictions, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, other than equity investments in qualified REIT subsidiaries and TRSs such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. In addition, not more than 25% of our assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate related debt investments; provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Pursuant to IRS guidance, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. However, uncertainties exist regarding the application of this guidance, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. While we intend to make such investments in such a manner as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

We may from time to time own 100% of the securities of one or more corporations that will elect, together with us, to be treated as our TRSs. So long as each of these companies qualifies as a TRS, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We believe that the aggregate value of our TRSs will not exceed

25% of the aggregate value of our gross assets (and will not exceed 20% of the aggregate value of our gross assets for taxable years beginning after December 31, 2017). No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Department of the Treasury, or the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (a) $50,000, or (b) an amount determined (under regulations) by multiplying (I) the highest rate of tax for corporations under Code Section 11, by (II) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) income from other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test.  At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property.  Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). As described below, we expect that amounts received from TRSs we own or may form to facilitate our acquisition of “qualified lodging facilities” will satisfy the conditions of the exception for rents received from a TRS with the result that such amounts will be considered rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants may receive some services in connection with their leases of the real properties. Our intention is that the services we provide are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements, and if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Generally, amounts received by us from TRSs with respect to any “qualified lodging facilities” we own will be considered rents from real property only if the following conditions are met:

•	Each “qualified lodging facility” must not be managed or operated by us or the TRS to which it is leased, but rather must be managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating “qualified lodging facilities” for persons not related to us or the TRS. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the TRS to operate the “qualified lodging facility”;
•	A “qualified lodging facility” includes a (i) hotel, (ii) motel or (iii) other establishment, more than one-half of the dwelling units in which are used on a transient basis. A dwelling unit is generally understood to be used on a transient basis if, for more than one half of the days in which such unit is used on a rental basis during a taxable year, it is used by a tenant or series of tenants each of whom uses the unit for less than thirty days;

•	The TRS may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any “qualified lodging facility” is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and
•	No wagering activities may be conducted at or in connection with our “qualified lodging facilities” by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all “qualified lodging facilities” we acquire and lease to a TRS will be operated in accordance with these requirements with the result that amounts received from a TRS will be considered rents from real property. The TRSs will pay regular corporate tax rates on any income from the lease of our “qualified lodging facilities,” as well as any other income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income.  It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. Therefore, income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

Dividend Income.  We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Prohibited Transaction Income.  Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset owned by us will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although such income will be subject to tax at regular U.S. federal corporate income tax rates.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests.  Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. However, we may establish a TRS in order to engage on a limited basis in acquiring and promptly reselling short- and medium-term lease assets for immediate gain. The gross income generated by our TRS would not be included in our gross income. However, any dividends from our TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.

For taxable years commencing prior to January 1, 2015, in order for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and

(2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;
•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and
•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify

If we fail to continue to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. The Code provides a safe harbor from this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	generally has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) or occurs in a year when the REIT disposes of less than 20% of its assets if the 3 year average adjusted basis or fair market value does not exceed 10%.

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “— Ownership of Interests in TRSs.”

Characterization of Property Leases

We have acquired and intend to acquire and own commercial properties subject to net leases. We have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:

•	our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;
•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;

•	the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;
•	the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;
•	the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;
•	in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;
•	the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;
•	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;

•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;
•	we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and
•	upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General.  We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership, which will include the Global II operating partnership after the effective time of the Mergers, if consummated. All references herein to the operating partnership that relate to the period after the effective time of the Mergers, if consummated, are to the merged partnership that includes the Global II operating partnership, as the context requires. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership has had and will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions paid to our U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U. S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its shares of common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);
(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year that is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year.

Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

Currently, the maximum tax rate applicable to individuals and certain other non-corporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax is reduced from the rate applicable on ordinary dividends to the rate applicable on net capital gain if certain holding period requirements are also satisfied. Except in limited circumstances, as discussed above with respect to “qualified dividend income,” this reduced tax rate will not apply to dividends paid by us.

Cost Basis Reporting.  U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis.

Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences of these rules.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its shares of common stock, or the shares of common stock are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our shares of common stock may be publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

General.  The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests, or USRPIs, and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders are subject to 30% tax unless an applicable tax treaty reduces or eliminates that tax, which is collected through withholding at the time the distribution is made. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in our shares of common stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally, pursuant to FIRPTA, a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if and instead is treated and taxed as an ordinary dividend if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (b) the Non-U.S. Stockholder does not own more than 10% of the class of stock at any time during the one year period ending on the date of such distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We anticipate that our shares of common stock will be “regularly traded” on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the gross amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our shares of common stock are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 10% of our outstanding shares of common stock at any time during the five-year period ending on the date of the sale.

We believe that we qualify as “domestically controlled.” If we are not domestically controlled, a Non-U.S. Stockholder’s sale of shares of common stock would be subject to tax, unless the shares of common stock were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 10% in value of our outstanding shares of common stock. We anticipate that our shares of common stock will be “regularly traded” on an established securities market for the foreseeable future, although no assurance can be given that this will be the case. If the gain on the sale of our shares of common stock were to be subject to U.S. federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such shares of common stock may be required to withhold 15% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the United States, then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the United States for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution (as the beneficial owner or an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity (as the beneficial owner or an intermediary for the beneficial owner) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury Regulations provide that these rules will generally apply to payments of dividends on our common stock and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2018. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in our shares of common stock.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our shares of common stock.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or our selling security holders may sell the securities offered by this prospectus from time to time in one or more transactions or on a continuous or delayed basis, including without limitation:

•	through agents;
•	to or through underwriters;
•	through dealers;
•	directly to purchasers;
•	in block trades;
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders. The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale, including but not limited to “at-the-market-offerings” of our common stock on or off the NYSE;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us, our selling security holders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us or our selling security holders, as applicable.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

From time to time, one or more of our selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

We will not receive any proceeds from sales of any securities by our selling security holders.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or our selling security holders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we or our selling security holders may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business. If indicated in the prospectus supplement, we or our selling security holders may authorize underwriters or other persons acting as our agents or the agents of our selling security holders to solicit offers by institutions to purchase securities from us or our selling security holders pursuant to contracts providing for payment and delivery on a future date. Institutions with which we or our selling security holders may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales and Sales through Agents

We or our selling security holders may sell the securities directly. In this case, no underwriters or agents would be involved. We or our selling security holders may also sell the securities through agents designated by us or our selling security holders, as applicable, from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or our selling security holders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or our selling security holders. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we or our selling security holders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We or our selling security holders may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

In compliance with Financial Industry Regulatory Authority, Inc., or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS

Certain U.S. federal income tax matters will be passed upon by Proskauer Rose LLP. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The 2013 financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference from Exhibit 99.1 to Form 8-K, dated November 10, 2016, in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of the Company as of December 31, 2015 and December 31, 2014 and for each of the two years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2015 incorporated in this Prospectus by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K dated November 10, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Global Net Lease, Inc.

Maximum of      Series B Units consisting of
     Shares of Series B Preferred Stock

PROSPECTUS SUPPLEMENT

          , 2018